Exhibit 10.27

SUBLEASE

THIS SUBLEASE (this “Sublease”) is made and entered into this 22nd day of March 2010, by and between AMGEN SF, LLC, a Delaware limited liability company, with offices located at One Amgen Center Drive, Thousand Oaks, California 91320 (“Sublandlord”) and FIVE PRIME THERAPEUTICS, INC., a Delaware corporation, with offices located at 1650 Owens Street, Suite 200, San Francisco, California 94158 (“Subtenant”).

RECITALS

A. Amgen SF, LLC is the successor-in-interest to Tularik Inc. who entered into that certain Built-to-Suit Lease dated as of February 10, 1998 (“Original Master Lease”), as amended by that certain First Amendment to Build-to-Suit Lease dated as of August 12, 2004 (“First Amendment”) and that certain Second Amendment to Build-to-Suit Lease of even date herewith (collectively with the Original Master Lease and First Amendment, the “Master Lease”), with Britannia Biotech Gateway Limited Partnership (“Master Landlord”) for the lease of one building in The Britannia Biotechnology Center in South San Francisco, California (“Center”) with the address Two Corporate Drive, consisting of 81,235 rentable square feet (“Building”). A copy of the Master Lease is attached as Exhibit A hereto.

B. Sublandlord and Subtenant desire to provide for a sublease of 70,235 rentable square feet in the Building (“Premises”) as depicted on Exhibit B attached hereto pursuant to the provisions hereof.

AGREEMENT

NOW, THEREFORE, in consideration of the recitals set forth above, the agreements set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublandlord and Subtenant hereby agree as follows:

1. Sublease. Subject and pursuant to the provisions hereof, Sublandlord subleases to Subtenant, and Subtenant subleases from Sublandlord, the Premises. For purposes of this Sublease, the rentable square feet of the Premises is conclusively deemed to be 70,235 and of the Building is conclusively deemed to be 81,235.

2. Term.

2.1 Commencement and Expiration. The term of this Sublease shall be for approximately thirty eight (38) months (“Term”) commencing on the date (“Commencement Date”) which is the later of (a) the date Sublease documents are executed and all necessary consents to this Sublease are obtained, including, without limitation any consents required pursuant to the Master Lease (the “Execution Date”) and (b) the earlier of (i) Tenant’s occupancy of eighty percent (80%) of the Premises for the operation of business or (ii) November 1, 2010 (the “Start Date”). The Term of this Sublease shall continue until December 31, 2013 (the “Expiration Date”), unless sooner terminated pursuant to the provisions hereof. Notwithstanding any provision to the contrary contained herein, if for any reason the Execution Date shall not occur, Sublandlord shall not be subject to any liability therefor.

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2.2 Early Possession. Subtenant shall have the exclusive right to occupy and take possession of the Premises upon the Execution Date; provided that Subtenant has first delivered to Sublandlord a certificate of insurance evidencing compliance with the insurance obligations herein. Such occupancy and possession shall be subject to and upon all the terms and conditions of this Sublease (including without limitation Sections 9.7 and 11 hereof), except that Subtenant shall have no obligation to pay Base Rent for the period prior to the Commencement Date. Subtenant shall not be obligated to pay its pro-rata share of Operating Expenses, insurance costs and utilities to the extent applicable to the portion of the Premises so occupied, unless and to the extent its occupancy includes the operation of its business. Within 5 business days after the Commencement Date, Subtenant shall provide Sublandlord with information related to Subtenant’s occupancy of the Premises prior to the Commencement Date sufficient for Sublandlord to calculate Subtenant’s pro-rata share of Operating Expenses, insurance costs and utilities for such period. Such early possession shall not affect or alter the Commencement Date, the Expiration Date, or the Term. Except to the extent resulting from the negligence or willful misconduct of Sublandlord or its agents, contractors or invitees, Subtenant shall indemnify, defend and hold harmless Sublandlord and its agents, employees and other representatives from and against any and all claims, demands, liabilities, actions, losses, costs and expenses, including but not limited to attorney fees, arising out of or in connection with Subtenants early entry onto the Premises.

3. Rent.

3.1 Base Rent. From and after the Commencement Date, during each month of the Term of this Sublease, Subtenant shall pay as rent for the Premises (“Base Rent”) as follows:

Months	Monthly Base Rent
Commencement Date through October 2011	$87,500.00
November 2011 through October 2012	$107,400.00
November 2012 through October 2013	$127,827.70
November through December 2013	$130,637.10

Base Rent and additional rent shall be paid to Sublandlord without demand, deduction, set-off or counterclaim, in advance on the first day of each calendar month during the Term of this Sublease, and in the event of a partial rental month, Base Rent shall be prorated on the basis of a thirty (30) day month.

3.2 Operating Costs And Expenses.

3.2.1 Subtenant shall pay to Sublandlord as additional rent hereunder Subtenant’s pro rata share of (i) Operating Expenses (as defined in the Master Lease) payable by Sublandlord under the Master Lease, and (ii) utilities (including any applicable taxes thereon)

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contracted through Sublandlord. Subtenant’s pro rata share shall mean that amount, expressed as a percentage, equal to the number of square feet included in the Premises divided by the number of square feet leased by Sublandlord under the Master Lease [i.e., 86.46%]. Such amounts of Operating Expenses shall be payable in advance on the first day of each calendar month during the Term of this Sublease in accordance with Section 9.3 of the Master Lease. Sublandlord shall promptly forward the appropriate invoices and backup documentation received from Master Landlord regarding such Operating Expenses.

In the event that the Term shall expire or earlier terminate on any date other than December 31, Subtenant’s obligations under this Section 3.2.1 for such calendar year shall be prorated on the basis of the number of days elapsed during such calendar year prior to and including the date of expiration or termination.

3.2.2 In addition to the amounts payable under Section 3.2.1, Subtenant shall pay to Sublandlord within twenty one (21) days of receipt of Sublandlord’s written invoice therefor (i) any charges, costs, fees or expenses for which Sublandlord is charged under the Master Lease to the extent attributable to the Premises, including, without limitation, after-hours HVAC charges for after-hours HVAC requested by Subtenant, personal property taxes and excess electrical consumption charges, and (ii) any and all charges of Master Landlord or other amounts payable to Master Landlord under the Master Lease caused by Subtenant’s failure to perform its obligations under this Sublease.

3.2.3 Any and all amounts paid by Sublandlord under the Master Lease for Operating Expenses, real estate taxes or assessments, and other charges shall be conclusively deemed to be accurate and binding upon Subtenant for purposes of interpretation of this Section 3, subject to Subtenant’s right to require Sublandlord to perform an audit, at Subtenant’s expense, pursuant to Section 9.3 of the Master Lease incorporated herein. All forms of additional rent and any other amounts payable by Subtenant to Sublandlord shall be payable by Subtenant without deduction, offset or abatement (except as expressly set forth in the Sublease or the provisions of the Master Lease incorporated herein) in lawful money of the United States to Sublandlord at such places and to such persons as Sublandlord may direct. All such amounts, together with Base Rent, are collectively referred to herein as “Rent.”

3.2.4 If Subtenant fails to pay any installment or other payment of rent to Sublandlord when due, such unpaid amount shall bear interest in accordance with Section 3.2 of the Master Lease. All interest and late charges accrued under this Section shall be deemed to be additional rent payable hereunder.

3.3 Security Deposit. Within ten (10) business days after the parties’ execution of this Sublease and receipt of Master Landlord’s consent hereto, Subtenant shall deposit with Sublandlord upon Subtenant’s execution hereof ($175,000.00) one hundred seventy five thousand dollars (“Security Deposit”) as security for Subtenant’s faithful performance of Subtenant’s obligations hereunder. If Subtenant fails to pay Rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Sublease, in either case beyond applicable notice and cure periods, Sublandlord may use, apply or retain all or any portion of the Security Deposit for the payment of Rent or any other charge in default or for the payment of any other sum to which Sublandlord may become obligated by reason of Subtenant’s

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default, or to compensate Sublandlord for any loss or damage which Sublandlord may suffer thereby. If Sublandlord so uses or applies all or any portion of the Security Deposit, Subtenant shall within ten (10) days after written demand therefor deposit cash with Sublandlord in an amount sufficient to restore the Security Deposit to its full amount, and Subtenant’s failure to do so shall be a material breach of this Sublease. Sublandlord shall not be required to keep the Security Deposit separate from its general accounts and the Security Deposit shall not bear interest. At the expiration of the Term hereof and following performance of all of Subtenant’s obligations hereunder (including, without limitation, vacation of the Premises in accordance with the provisions hereof), the Security Deposit, or so much thereof as has not theretofore been applied by Sublandlord, shall be returned, without payment of interest or other incurment for its use to Subtenant (or at Sublandlord’s option, to the last assignee, if any, of Subtenant’s interest hereunder). No trust relationship is created herein between Sublandlord and Subtenant with respect to the Security Deposit. Any deposit under the Master Lease which may be returned by the Master Landlord shall be the property of Sublandlord.

4. Use. Subtenant shall use and occupy the Premises only for the purposes set forth in Section 13.1 of the Master Lease and for no other purpose. Subtenant shall be responsible for obtaining any and all permits required for its operations.

5. Parking.

5.1 Spaces. Subject to the provisions of this Section 5, Subtenant shall have the parking rights as Sublandlord has with respect to the Premises under the Master Lease (the “Parking Spaces”) during the Term; provided, however, in the event Master Landlord shall reduce the number of Parking Spaces made available to Sublandlord by Master Landlord from time to time during the Term, Sublandlord shall have the right, effective upon written notice to Subtenant, to reduce the number of Parking Spaces available to Subtenant on a basis proportionate to the reduction in Sublandlord’s Parking Spaces. Such Parking Spaces are unassigned and nonexclusive spaces.

5.2 Compliance. Subtenant shall strictly comply (and cause each of its employees, contractors, representatives, and invitees using such privileges to strictly comply) with all rules, regulations and requirements of Master Landlord with respect to use of the Parking Spaces and other matters relating thereto.

6. Subtenant Signage. Subtenant shall have the right to signage as set forth in Section 11.5 of the Master Lease with respect to the Building. All signage of Subtenant, if any shall (i) be subject to the terms of the Master Lease, Sublandlord’s and Master Landlord’s approval as to design, composition, size and location (which approval by Sublandlord shall not be unreasonably withheld, conditioned or delayed), and (ii) be undertaken at Subtenant’s sole cost and expense, including, without limitation, all costs of installation, maintenance, repair, restoration and removal.

7. Broker Commissions. Each party represents and warrants that it has dealt with no broker in connection with this Sublease and the transactions contemplated herein other than GVA Kidder Mathews (“Broker”). Sublandlord shall bear the costs of commissions due to the Broker as a result of this Sublease. Each party shall indemnify, defend and hold the other party

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free and harmless from and against any claim, loss, damage, liability, obligation, cost or expense, including attorneys’ fees suffered, incurred or asserted arising from the breach of the representation and warranty set forth in this Section 7.

8. Condition Of Premises. Subtenant has inspected the Premises and all improvements located therein, and has agreed to accept the Premises in an “AS-IS” condition, in its condition existing as of the date of this Sublease subject to all applicable municipal, county, state and federal laws, ordinances and regulations governing and regulating the use and occupancy of the Premises, and accepts the Sublease subject thereto and to all matters disclosed thereby, without warranty or representation concerning the same. Subtenant shall have the right to require Sublandlord, at Sublandlord’s cost, to remove all or a portion of Sublandlord’s furniture from the Premises prior to the Start Date by providing at least thirty (30) days prior written notice to Sublandlord. Any Sublandlord furniture not removed from the Premises pursuant to the previous sentence shall become Subtenant’s on the Start Date.

9. Master Lease.

9.1 Compliance With The Master Lease. Except as otherwise expressly provided herein, the terms of the Master Lease shall be incorporated herein as if fully set forth herein, and Subtenant shall comply with and perform, for the benefit of Master Landlord and Sublandlord, all of such terms, covenants, conditions and obligations of the “Tenant” under the Master Lease allocable or applicable to the Premises. Except as otherwise expressly provided hereunder, or as the context of this Sublease directly indicates otherwise, all of the obligations and rights imposed on or granted to the “Tenant” under the Master Lease with respect to the Premises are hereby imposed on or granted to Subtenant and all of the obligations and rights imposed on or granted to the “Landlord” under the Master Lease with respect to the Premises are hereby imposed on or granted hereunder to Sublandlord. In addition, the following defined terms set forth in the Master Lease shall have the respective meanings set forth below for purposes of this Sublease:

Term in Master Lease	Definition Under This Sublease
Commencement Date	Commencement Date (as defined herein)
minimum rental	Base Rent (as defined herein)
Phase II Site	Premises (as defined herein)
Property	Premises (as defined herein)
Landlord	Sublandlord (except that certain references to “Landlord” shall mean Master Landlord only and not Sublandlord, as specified in Section 9.1.1 below)
Tenant	Subtenant

Subtenant acknowledges that it has read the attached copy of the Master Lease and agrees that this Sublease is in all respects subject and subordinate to any mortgage, deed, deed of trust, ground lease or other instrument now or hereafter encumbering the Building or the land on which it is located, to the terms and conditions of the Master Lease and to the matters to which the Master Lease, including any amendments thereto, is or shall be subordinate. Notwithstanding the foregoing:

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9.1.1 Sublandlord shall have no duty to perform any obligations of Master Landlord which are, by their nature, the obligation of an owner or manager of real property, and the term “Landlord” shall mean Master Landlord only and not Sublandlord in Sections 1.2, 17, 19, 21.1 and 21.2 of the Master Lease as incorporated herein. Accordingly, Sublandlord shall not be required to (i) provide the services or repairs which the Master Landlord is required to provide under the Master Lease or (ii) procure and maintain the insurance which the Master Landlord is required to procure and maintain under the Master Lease. The parties contemplate that Master Landlord will perform its obligations under the Master Lease and in the event of any default or failure of such performance by Master Landlord, Sublandlord agrees that it will, upon notice from Subtenant, make demand upon Master Landlord to perform its obligations under the Master Lease and take appropriate action to enforce the Master Lease. If, after receipt of written request from Subtenant, Sublandlord shall fail or refuse to take action for such enforcement of the Master Lease (“Action”), Subtenant shall have the right to take such Action in its own name, and for that purpose and only to such extent, all of the rights of Sublandlord as “Tenant” with respect to the Premises under the Master Lease hereby are conferred upon and assigned to Subtenant, and Subtenant hereby is subrogated to such rights to the extent that the same shall apply to the Premises. Under no circumstances shall Subtenant be entitled to any initial free rent period, construction allowance, tenant improvements or other work to the Premises, or any other such economic incentives set forth in the Master Lease.

9.1.2 Whenever any provision of the Master Lease specifies a time period in connection with the performance of any liability or obligation by Subtenant or any notice period or other time condition to the exercise of any right or remedy by Sublandlord hereunder, such time period shall be shortened in each instance by one (1) business day where such time period is less than ten (10) business days or by five (5) business days where such time period is ten (10) or more business days for the purposes of incorporation into this Sublease. Any default notice or other notice of any obligations (including any billing or invoice for any rent or any other expense or charge due under the Master Lease) from Master Landlord which is received by Subtenant (whether directly or as a result of being forwarded by Sublandlord) shall constitute such notice from Sublandlord to Subtenant under this Sublease without the need for any additional notice from Sublandlord.

9.1.3 Subtenant shall not do, permit or suffer any act, occurrence or omission which if done, permitted or suffered by Sublandlord would be (with notice, the passage of time or both) in violation of or a default by the “Tenant” under the Master Lease, or could lead in any respect to the termination of the Master Lease. If Subtenant shall default in the performance of any of its obligations under this Sublease, other than its obligation to pay rent to Sublandlord, Sublandlord, without being under any obligation to do so and without thereby waiving such default, may remedy such default for the account and at the expense of Subtenant, without notice in a case of emergency and, in all other cases, if the default continues after three (3) days from the date of written notice thereof from Sublandlord.

9.2 Incorporation By Reference. Notwithstanding any provision of this Sublease to the contrary, the following provisions of the Master Lease shall not be incorporated into this Sublease:

•	Section 1.1(a), except for the definitions

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•

The following portion of Section 1.1(b): “including (but not limited to) the portion of the Site designated as ‘Phase I’ on Exhibit B attached hereto (the ‘Phase I Site’) which Phase I Site is currently leased by Tenant from Landlord pursuant to that certain Built-To-Suit Lease between Tenant and Britannia Developments, Inc. dated April 20, 1995 as amended by that certain First Amendment to BuildTo-Suit Lease and Workletter dated June 15, 1995 (the ‘Phase I Lease’),”

•	Article 2

•	Section 3.1

•	Article 4

•	Article 5

•	Article 6

•	Article 7

•	Section 9.1

•	Section 13.6(d)

•	The phrase “or for any other proper purpose including, without limitation” in Section 16.1

•	Section 19.2

•	Article 20

•	Section 21.15

•	Section 21.16

•	The last sentence in Section 21.17

•	Section 21.20

•	Exhibit A

•	Exhibit B

•	Exhibit C

•	Exhibit D

•	Exhibit E

•	First Amendment

9.3 Default And/Or Termination Of Master Lease. If for any reason the term of the Master Lease is terminated prior to the Expiration Date of this Sublease, this Sublease shall thereupon terminate and Sublandlord shall not be liable to Subtenant by reason thereof for damages or otherwise (except where such termination results from a default under the Master Lease by Sublandlord through no fault of Subtenant or is otherwise a breach of the terms of this Sublease by Sublandlord) except that Sublandlord shall return to Subtenant that portion of any rent paid in advance by Subtenant, if any, which is applicable to the period following the date of such termination. Sublandlord shall not, without Subtenant’s prior written consent, (a) terminate the Master Lease, (b) commit any acts that would entitle Master Landlord to terminate the Master Lease, or (c) amend or waive any provisions of the Master Lease affecting the Premises.

9.4 Tenant’s Repair Obligations Under Master Lease. Sublandlord shall continue to perform the obligations of “Tenant” under Section 12.2(a) of the Master Lease to the extent related to land, structures or equipment located outside the Premises (including the roof)

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and to operating systems serving the Building, and Subtenant shall not be responsible for any such repair and maintenance. Subtenant shall pay to Sublandlord as additional rent hereunder Subtenant’s pro-rata share (as set forth in Section 3.2.1) of Sublandlord’s costs and expenses in connection therewith. Such amounts shall be payable in advance on the first day of each calendar month during the Term of this Sublease on the terms and conditions set forth in Section 9.3 of the Master Lease as incorporated herein and shall be subject to the same rules regarding inclusion, exclusion, amortization and the like as are applicable to Operating Expenses under Article 9 of the Master Lease. With each bill, Sublandlord shall promptly forward the appropriate invoices and backup documentation regarding such costs and expenses to Subtenant. Subtenant shall maintain the interior of the Premises in good condition and repair and shall repair and maintain the operating systems described in Section 12.2(a) of the Master Lease to the extent the same exclusively serve the Premises.

9.5 Subtenant’s Right to Cure. If (i) Sublandlord fails to perform promptly any repair or maintenance required to be performed by Sublandlord pursuant to Section 9.4 above, and (ii) such failure creates a material risk to health and safety or a material risk of damage to property or a material impairment of Subtenant’s ability to conduct its business in the Premises and (iii) such failure continues for more than five (5) days after Subtenant gives Sublandlord written notice of such failure (or, if such repairs or maintenance cannot reasonably be performed within such 5-day period, then if Sublandlord fails to commence performance within such 5-day period and thereafter to pursue such performance diligently to completion), then Subtenant shall have the right, but not the obligation, to perform such repairs or maintenance. Subtenant shall bear its pro-rata share of the costs of such repairs and maintenance, and Sublandlord shall reimburse Subtenant for the remainder of the reasonable cost thereof within twenty (20) days after written notice from Subtenant of the completion and cost of such work, accompanied by copies of invoices or other documentation reasonably supporting the costs for which Subtenant is requesting reimbursement. Under no circumstances, however, shall Subtenant have any right to offset or deduct the cost of any such work against rent or other charges falling due from time to time under this Sublease.

9.6 Tenant’s Restoration Obligations. Sublandlord shall, at its sole cost, be responsible for the restoration obligations of “Tenant” under Section 17.1 with respect to all “Interior Improvements” (as defined in the Master Lease), and Subtenant shall not be responsible for any such restoration or the cost thereof except to the extent the same are constructed by or on behalf of Subtenant or the damage or destruction is caused by Subtenant or its agents, contractors or invitees.

9.7 Environmental. Notwithstanding anything to the contrary in this Sublease or the Master Lease as incorporated herein, Subtenant shall not be liable under this Sublease for any hazardous substances or wastes or radiation or radioactive materials existing on the Premises, the Building or the Property as of the date of this Sublease (including without limitation for any costs or expenses to remediate the same), except to the extent the same are released, used, handled, transported, treated, altered or disposed of by Subtenant or its agents, contractors or invitees.

9.8 Entry By Sublandlord. Sublandlord shall have the right to enter the Premises as set forth in Section 16.1 of the Master Lease as incorporated by reference herein, and shall also have the right to use the Common Areas, for purposes of performing its obligations under the Master Lease or this Sublease.

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10. Additional Provisions.

10.1 Notices. In the event that Sublandlord or Subtenant shall receive any notice from Master Landlord for any reason pertaining to the Premises, then, such party shall immediately send a copy of such notice to the other party.

The provisions of the Master Lease regarding the giving of notices are hereby amended to delete the notice addresses for “Tenant” and “Landlord” and to insert the following:

Notices To Sublandlord:	Amgen Inc. One Amgen Center Drive Thousand Oaks, CA 91320-1799 Phone: (805) 447-1000 Attention: Corporate Real Estate

With a copy to:	Amgen Inc. One Amgen Center Drive, MS 28-1-A Thousand Oaks, CA 91320-1799 Phone: (805) 447-1000 Fax: (805) 447-1090 Attention: Operations Law Group

Notices to Subtenant:

Five Prime Therapeutics, Inc.

(Prior to Occupancy)

1650 Owens Street, Suite 200

San Francisco, CA 94158

Phone: (415) 365-5796

Fax: (415) 365-5601

Attention: Chief Financial Officer

(After Occupancy)

At the Premises

Phone: (415) 509-6168

Fax: (415) 365-5601

Attention: Chief Financial Officer

10.2 Assignment, Subletting And Encumbrance. Except as expressly permitted in the Master Lease, Subtenant shall not voluntarily or involuntarily, by operation of law or otherwise, assign, sublet, mortgage or otherwise encumber all or any portion of its interest in this Sublease or in the Premises without obtaining the prior written consent of Sublandlord and Master Landlord with respect thereto. Provided Master Landlord’s consent is obtained, Sublandlord shall not unreasonably withhold its consent to any proposed sublease; provided, further, however that Sublandlord may require as a condition of granting any such consent that

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(i) the nature of the sublessee’s proposed use of the Premises and the sublessee’s reputation shall be reasonably satisfactory to Sublandlord and (ii) Subtenant reaffirms, in form satisfactory to Sublandlord, its continuing liability under the Sublease. Any assignment, subletting, mortgage or other encumbrance attempted by Subtenant to which Sublandlord and/or Master Landlord has not consented in writing pursuant to the provisions hereof (where such consent was required) shall be null and void and of no effect.

10.3 Alterations and Improvements By Subtenant. Subtenant shall not make any alterations, additions or improvements to the Premises (collectively, “Alterations”) without first (i) obtaining the written approval of such Alterations from each of Master Landlord and Sublandlord to the extent approval is required under the Master Lease and (ii) otherwise complying with all provisions of the Master Lease applicable to such Alteration. Such approval by Sublandlord shall not be unreasonably withheld, conditioned or delayed. All such Alterations shall be constructed only after necessary permits, licenses and approvals have been obtained from appropriate governmental agencies and all improvements shall be constructed as to conform to all relevant codes, regulations, and ordinances. All such Alterations shall be made at Subtenant’s sole cost and shall be diligently prosecuted to completion. Upon the expiration of this Sublease, Subtenant shall comply with Section 12.2(c) of the Master Lease, except to the extent that Master Landlord waives such requirement in writing. Subtenant shall permit no mechanics’ or other liens to be recorded against the Premises. Should a lien be made or filed against the Premises or real property on which the Premises are situated, Subtenant at its sole cost, shall bond against or discharge said lien within thirty (30) days after Sublandlord’s or Master Landlord’s request to do so.

10.4 Holding Over. If Subtenant holds over after the expiration or earlier termination of this Sublease, with or without the express or implied consent of Sublandlord, then at the option of Sublandlord, Subtenant shall become and be only a month-to-month tenant at a rent equal to One Hundred Fifty Percent (150%) of the Rent payable by Subtenant immediately prior to such expiration or termination, and otherwise upon the terms, covenants and conditions herein specified. Sublandlord expressly reserves the right to require Subtenant to surrender possession of the Premises upon the expiration of the Term or upon the earlier termination hereof and the right to assert any remedy at law or in equity to evict Subtenant and/or collect damages in connection with any such holding over, and Subtenant shall indemnify, defend and hold Sublandlord harmless from and against any and all claims, demands, actions, losses, damages, obligations, costs and expenses, including, without limitation, attorneys’ fees incurred or suffered by Sublandlord by reason of Subtenant’s failure to surrender the Premises on the expiration or earlier termination of this Sublease in accordance with the provisions of this Sublease.

10.5 Estoppel Certificate. At any time and from time to time, Subtenant shall within ten (10) business days of Sublandlord’s written request to do so, execute, acknowledge and deliver to Sublandlord, promptly upon request, a certificate certifying (a) that this Sublease is unmodified and in full force and effect (or, if there have been modifications, that this Sublease is in full force and effect, as modified, and stating the date and nature of each modification), (b) the date, if any, to which Rent and other sums payable hereunder have been paid, (c) that no notice has been received by Subtenant of any default which has not been cured, except as to defaults specified in said certificate, and (d) such other matters as may be reasonably requested

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by Sublandlord. At any time and from time to time, Sublandlord shall within ten (10) business days of Subtenant’s written request to do so, execute, acknowledge and deliver to Subtenant, promptly upon request, a certificate certifying (a) that this Sublease is unmodified and in full force and effect (or, if there have been modifications, that this Sublease is in full force and effect, as modified, and stating the date and nature of each modification), (b) the date, if any, to which Rent and other sums payable hereunder have been paid, (c) that no notice has been received by Sublandlord of any default which has not been cured, except as to defaults specified in said certificate, and (d) such other matters as may be reasonably requested by Subtenant.

10.6 Waiver. The waiver of Sublandlord or Subtenant of any agreement, condition or provision contained herein or any provision incorporated herein by reference shall not be deemed to be a waiver of any subsequent breach of the same or any other agreement, condition or provision, nor shall any custom or practice which may evolve between the parties in the administration of the terms hereof be construed to waive or to lessen the right of Sublandlord or Subtenant to insist upon the performance by the other in strict accordance with said terms. The subsequent acceptance of Rent hereunder by Sublandlord shall not be deemed to be a waiver of any preceding breach by Subtenant of any agreement or condition of this Sublease or the same incorporated herein by reference, other than the failure of Subtenant to pay the particular Rent so accepted, regardless of Sublandlord’s knowledge of such preceding breach at the time of acceptance of such Rent.

10.7 Complete Agreement. There are no oral agreements between Sublandlord and Subtenant affecting this Sublease, and this Sublease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between Sublandlord and Subtenant or displayed by Sublandlord, its agents or real estate brokers to Subtenant with respect to the subject matter of this Sublease, the Premises or the Building. There are no representations between Sublandlord and Subtenant other than those contained in or incorporated by reference into this Sublease.

10.8 Insurance. In addition to the obligations set forth in the Master Lease, Subtenant shall comply with the requirements set forth in Exhibit C attached hereto, provided, that Subtenant shall not be required to maintain property insurance covering the Interior Improvements (as defined in the Master Lease) or any other improvements not constructed by Subtenant.

11. Indemnification; Exculpation

11.1 Non-Liability Of Sublandlord. Sublandlord shall not be liable to Subtenant, and Subtenant hereby waives and releases all claims against Sublandlord and its partners, officers, directors, employees, trustees, successors, assigns, agents, servants, affiliates, representatives, and contractors (collectively, herein “Sublandlord Affiliates”) for injury or damage to any person or property occurring or incurred in connection with, or in any way relating to, the Premises. Without limiting the foregoing, neither Sublandlord nor any of the Sublandlord Affiliates shall be liable for and there shall be no abatement of Rent for (i) any damage to Subtenant’s property stored with or entrusted to Sublandlord or Sublandlord Affiliates, (ii) loss of or damage to any property by theft or any other wrongful or illegal act, or (iii) any injury or damage to persons or property resulting from fire, explosion, falling plaster,

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steam, gas, electricity, water or rain which may leak from any part of the Premises or from the pipes, appliances, appurtenances or plumbing works therein or from the roof, street or sub-surface or from any other place or resulting from dampness or any other cause whatsoever or from the acts or omissions of other sublessees, occupants or other visitors to the Premises or from any other cause whatsoever, or (iv) any latent or other defect in the Premises. Notwithstanding any provision of this Section 11.1 to the contrary, the waiver of liability contained in this Section 11.1 shall not apply to damage resulting from the negligence or willful misconduct of Sublandlord or its agents, contractors or invitees or the breach by Sublandlord of this Sublease or the Master Lease through no fault of Subtenant; provided, further, however, in no case shall Sublandlord ever be liable to Subtenant for (and Subtenant hereby waives any right to recover from Sublandlord for) any lost profits, business interruption or any form of consequential damage and in no case shall Subtenant ever be liable to Sublandlord for (and Sublandlord hereby waives any right to recover from Subtenant for) any lost profits, business interruption or any form of consequential damage.

11.2 Indemnification Of Sublandlord; Indemnification Of Master Landlord. Subtenant shall indemnify, defend, protect and hold Sublandlord, Master Landlord, Master Landlord’s managing agent, the employees of Master Landlord and the employees of Master Landlord’s managing agent harmless from and against any and all claims, suits, judgments, losses, costs, obligations, damages, expenses, interest and liabilities, including, without limitation, actual attorneys’ fees and costs, incurred or asserted in connection with (i) injury or damage to any person or property whatsoever arising out of or in connection with this Sublease, the Premises or Subtenant’s activities in or about the Premises including, without limitation, when such injury or damage has been caused in whole or in part by the act, negligence, fault or omission of Subtenant, its agents, servants, contractors, employees, representatives, licensees or invitees (provided, however that the indemnification provided in this Section 11.2(i) shall not apply to the extent the injury or damage results from the negligence or willful misconduct of Sublandlord, its employees and contractors and invitees or a breach by Sublandlord of this Sublease) or the Master Lease through no fault of Subtenant), or (ii) any breach or default by Subtenant of its obligations under this Sublease. The provisions of this Section 11.2 shall survive the expiration or earlier termination of this Sublease.

11.3 Master Landlord Default; Consents. Notwithstanding any provision of this Sublease to the contrary, (a) Sublandlord shall not be liable or responsible in any way for any loss, damage, cost, expense, obligation or liability suffered by Subtenant by reason or as the result of any breach, default or failure to perform by the Master Landlord under the Master Lease, including without limitation, in any case where services, utilities, repairs, maintenance or other performance is to be rendered by Master Landlord with respect to the Premises under the Master Lease and Master Landlord either fails to do so or does in an improper, negligent, inadequate or otherwise defective manner, and (b) whenever the consent or approval of Sublandlord and Master Landlord is required for a particular act, event or transaction (i) any such consent or approval by Sublandlord shall be subject to the consent or approval of Master Landlord and (ii) should Master Landlord refuse to grant such consent or approval, under all circumstances, Sublandlord shall be released from any obligation to grant its consent or approval. Except as is expressly provided to the contrary herein, Sublandlord shall have no obligation hereunder to provide services, utilities, repairs, maintenance or other performance (including without limitation any of the same which is contemplated to be provided by Master Landlord under the Master Lease).

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12. Miscellaneous.

12.1 Counterparts. This Sublease may be executed in one or more counterparts by the parties hereto. All counterparts shall be construed together and shall constitute one agreement.

12.2 Sole Agreement. This Sublease contains all of the understandings of the parties and all representations made by either party to the other are merged herein.

12.3 Modification. This Sublease may not be modified in any respect except by a document in writing executed by both parties hereto or their respective successors.

12.4 Attorneys’ Fees. If either party hereto brings an action or other proceeding against the other to enforce, protect, or establish any right or remedy created under or arising out of this Sublease, the prevailing party shall be entitled to recover from the other party, all costs, fees and expenses, including, without limitation, attorneys’ fees, expenses, and disbursements incurred or sustained by such prevailing party in connection with such action or proceeding, and the prevailing party’s rights to recover its costs, fees and expenses, and any award thereof, shall be separate from, shall survive, and shall not be merged with any judgment.

12.5 Binding Effect. This Sublease shall be binding on and inure to the benefit of the parties and their respective heirs, successors and assigns.

12.6 Time Is Of Essence. Time is of essence in respect of each and every term, covenant and condition of this Sublease.

12.7 Governing Law. This Sublease shall be governed by, and construed in accordance with, the laws of the State of California (without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of California).

12.8 Representations And Warranties. Subtenant hereby represents and warrants to Sublandlord that (i) each person signing this Sublease on behalf of Subtenant is duly authorized to execute and deliver this Sublease on behalf of Subtenant, (ii) the execution, delivery and performance of this Sublease has been duly and validly authorized in accordance with the articles of incorporation, bylaws and other organizational documents of Subtenant, (iii) Subtenant is duly organized and in good standing under the laws of the State of Delaware and (iv) upon the execution and delivery of this Sublease, this Sublease shall be binding and enforceable against Subtenant in accordance with its terms. Sublandlord hereby represents and warrants to Subtenant that (i) each person signing this Sublease on behalf of Sublandlord is duly authorized to execute and deliver this Sublease on behalf of Sublandlord, (ii) the execution, delivery and performance of this Sublease has been duly and validly authorized in accordance with the articles of incorporation, bylaws and other organizational documents of Sublandlord, (iii) Sublandlord is duly organized and in good standing under the laws of the State of Delaware,

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(iv) upon the execution and delivery of this Sublease, this Sublease shall be binding and enforceable against Sublandlord in accordance with its terms and (v) Sublandlord has not granted the existing subtenant in the Building any right to use any portion of the Premises for utilities, stairs, emergency access, mechanical rooms or any other use.

12.9 Confidentiality. Sublandlord and Subtenant hereby agree that the information contained in this Sublease shall be held in strict confidence and none of the terms or conditions contained herein shall be disclosed to any person or entity, other than Sublandlord’s and Subtenant’s respective attorneys, accountants, consultants, and brokers and Subtenant’s then current or prospective lenders, investors, assignees or sublessees, all of which who shall agree to the confidentiality of this Sublease. Subtenant and its agents shall avoid discussing with, or disclosing to, any third parties (except those specifically listed above) any of the terms, conditions or particulars contained herein. This provision shall not be deemed breached if disclosure is required by applicable law or otherwise consented to in writing by the non-disclosing party or if the information disclosed is already in the public domain.

12.10 Publicity. Subtenant hereby acknowledges and agrees that it shall not use, without Sublandlord’s prior written approval, which may be withheld in Sublandlord’s sole discretion, the name of Sublandlord, its affiliates, products, or any signs, markings, or symbols from which a connection to Sublandlord, in Sublandlord’s, absolute and sole discretion, may be reasonably inferred or implied, in any manner whatsoever, including without limitation, press releases, marketing materials, or advertisements.

12.11 Consent of Master Landlord / Other Conditions. This Sublease is conditioned upon, and shall not take effect until, receipt of the written consent of the Master Landlord hereto. Subtenant hereby agrees for the benefit of Sublandlord and Master Landlord (as an express intended third party beneficiary) that (a) other than as expressly and specifically agreed to in writing by Master Landlord, no act, consent, approval or omission of Master Landlord pursuant to this Sublease shall (i) constitute any form of recognition of Subtenant as the direct tenant of Master Landlord, (ii) create any form of contractual duty or obligation on the part of Master Landlord in favor of Subtenant or (iii) waive, affect or prejudice in any way Master Landlord’s right to treat this Sublease and Subtenant’s rights to the Premises as being terminated upon any termination of the Master Lease, and (b) other than as expressly and specifically agreed to in writing by Master Landlord, Master Landlord shall have the absolute right to evict Subtenant, and all parties holding under Subtenant, from the Premises upon any termination of the Master Lease.

12.12 Cooperation. Each party shall reasonably cooperate with the other party with respect to seeking any necessary approvals from the Master Landlord, including without limitation approval of this Sublease.

12.13 Sublandlord Obligations. Sublandlord shall fully perform all of its obligations under the Master Lease to the extent Subtenant has not expressly agreed to perform such obligations under the Sublease. In the event, however, that Sublandlord defaults in the performance or observance of any of Sublandlord’s remaining obligations under the Master Lease or fails to perform Sublandlord’s stated obligations under the Sublease, then Subtenant shall give Sublandlord notice specifying in what manner Sublandlord has defaulted, and if such

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default shall not be cured by Sublandlord within thirty (30) days thereafter (except that if such default cannot be cured within said thirty (30) day period, this period shall be extended for an additional reasonable time, provided that Sublandlord commences to cure such default within such thirty (30) day period and proceeds diligently thereafter to effect such cure as quickly as possible), then Subtenant shall be entitled to cure such default and promptly collect from Sublandlord, Subtenant’s reasonable expenses in so doing (including without limitation reasonable attorneys’ fees and court costs). Subtenant shall not be required, however, to wait the entire cure period described herein if earlier action is required to comply with the Master Lease or with any applicable governmental law, regulation or order.

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IN WITNESS WHEREOF, the parties hereto have hereunto set their hand on the date first above written.

SUBLANDLORD:

AMGEN SF, LLC

By:	/s/ Michael A. Kelly
Name:	Michael A. Kelly
Its:	VP Corporate Planning &
Control, CAO

SUBTENANT:

FIVE PRIME THERAPEUTICS, INC.

By:	/s/ Julia P. Gregory
Name:	Julia P. Gregory
Its:	President & CEO

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EXHIBIT A

MASTER LEASE

TABLE OF CONTENTS

Page

1. PROPERTY	1
1.1 Lease of Property	1
1.2 Landlord’s Reserved Rights	1

2. TERM	2
2.1 Term	2
2.2 Early Possession	2
2.3 Delay In Possession	2
2.4 Acknowledgement Of Lease Commencement	2
2.5 Holding Over	3
2.6 Option To Extend Term	3

3. RENTAL	3
3.1 Minimum Rental	3
3.2 Late Charge	5

4. STOCK WARRANTS	5
4.1 Stock Warrants	5

5. CONSTRUCTION	5
5.1 Construction of Improvements	5
5.2 Condition of Property	5
5.3 Compliance with Law	6

6. EXPANSION BUILDINGS	6
6.1 First Refusal Right to Lease	6

7. FIRST REFUSAL RIGHT TO PURCHASE	6
7.1 Sale Restriction	6
7.2 First Refusal Right	6
7.3 Discount on Purchase Price	7
7.4 Expansion Buildings	7

8. TAXES	7
8.1 Personal Property	7
8.2 Real Property	7

9. OPERATING EXPENSES	7
9.1 Liability For Operating Expenses	7
9.2 Definition Of Operating Expenses	8
9.3 Determination and Payment Of Operating Expenses	8
9.4 Proration	9

10. UTILITIES	9
10.1 Payment	9
10.2 Interruption	9

11. ALTERATIONS; SIGNS	9
11.1 Right To Make Alterations	9
11.2 Title To Alterations	10
11.3 Tenant Fixtures	10
11.4 No Liens	10
11.5 Signs	10

12. MAINTENANCE AND REPAIRS	11
12.1 Landlord’s Work	11
12.2 Tenant’s Obligation For Maintenance	11

13. USE OF PROPERTY	12
13.1 Permitted Use	12
13.2 [Omitted	12
13.3 No Nuisance	12
13.4 Compliance With Laws	12
13.5 Liquidation Sales	12
13.6 Environmental Matters	12

14. INSURANCE AND INDEMNITY	16
14.1 Liability and Property Insurance	16
14.2 Quality Of Policies And Certificates	17
14.3 Workers’ Compensation	17
14.4 Waiver Of Subrogation	17
14.5 Increase In Premiums	17
14.6 Indemnification	18
14.7 Blanket Policy	18

15. SUBLEASE AND ASSIGNMENT	18
15.1 Assignment And Sublease Of Property	18
15.2 Rights Of Landlord	19

16. RIGHT OF ENTRY AND QUIET ENJOYMENT	19
16.1 Right Of Entry	19
16.2 Quiet Enjoyment	19

17. CASUALTY AND TAKING	19
17.1 Damage or Destruction	19
17.2 Condemnation	21
17.3 Reservation Of Compensation	22
17.4 Restoration Of Improvements	22

18. DEFAULT	22
18.1 Events Of Default	22
18.2 Remedies Upon Tenant’s Default	23
18.3 Remedies Cumulative	24

19. SUBORDINATION, ATTORNMENT AND SALE	24
19.1 Subordination To Mortgage	24
19.2 Sale Of Landlord’s Interest	24
19.3 Estoppel Certificates	24
19.4 Subordination to CC&R’s	25
19.5 Mortgagee Protection	25

20. SECURITY	26
20.1 Deposit	26

21. MISCELLANEOUS	26
21.1 Notices	26
21.2 Successors And Assigns	27
21.3 No Waiver	27
21.4 Severability	27
21.5 Litigation Between Parties	27
21.6 Surrender	27
21.7 Interpretation	27
21.8 Entire Agreement	27
21.9 Governing Law	28
21.10 No Partnership	28
21.11 Financial Information	28
21.12 Costs	28
21.13 Time	28
21.14 Rules And Regulations	28
21.15 Brokers	28
21.16 Memorandum Of Lease	28
21.17 Corporate Authority	29
21.18 Execution and Delivery	29
21.19 Survival	29
21.20 Tenant Compensation	29

EXHIBITS

EXHIBIT A	Real Property Description (Site)

EXHIBIT B	Site Plan

EXHIBIT C	Workletter

EXHIBIT D	Estimated Construction Schedule

EXHIBIT E	Acknowledgement of Lease Commencement

BUILD-TO-SUIT LEASE

THIS BUILD-TO-SUIT LEASE (“Lease”) is made and entered into as of the 10th day of February, 1998, by and between BRITANNIA BIOTECH GATEWAY LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”), and TULARIK INC., a Delaware corporation (“Tenant”).

THE PARTIES AGREE AS FOLLOWS:

1. PROPERTY

1.1 Lease of Property.

(a) Landlord leases to Tenant and Tenant hires and leases from Landlord, on the terms, covenants and conditions hereinafter set forth, the building (the “Building”) to be constructed pursuant to Article 5 hereof and Exhibit C attached hereto on the real property described in Exhibit A attached hereto (the “Site”), to consist of a two-story office and laboratory building containing approximately 80,000 square feet (measured in accordance with the BOMA standard most closely applicable to a two-story, single-tenant building of this nature). The location of the Building on the Site is intended to be substantially as shown for “Building A” on the site plan attached hereto as Exhibit B. The Building and the other improvements to be constructed, pursuant to Article 5 hereof and Exhibit C attached hereto, on the portion of the Site designated as “Phase II” on Exhibit B attached hereto (the “Phase II Site”) are sometimes referred to collectively herein as the “Improvements,” and the Improvements and the Phase II Site are sometimes referred to collectively herein as the “Property.” The parking areas, driveways, sidewalks, landscaped areas and other portions of the Phase II Site that lie outside the exterior walls of the Building, as depicted on the site plan attached hereto as Exhibit B, are sometimes referred to herein as the “Common Areas.” The Site is part of The Britannia Biotechnology Center in South San Francisco, California.

(b) As an appurtenance to Tenant’s leasing of the Building pursuant to Section 1.1(a), Landlord hereby grants to Tenant, for the benefit of Tenant and its employees, suppliers, shippers, customers and invitees, during the term of this Lease, the non-exclusive right to use, in common with others entitled to such use, (i) those portions of the Common Areas improved from time to time for use as parking areas, driveways, sidewalks, landscaped areas, or for other common purposes, and (ii) all easements, access rights and similar rights and privileges relating to or appurtenant to the Property and created or existing from time to time under any easement agreements, declarations of covenants, conditions and restrictions, or other written agreements now of record with respect to the Site, including (but not limited to) the portion of the Site designated as “Phase I” on Exhibit B attached hereto (the “Phase I Site”) which Phase I Site is currently leased by Tenant from Landlord pursuant to that certain Build-To-Suit Lease between Tenant and Britannia Developments, Inc. dated April 20, 1995, as amended by that certain First Amendment to Build-To-Suit Lease and Workletter dated June 15, 1995 (the “Phase I Lease”), subject however to any limitations applicable to such rights and privileges under applicable law and/or under the written agreements creating such rights and privileges.

1.2 Landlord’s Reserved Rights. To the extent reasonably necessary to permit Landlord to exercise any rights of Landlord and discharge any obligations of Landlord under this Lease, Landlord shall have, in addition to the right of entry set forth in Section 16.1 hereof, the following. rights: (i) to make changes to the Common Areas, including, without limitation, changes in the location, size or shape of any portion of the Common Areas and to relocate (but not materially decrease the number of) parking spaces on the Phase II Site; (ii) to close temporarily any of the Common Areas for maintenance or other reasonable purposes, provided that reasonable parking and reasonable access to the Building remain available; (iii) to construct, alter or add to other buildings or improvements on the Site (including, but not limited to, construction of a building in the area designated as “Building B” on the site plan attached hereto as Exhibit B, and construction of site improvements and common area improvements in the Phase I Site; (iv) to build adjoining to the Property and/or the Site; (v) to use the Common Areas while engaged in making additional improvements, repairs or alterations to the Property, or any portion thereof; and (vi) to do and perform such other acts with respect to the Common Areas and the Property as may be necessary or appropriate; provided, however, that notwithstanding anything to the contrary in this Section 1.2, Landlord’s exercise of its rights hereunder (x) shall not cause any material diminution of Tenant’s rights, nor any material increase of Tenant’s obligations, under this Lease or with respect to the Improvements, (y) shall not authorize Landlord to make any material, permanent alterations in the Improvements without the prior written consent of Tenant, which consent shall not be unreasonably withheld or delayed, and (z) shall be conducted in such a manner, as to minimize, to the extent reasonably possible, any adverse effect on Tenant’s business operations on the Phase II Site (including, but not limited to, reasonable prior notice to Tenant of any pile-driving or other activities that will cause significant noise or vibration on the Phase II Site).

2. TERM

2.1 Term. The term of this Lease shall commence on the date which is six (6) months after the date Landlord delivers to Tenant a Structural Completion Certificate pursuant to the Workletter attached hereto as Exhibit C, subject to any adjustments authorized or required under the provisions of such Exhibit C (the “Commencement Date”) and shall end on the day immediately preceding the date fifteen (15) years thereafter, unless sooner terminated or extended (if applicable) as hereinafter provided.

2.2 Early Possession. Tenant shall have the nonexclusive right to occupy and take possession of the Phase II Site from and after the date of Landlord’s delivery of the Structural Completion Certificate described in clause (i) of Section 2.1, even though such date is prior to the Commencement Date determined under Section 2.1 and even though Landlord will be continuing to construct the balance of Landlord’s Work as contemplated in Exhibit C, for the purpose of constructing Tenant’s Work as contemplated in Exhibit C. Such occupancy and possession, and any early access under the next sentence of this Section 2.2, shall be subject to and upon all of the terms and conditions of this Lease and of the Workletter attached hereto as Exhibit C (including, but not limited to, conditions relating to the maintenance of required insurance), except that Tenant shall have no obligation to pay minimum rental or Operating Expenses for any period prior to the Commencement Date as determined under Section 2.1; such early possession shall not advance or otherwise affect the Commencement Date or termination date determined under Section 2.1. Tenant shall also be entitled to have early access to the Phase II Site at all appropriate times prior to Landlord’s delivery of the Structural Completion Certificate, subject to the approval of Landlord and its contractor (which approval shall not be unreasonably withheld or delayed), solely for the purpose of installing fixtures and equipment and other similar work preparatory to the construction of Tenant’s Work and the commencement of Tenant’s business on the Property, and Tenant shall not be required to pay minimum rental or Operating Expenses by reason of such early access until the Commencement Date otherwise occurs. Tenant shall not interfere with or delay Landlord’s contractors by any such early access, occupancy or possession under this Section 2.2 prior to Landlord’s delivery of the Structural Completion Certificate, shall coordinate and cooperate with Landlord and its contractors (who shall similarly coordinate and cooperate with Tenant and its contractors) to minimize any interference or delay by either party with respect to the other party’s work following Landlord’s delivery of the Structural Completion Certificate, and shall indemnify, defend and hold harmless Landlord and its agents and employees from and against any and all claims, demands, liabilities, actions, losses, costs and expenses, including (but not limited to) reasonable attorneys’ fees, arising out of or in connection with Tenant’s early entry upon the Phase II Site hereunder.

2.3 Delay In Possession. Landlord agrees to use its best reasonable efforts to complete promptly its portion of the work described in Section 5.1 and Exhibit C; provided, however, Landlord shall not be liable for any damages caused by any delay in the completion of such work, nor shall any such delay affect the validity of this Lease or the obligations of Tenant hereunder. Notwithstanding any other provision of this Section 2.3, however, if Landlord fails to deliver the Structural Completion Certificate and tender possession of the completed structural portions of the Building Shell (i.e., those portions required to be completed as a condition of delivery of the Structural Completion Certificate) to Tenant by April 30, 1999 then Tenant shall have the right to terminate this Lease without further liability hereunder by written notice delivered to Landlord at any time prior to Landlord’s delivery of the Structural Completion Certificate and tender of possession of the completed structural portions of the Building Shell to Tenant; provided, however, that the deadline of April 30, 1999 set forth in this sentence shall be extended, day for day, for a period equal to the length of any delay beyond February 28, 1998 in Tenant’s delivery to Landlord of all information reasonably necessary for Landlord to complete the preparation of all drawings, designs and specifications for the Building Shell.

2.4 Acknowledgement Of Lease Commencement. Upon commencement of the term of this Lease, Landlord and Tenant shall execute a written acknowledgement of the Commencement Date, date of termination and related matters, substantially in the form attached hereto as Exhibit E (with appropriate insertions), which acknowledgement shall be deemed to be incorporated herein by this reference. Notwithstanding the foregoing requirement, the failure of Tenant to execute such a written acknowledgement shall not affect the determination of the Commencement Date, date of termination and related matters in accordance with the provisions of this Lease.

2.5 Holding Over. If Tenant holds possession of the Property or any portion thereof after the term of this Lease with Landlord’s written consent, then except as otherwise specified such Consent, Tenant shall become a tenant from month to month at one hundred twenty-five percent (125%) of the rental and otherwise upon the terms herein specified for the period immediately prior to such holding over and shall continue in such status until the tenancy is terminated by either party upon not less than thirty (30) days’ prior written notice. If Tenant holds possession of the Property or any portion thereof after the term of this Lease without Landlord’s written consent, then Landlord in its sole discretion may elect (by written notice to Tenant) to have Tenant become a tenant either from month to month or at will, at one hundred fifty percent (150%) of the rental (prorated on a daily basis for an at-will tenancy, if applicable) and otherwise upon the terms herein specified for the period immediately prior to such holding over, or may elect to pursue any and all legal remedies available to Landlord under applicable law with respect to such unconsented holding over by Tenant. Tenant shall indemnify and hold Landlord harmless from any loss, damage, claim, liability, cost or expense (including reasonable attorneys’ fees) resulting from any delay by Tenant in surrendering the Property (except with Landlord’s prior written consent), including but not limited to any claims made by a succeeding tenant by reason of such delay. Acceptance of rent by Landlord following expiration or termination of this Lease shall not constitute a renewal of this Lease.

2.6 Option To Extend Term. Tenant shall have the option to extend the term of this Lease, at the minimum rental set forth in Section 3.1(b) and (c) and otherwise upon all the terms and provisions set forth herein with respect to the initial term of this Lease, for up to two (2) additional periods of five (5) years each, the first commencing upon the expiration of the initial term hereof and the second commencing upon the expiration of the first extended term, if any. Exercise of such option with respect to the first such extended term shall be by written notice to Landlord at least nine (9) months prior to the expiration of the initial term hereof; exercise of such option with respect to the second extended term, if the first extension option has been duly exercised, shall be by like written notice to Landlord at least nine (9) months prior to the expiration of the first extended term hereof. If Tenant is in default hereunder on the date of such notice, or on the date any extended term is to commence, then the option shall be of no force or effect, the extended term shall not commence and this Lease shall expire at the end of the then current term hereof (or at such earlier time as Landlord may elect pursuant to the default provisions of this Lease). If Tenant properly exercises one or more extension options under this Section, then all references in this Lease (other than in this Section 2.6) to the “term” of this Lease shall be construed to include the extension term(s) thus elected by Tenant Except as expressly set forth in this Section 2.6, Tenant shall have no right to extend the term of that Lease beyond its prescribed term.

3. RENTAL

3.1 Minimum Rental.

(a) Tenant shall pay to Landlord as minimum rental for the Property, in advance, without deduction, offset, notice or demand on or before the Commencement Date and on or before the first day of each subsequent calendar month of the term of this Lease, the following amounts per month:

Months	Minimum Rental
1–12	$159,200
13–24	188,800
25–36	200,800
37–48	206,400
49–60	215,200
61–72	217,600
73–84	188,800
85–96	195,200
97–108	200,800
109–120	207,200
121–132	189,600

133–144	196,800
145–156	203.200
157–168	211,200
169–180	219,200

If the obligation to pay minimum rental hereunder commences on other than the first day of a calendar month or if the term of this Lease terminates on other than the last day of a calendar month, the minimum rental for such first or last month of the term of this Lease, as the case may be, shall be prorated based on the number of days the term of this Lease is in effect during such month. If an increase in minimum rental becomes effective on a day other than the first day of a calendar month, the minimum rental for that month shall be the sum of the two applicable rates, each prorated for the portion of the month during which such rate is in effect.

(b) If Tenant properly exercises its right to extend the term of this Lease pursuant to Section 2.6 hereof, the minimum rental during the first extended term shall be equal to ninety-five percent (95%) of the fair market rental value of the Property (as defined below), including any rental increase provisions then customary in the relevant market for comparable commercial leases, determined as of the commencement of such extended term in accordance with this paragraph. Upon Landlord’s receipt of a proper notice of Tenant’s exercise of its option to extend the term of this Lease, the parties shall have sixty (60) days in which to agree on the fair market rental (including any applicable rental increase provisions) for the Property at the commencement of the first extended term for the uses permitted hereunder. If the parties agree on such fair market rental and rental increase provisions (if any), they shall execute an amendment to this Lease stating the amount of the applicable minimum monthly rental and any applicable rental increase provisions. If the parties are unable to agree on such rental (including any applicable rental increase provisions) within such sixty (60) day period, then within fifteen (15) days after the expiration of such period each party, at its cost and by giving notice to the other party, shall appoint a real estate appraiser with at least five (5) years’ experience appraising similar commercial properties in northeastern San Mateo County to appraise and set the fair market rental and any applicable rental increase provisions for the Property at the commencement of the first extended term. If either party fails to appoint an appraiser within the allotted time, the single appraiser appointed by the other party shall be the sole appraiser. If an appraiser is appointed by each party and the two appraisers so appointed are unable to agree upon a fair market rental (and any appropriate rental increase provisions) within thirty (30) days after the appointment of the second, they shall appoint a third qualified appraiser within ten (10) days after expiration of such 30-day period; if they are unable to agree upon a third appraiser, either party may upon not less than five (5) days’ notice to the other party, apply to the Presiding Judge of the San Mateo County Superior Court for the appointment of a third qualified appraiser. Each party shall bear its own legal fees in connection with appointment of the third appraiser and shall bear one-half of any other costs of appointment of the third appraiser and of such third appraiser’s fee. The third appraiser, however selected, shall be a person who has not previously acted for either party in any capacity. Within thirty (30) days after the appointment of the third appraiser, a majority of the three appraisers shall set the fair market rental and any applicable rental increase provisions for the first extended term and shall so notify the parties. If a majority are unable to agree within the allotted time, (i) the three appraised fair market rentals shall be added together and divided by three and the resulting quotient shall be the fair market rental for the first extended term, and (ii) the applicable rental increase provision shall be equal to the mathematical average (or the nearest reasonable approximation thereto) of the two rental increase provisions that are most closely comparable, which determinations shall be binding on the parties and shall be enforceable in any further proceedings relating to this Lease. For purposes of this Section 3.1(b), the “fair market rental” of the Property shall be determined with reference to the then prevailing market rental rates for properties in northeastern San Mateo County with shell and standard office, research and development improvements and site (common area) improvements comparable to those then existing in the Building and on the Property; no equipment or laboratory improvements shall be taken into account in determining such fair market rental.

(c) If Tenant properly exercises its right to a second extended term of this Lease pursuant to Section 2.6 hereof, the minimum rental during such second extended term shall be determined in the same manner provided in the preceding paragraph for the first extended term, except that the determination shall be made as of the commencement of the second extended term.

(d) The minimum rental amounts specified in this Section 3.1 are based upon an estimated area of 80,000 square feet for the Building. If the actual area of the Building, when completed, is greater or less than such estimated area, then the minimum rentals specified in this Section 3.1 shall be adjusted proportionately to the change in the area of the Building, measured in accordance with the BOMA standard most closely applicable to a two-story, single-tenant building of this nature.

3.2 Late Charge. If Tenant fails to pay when due rental or other amounts due Landlord hereunder, such unpaid amounts shall bear interest for the benefit of Landlord at a rate equal to the lesser of fifteen percent (15%) per annum or the maximum rate permitted by law, from the date due to the date of payment. In addition to such interest, Tenant shall pay to Landlord a late charge in an amount equal to ten percent (10%) of any installment of minimum rental and any other amounts due Landlord if not paid in full on or before the fifth (5th) day after such rental or other amount is due. Tenant acknowledges that late payment by Tenant to Landlord of rental or other amounts due hereunder will cause Landlord to incur costs not contemplated by this Lease, including, without limitation, processing and accounting charges and late charges which may be imposed on Landlord by the terms of any loan relating to the Property. Tenant further acknowledges that it is extremely difficult and impractical to fix the exact amount of such costs and that the late charge set forth in this Section 3.2 represents a fair and reasonable estimate thereof. Acceptance of any late charge by Landlord shall not constitute a waiver of Tenant’s default with respect to overdue rental or other amounts, nor shall such acceptance prevent Landlord from exercising any other rights and remedies available to it. Acceptance of rent or other payments by Landlord shall not constitute a waiver of late charges or interest accrued with respect to such rent or other payments or any prior installments thereof, nor of any other defaults by Tenant, whether monetary or non-monetary in nature, remaining uncured at the time of such acceptance of rent or other payments.

4. STOCK WARRANTS

4.1 Stock Warrants. Within fifteen (15) days after written request by Landlord at any time after execution hereof (but in all events no later than four (4) months after execution hereof), as a condition to Landlord’s obligations hereunder, Tenant shall deliver to Landlord or Landlord’s designee(s)(which may include any partners, shareholders or affiliates of Landlord and any affiliates of any such partners, shareholders or affiliates of Landlord, subject to compliance by Tenant and Landlord with all applicable securities laws, a warrant registered in Landlord’s (or Landlord’s designee’s) name to purchase One Hundred Thirty-Nine Thousand Five Hundred Seventy (139,570) shares of Tenant’s preferred stock. The warrant shall have an exercise price of Thirteen Dollars ($13) per share and shall be exercisable for a period beginning on the date on which this Lease is entered and ending on the earlier of (a) the five-year anniversary of the closing of the initial public offering of Tenant’s common stock or (b) the ten (10) year anniversary of the date on which this Lease is entered, and the warrant shall be on the terms and conditions as set forth therein.

5. CONSTRUCTION

5.1 Construction of Improvements. Landlord shall, at Landlord’s cost and expense (except as otherwise provided herein and in Exhibit C), construct Landlord’s Work as defined in and in accordance with the terms and conditions of the Workletter attached hereto as Exhibit C (the “Workletter”). Landlord shall use its best efforts to complete such construction in accordance with the estimated construction schedule attached hereto as Exhibit D as the same may be modified or revised from time to time in accordance with the Workletter. Tenant shall, at Tenant’s cost and expense (except as otherwise provided herein and in Exhibit C), construct Tenant’s Work as defined in and in accordance with the terms and conditions of the Workletter.

5.2 Condition of Property. Landlord shall deliver the Building Shell and other Improvements constructed by Landlord to Tenant clean and free of debris, promptly upon completion of construction thereof, and Landlord warrants to Tenant that the Building Shell and other Improvements constructed by Landlord (i) shall be free from material structural defects and (ii) shall be constructed in compliance in all respects with any and all applicable specifications mutually approved by Landlord and Tenant, subject to any changes implemented in such specifications in accordance with the procedures set forth in the Workletter. If it is determined that this warranty has been violated in any respect, then it shall be the obligation of Landlord, after receipt of written notice from Tenant setting forth with specificity the nature of the violation, to promptly, at Landlord’s sole cost, correct the condition(s) constituting such violation. Tenant’s failure to give such written notice to Landlord within one hundred eighty (180) days after the Commencement Date shall give rise to a conclusive presumption that Landlord has complied with all Landlord’s obligations hereunder, except with respect to latent defects. Landlord shall also assign to Tenant

Landlord’s rights under all contractor’s and other warranties relating to the Building Shell and other Improvements constructed by Landlord (provided, however, that Landlord may reserve joint enforcement rights under such warranties to the extent of Landlord’s continuing obligations or warranties hereunder), and shall cooperate with Tenant in all reasonable respects in any enforcement of such assigned warranties. TENANT ACKNOWLEDGES THAT THE WARRANTY CONTAINED IN THIS SECTION IS IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE PHYSICAL CONDITION OF THE IMPROVEMENTS TO BE CONSTRUCTED BY LANDLORD AND THAT LANDLORD MAKES NO OTHER WARRANTIES EXCEPT AS EXPRESSLY SET FORTH IN THIS LEASE.

5.3 Compliance with Law. Landlord warrants to Tenant that the Building Shell and other Improvements constructed by Landlord (when constructed), as they exist on the Commencement Date, but without regard to the use for which Tenant will occupy the Property, shall not violate any covenants or restrictions of record or any applicable building code, regulation or ordinance in effect on the Commencement Date. Tenant warrants to Landlord that the Interior Improvements and any other improvements constructed by Tenant from time to time shall not violate any applicable building code, regulation or ordinance in effect on the Commencement Date or at the time such improvements are placed in service. If it is determined that this warranty has been violated, then it shall be the obligation of the warranting party, after written notice from the other party, to correct the condition(s) constituting such violation promptly, at the warranting party’s sole cost and expense. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty as to the present or future suitability of the Property for the conduct of Tenant’s business or proposed business thereon.

6. EXPANSION BUILDINGS

6.1 First Refusal Right to Lease.

(a) Landlord shall cause to be delivered to Tenant concurrently with the execution of this Lease an agreement between Tenant and Britannia Gateway II Limited Partnership (“Britannia Gateway”) that provides to Tenant certain rights of first refusal to lease all or any portion of either of the buildings designated as the “Expansion Building” and the “FibroGen Building” (collectively, the “Expansion Buildings”) if Tenant is not then in default under this Lease. Tenant acknowledges that such rights shall be subordinate to the rights of FibroGen, Inc. (and its successors in interest) pursuant to that certain Lease dated December 20, 1996 between Britannia Gateway as Landlord and FibroGen, Inc. as Tenant.

7. FIRST REFUSAL RIGHT TO PURCHASE

7.1 Sale Restriction. Landlord shall not sell the Building, the Site, the building occupied by Tenant pursuant to the Phase I Lease, or both (for purposes of this Article 7, the “First Refusal Buildings”) at any time during the term of this Lease, except in compliance with this Article 7; provided, however, that the foregoing restriction shall not apply during any period in which Tenant is in default under this Lease. The parties acknowledge that the sale of either or both of the First Refusal Buildings independent of the remainder of the Site as a separate legal parcel may require a subdivision of the Site. For purposes of this Article 7, the terms “purchase,” “sell” and “sale” shall be construed to include, without limitation, any exchange transaction in which Landlord transfers or conveys its interest in the Site or the First Refusal Buildings (or any applicable portion thereof) in exchange for other real property or other non-cash consideration. Notwithstanding any other provisions of this Article 7, the provisions of this Article 7 shall not apply to any sale, transfer or other conveyance of the Site, the First Refusal Buildings or any portion thereof by Landlord to any person or entity which controls, is controlled by or is under common control with Landlord, but the provisions of this Article 7 shall continue to apply to the First Refusal Buildings in the hands of such affiliated transferee.

7.2 First Refusal Right. If, at any time during the term of this Lease, Landlord receives and wishes to accept a bona fide, written offer from a person or entity other than Tenant (the “Offeror”) to purchase the Site or either or both of the First Refusal Buildings, and if Tenant is not then in default under this Lease, Landlord shall give written notice of such offer to Tenant, specifying the material terms on which the Offeror proposes to purchase such building or specified portion thereof (the “Offered Property”), and shall offer to Tenant the opportunity to purchase the Offered Property on the terms specified in Landlord’s notice, as modified by Section 7.3 (if applicable). For purposes of this Section 7.2, an offer shall be considered bona fide if it is contained in a letter of intent or other writing signed by the Offeror and specifies the material terms of such proposed purchase. Tenant shall have twenty (20) days after the date of giving of such notice by Landlord in which to accept such offer by written notice to Landlord. Upon such acceptance by Tenant, the Offered Property shall be sold to Tenant on the terms set forth in Landlord’s notice, as modified by Section 7.3 hereof (if applicable), and the parties shall promptly execute an agreement containing the terms of Landlord’s said notice and such other reasonable and customary terms as the parties shall agree. If Tenant does not accept Landlord’s offer within the allotted time, Landlord shall thereafter have the right to sell the Offered Property to the Offeror, at any time within one hundred eighty (180) days after Tenant’s failure to accept Landlord’s offer, at a price and on other terms and conditions not more favorable to the Offeror than the price and other terms of the original offer specified in Landlord’s said notice. If Tenant does not accept Landlord’s offer and Landlord does not sell the Offered Property to the Offeror within one hundred eighty (180) days, this First Refusal Right shall reattach to the Offered Property.

7.3 Discount on Purchase Price. If, at the time Landlord is required to give Tenant a notice specified in Section 7.2, Tenant has at least one class of equity securities listed on any national stock exchange, the NASDAQ National Market System or the NASDAQ Small Cap Market, or registered for public trading pursuant to the Securities Exchange Act of 1934, as amended, and Tenant has received gross revenues of at least one hundred fifty million dollars ($150,000,000) during Tenant’s most recently completed fiscal year, then the price at which Tenant is entitled to purchase the Offered Property pursuant to the notice specified in Section 7.2 shall be four percent (4%) lower than the price specified in the bona fide offer. For purposes of this Section 7.3, “gross revenues” shall include equity investments, research and development funding, milestone payments and royalty revenue.

7.4 Expansion Buildings. Landlord shall cause to be delivered to Tenant concurrently with the execution of this Lease an agreement between Tenant and Britannia Gateway that provides to Tenant certain rights of first refusal to purchase either or both of the Expansion Buildings, if Tenant is not then in default under this Lease. Tenant acknowledges that such rights shall be subordinate to the rights of FibroGen; Inc. (and its successors in interest) pursuant to that certain Lease dated December 20, 1996 between Britannia. Gateway as Landlord and FibroGen, Inc. as Tenant.

8. TAXES

8.1 Personal Property. Tenant shall be responsible for and shall pay prior to delinquency all taxes and assessments levied against or by reason of (a) any and all alterations, additions and items installed or placed on the Property and taxed as personal property rather than as real property, and/or (b) all personal property, trade fixtures and other property placed by Tenant on or about the Property. Upon request by Landlord, Tenant shall furnish Landlord with satisfactory evidence of Tenant’s payment thereof. If at any time during the term of this Lease any of said alterations, additions or personal property, whether or not belonging to Tenant, shall be taxed or assessed as part of the Property, then such tax or assessment shall be paid by Tenant to Landlord immediately upon presentation by Landlord of copies of the tax bills in which such taxes and assessments are included and shall, for the purposes of this Lease, be deemed to be personal property taxes or assessments under this Section 8.1.

8.2 Real Property. To the extent any real property taxes and assessments on the Property (including, but not limited to, the Improvements) are assessed directly to Tenant, Tenant shall be responsible for and shall pay prior to delinquency all such taxes and assessments levied against the Property. Upon request by Landlord, Tenant shall furnish Landlord with satisfactory evidence of Tenant’s payment thereof. To the extent the Property and/or Improvements are taxed or assessed to Landlord following the Commencement Date, such real property taxes and assessments shall constitute Operating Expenses (as that term is defined in Section 9.2 of this Lease) and shall be paid in accordance with the provisions of Article 9 of this Lease.

9. OPERATING EXPENSES

9.1 Liability For Operating Expenses.

Tenant shall pay to Landlord, at the time and in the manner hereinafter set forth, as additional rental, an amount equal to one hundred percent (100%) (“Tenant’s Operating Cost Share”) of the Operating Expenses defined in Section 9.2.

9.2 Definition Of Operating Expenses. Subject to the exclusions and provisions hereinafter contained, the term “Operating Expenses” shall mean the total costs and expenses incurred by or allocable to Landlord for operation and maintenance of the Improvements and the Property, including, without limitation, costs and expenses of (i) operation, repair and maintenance of the roof (structural portions only), exterior walls and other structural portions of the Building; (ii) liability, casualty or other insurance (including, but not limited to, earthquake insurance if Landlord in its discretion elects to carry such insurance, which it is Landlord’s present intention to do, so long as such insurance is reasonably available in the commercial insurance markets) carried by Landlord with respect to the Property, the Improvements or any portion thereof; (iii) real and personal property taxes and assessments or substitutes therefor levied or assessed against the Property or any part thereof, including (but not limited to) any possessory interest, use, business, license or other taxes or fees, any taxes imposed directly on rents or services, any assessments or charges for police or fire protection, housing, transit, open space, street or sidewalk construction or maintenance or other similar services from time to time by any governmental or quasi-governmental entity, and any other new taxes on landlords in addition to taxes now in effect; (iv) supplies, equipment, utilities and tools used in operation, repair and maintenance of the roof (structural portions only), exterior walls and other structural portions of the Building; (v) capital improvements to the Property or the Improvements, amortized over their respective useful lives, (aa) which reduce or will cause future reduction of other items of Operating Expenses for which Tenant is otherwise required to contribute (but not in excess of the cost savings realized) or (bb) which are required by law, ordinance, regulation or order of any governmental authority enacted after the date of this Lease; and (vi) any other costs (including, but not limited to, any parking or utilities fees or surcharges) allocable to or paid by Landlord, as owner of the Property or Improvements, pursuant to any applicable laws, ordinances, regulations or orders of any governmental or quasi-governmental authority or pursuant to the terms of any declarations of covenants, conditions and restrictions now or hereafter affecting either the Property or any other property described in Section 9.1(b) or over which Tenant has non-exclusive usage rights as contemplated in Section 1.1(b) hereof. The distinction between items of ordinary operating maintenance and repair and items of a capital nature shall be made in accordance with generally accepted accounting principles applied on a consistent basis. Notwithstanding any other provisions of this Section 9.2, Operating Expenses shall not include any costs attributable to work for which Landlord is required to pay under Section 5.1 or Exhibit C; any management fees; depreciation on buildings (other than depreciation on personal property); costs of tenants’ improvements; interest; capital items (other than as expressly provided above); payments on debt (principal or interest); leasing commissions; costs of goods and services (including utilities) for which Landlord is reimbursed by tenants or occupants other than Tenant; costs incurred to perform or correct Landlord’s Work described in Section 5.1 and Exhibit C; costs of correcting defects in or inadequacy of the initial design of the structure of the Building; legal fees; amounts paid to affiliates of Landlord (i.e., persons or companies controlled by, under common control with, or which control, Landlord) for services on or to the Building, except to the extent that the costs of such services do not exceed competitive costs of such services, were they rendered by a non-affiliate of Landlord; expenses in connection with services or other benefits provided to one or more other tenants but not generally available to Tenant; space planning fees, architectural fees, engineering fees (other than those relating to the general operation of buildings or common areas), marketing, advertising or any other expenses incurred in connection with the development or leasing of any buildings or improvements; costs associated with the operation of the business of the legal entity which constitutes Landlord as the same is separate and apart from the costs and operation of the Building, including legal entity formation and internal entity accounting; any late fees or penalties or similar fees incurred by Landlord, except to the extent attributable to Tenant’s late payment or nonpayment of minimum rental or additional rent; any debt losses, rent losses or reserves for bad debt; the cost of any repairs in accordance with the provisions of this Lease relating to fire, casualty and/or condemnation; Landlord’s incremental costs incurred by reason of Landlord’s breach of any leases with other tenants, and any costs incurred by reason of the breach by other tenants of such tenants’ leases (to the extent recoverable from such tenants); or any unrecovered expenses incurred as a consequence of the grossly negligent operation and maintenance, by Landlord or its employees, of those portions of the Building required to be maintained by Landlord.

9.3 Determination and Payment Of Operating Expenses.

(a) Beginning on the Commencement Date and thereafter from time to time during the term of this Lease, Landlord shall give Tenant written notice of amounts paid or to be paid by Landlord for insurance premiums, taxes, structural repair or maintenance costs or any other amount constituting an Operating Expense under Section 9.2 hereof, accompanied by copies of premium notices, tax statements, contractor’s invoices or other documentation reasonably evidencing the amount of the applicable Operating Expense payment, and Tenant shall pay to Landlord Tenant’s Operating Cost Share of each such item of Operating Expenses. Such payment by Tenant shall be due on or before the later to occur of (i) ten (10) days after delivery of Landlord’s written notice to Tenant or (ii) fourteen (14) days before the date on which the applicable Operating Expense payment by Landlord is due (in the case of insurance premiums or other payments to private parties) or would become delinquent (in the case of taxes or assessments). In the event of any subsequent rebate, refund, adjustment or surcharge with respect to any item of Operating Expenses allocable to any portion of the term of this Lease, the amount of such rebate, refund, adjustment or surcharge shall be for Tenant’s benefit or account, as, the case may be, and shall be adjusted promptly by a cash payment from Landlord to Tenant or from Tenant to Landlord, as the case may be.

(b) Tenant shall be entitled at any time and from time to time, upon reasonable written notice to Landlord and during normal business hours at Landlord’s office or such other places as Landlord shall designate, to inspect and examine those books and records of Landlord relating to the determination and payment of Operating Expenses relating to this Lease, the Property and/or any other properties described in Section 9.1(b). If, after inspection and examination of such books and records, Tenant disputes the amount of any such Operating Expenses charged by Landlord and the parties are not able to resolve such dispute by good faith negotiations within (30) days after Tenant notifies Landlord in writing of the disputed items, then Tenant may, by written notice to Landlord, request an independent audit of such books and records. The independent audit of the books and records shall be conducted by a certified public accountant acceptable to both Landlord and Tenant or, if the parties are unable to agree, by a “Big Six” accounting firm designated by Landlord and not then employed by Landlord or Tenant. The audit shall be limited to the determination of the amount of Operating Expenses specified by Tenant in its notice of objection. If the audit discloses that the amount of Operating Expenses billed to Tenant was incorrect, the appropriate party shall promptly pay to the other party the deficiency or overpayment, as applicable. All costs and expenses of the audit shall be paid by Tenant unless the audit shows that Landlord overstated Operating Expenses covered by the audit by more than five percent (5%), in which case Landlord shall pay all costs and expenses of the audit.

9.4 Proration. If the Commencement Date falls on a day other than the first day of an insurance coverage period, tax fiscal year or other period to which an Operating Expense is allocable or attributable, or if this Lease terminates on a day other than the last day of an insurance coverage period, tax fiscal year or other period to which an Operating Expense is allocable or attributable, then the amount of Operating Expenses payable by Tenant with respect to such first or last partial insurance coverage period, tax fiscal year or other period shall be prorated on the basis which the number of days during such insurance coverage period, tax fiscal year or other period in which this Lease is in effect bears to the total number of days in such insurance coverage period, tax fiscal year or other period.

10. UTILITIES

10.1 Payment. Commencing with the Commencement Date and thereafter throughout the term of this Lease, Tenant shall pay, before delinquency, all charges for water, gas, heat, light, electricity, power, sewer, telephone, alarm system, janitorial and other services or utilities supplied to or consumed in or upon the Property (including any separately metered costs for water, electricity or other services or utilities furnished with respect to the Common Areas), including any taxes on such services and utilities.

10.2 Interruption. There shall be no abatement of rent or other charges required to be paid hereunder and Landlord shall not be liable in damages or otherwise for interruption or failure of any service or utility furnished to or used in the Property because of accident, making of repairs, alterations or improvements, severe weather, difficulty or inability in obtaining services or supplies, labor difficulties or any other cause, except to the extent such interruption or failure of a service or utility is caused by the negligence or willful misconduct of Landlord or its agents or employees.

11. ALTERATIONS; SIGNS

11.1 Right To Make Alterations. Tenant shall make no alterations, additions or improvements to the Property without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, except that Tenant shall not be required to obtain such consent for interior non-structural alterations costing less than One Hundred Thousand Dollars ($100,000) in the aggregate during any twelve (12) month period. All such alterations, additions and improvements shall be completed with due diligence in a workmanlike manner similar to

Landlord’s manner of construction and in compliance with plans and specifications approved in writing by Landlord and all applicable laws, ordinances, rules and regulations, and to the extent Landlord’s consent is not otherwise required hereunder for such alterations, additions or improvements, Tenant shall give prompt written notice thereof to Landlord for purposes of Section 11.2 hereof. Tenant shall cause any contractors engaged by Tenant for work on the Property to maintain public liability and property damage insurance, and other customary insurance, with such terms and in such amounts as Landlord may reasonably require, naming Landlord and its partners, shareholders, agents and employees as additional insureds, and shall furnish Landlord with certificates of insurance or other evidence that such coverage is in effect. In addition, in connection with any future alterations, additions or improvements to the Property (including, but not limited to, any construction or installation of furnishings, fixtures or equipment), after completion of Tenant’s work in the Building pursuant to the Workletter attached hereto, costing in excess of Seventy-Five Thousand Dollars ($75,000.00) in the aggregate during any twelve (12) month period, Tenant shall use reasonable best efforts to engage only union contractors where available for such work. Notwithstanding any other provisions of this Section 11.1, under no circumstances shall Tenant make any structural alterations or improvements, or any substantial changes to the roof or substantial equipment installations on the roof, or any substantial changes or alterations to building systems, without Landlord’s prior written consent.

11.2 Title To Alterations. All alterations, additions and improvements installed in, on or about the Property shall be part of the Improvements and the property of Landlord, unless Landlord elects to require Tenant to remove the same upon the termination of this Lease, which election shall be made by Landlord concurrently with its consent to such alterations, additions or improvements or, if no such consent is required, then within fifteen (15) days after Landlord is advised in writing of such alterations, additions or improvements as contemplated in Section 11.1 hereof; provided, however, that the foregoing shall not apply (i) to Tenant’s movable furniture and trade fixtures to the Property, or (ii) to any of the Interior Improvements (as defined in Exhibit C hereto), or any subsequent improvements installed by Tenant at its own expense, which are readily movable, are not an integral part of the Building’s structure or interior architectural improvements, and are not an integral part of the Building’s HVAC, plumbing or electrical systems or other standard operating systems. All of such items described in clause (i) or (ii) of the preceding sentence (in all events including, but not limited to, lab benches, fume hoods and cold rooms) may (and, if duly elected by Landlord hereunder, shall) be removed by Tenant upon the termination of this Lease. Tenant shall promptly repair any damage caused by its removal of any such improvements.

11.3 Tenant Fixtures. Notwithstanding the provisions of Sections 11.1 and 11.2, Tenant may install, remove and reinstall trade fixtures without Landlord’s prior written consent, except that any fixtures which are affixed to the Property or which affect the exterior or structural portions of the Building or the building systems shall require Landlord’s written approval. The foregoing shall apply to Tenant’s signs, logos and insignia, all of which Tenant shall have the right to place and remove and replace (a) only with Landlord’s prior written consent as to location, size and composition, which consent shall not be unreasonably withheld or delayed, and (b) only in compliance with all restrictions and requirements of applicable law and of any covenants, conditions and restrictions or other written agreements now or hereafter applicable to the Property. Tenant shall immediately repair any damage caused by installation and removal of fixtures under this Section 11.3.

11.4 No Liens. Tenant shall at all times keep the Property free from all liens and claims of any contractors, subcontractors, materialmen, suppliers or any other parties employed either directly or indirectly by Tenant in construction work on the Property. Tenant may contest any claim of lien, but only if, prior to such contest, Tenant either (i) posts security in the amount of the claim, plus estimated costs and interest, or (ii) records a bond of a responsible corporate surety in such amount as may be required to release the lien from the Property. Tenant shall indemnify, defend and hold Landlord harmless against any and all liability, loss, damage, cost and other expenses, including, without limitation, reasonable attorneys’ fees, arising out of claims of any lien for work performed or materials or supplies furnished at the request of Tenant or persons claiming under Tenant.

11.5 Signs. Without limiting the generality of the provisions of Section 11.3 hereof, Tenant shall have the right to display its corporate name and logo on the Building and in front of the entrance to the Building, subject to Landlord’s prior approval as to location, size and composition (which approval shall not be unreasonably withheld or delayed) and subject to all restrictions and requirements of applicable law and of any covenants, conditions and restrictions or other written agreements now or hereafter applicable to the Property. Landlord is hereby deemed to have approved, as to location, any signage the location of which is expressly designated on the site plan attached hereto as Exhibit B or on any Approved Plan developed pursuant to the Workletter executed concurrently herewith.

12. MAINTENANCE AND REPAIRS

12.1 Landlord’s Work.

(a) Landlord shall repair and maintain or cause to be repaired and maintained the roof (structural portions only), exterior walls and other structural portions of the Building. The cost of all work performed by Landlord under this Section 12.1 shall be an Operating Expense hereunder, except to the extent such work (i) is required due to the negligence of Landlord, (ii) is a capital expense not includible as an Operating Expense under Section 9.2 hereof, or (iii) is required due to the negligence or willful misconduct of Tenant or its agents, employees or invitees (in which event Tenant shall bear the full cost of such work pursuant to the indemnification provided in Section 14.6 hereof). Tenant knowingly and voluntarily waives the right to make repairs at Landlord’s expense, except to the extent expressly set forth in Section 12.1(b), or to offset the cost thereof against rent, under any law, statute, regulation or ordinance now or hereafter in effect.

(b) If Landlord fails to perform any repairs or maintenance required to be performed by Landlord under Section 12.1(a) and such failure continues for thirty (30) days or more after Tenant gives Landlord written notice of such failure (or, if such repairs or maintenance cannot reasonably be performed within such 30-day period, then if Landlord fails to commence performance within such 30-day period and thereafter to pursue such performance diligently to completion), then Tenant shall have the right to perform such repairs or maintenance and Landlord shall reimburse Tenant for the reasonable cost thereof within fifteen (15) days after written notice from Tenant of the completion and cost of such work, accompanied by copies of invoices or other reasonable supporting documentation. Under no circumstances, however, shall Tenant have any right to offset the cost of any such work against rent or other charges falling due from time to time under this Lease.

12.2 Tenant’s Obligation For Maintenance.

(a) Good Order, Condition And Repair. Except as provided in Section 12.1 hereof, Tenant at its sole cost and expense shall keep and maintain in good and sanitary order, condition and repair the Property and every part thereof, wherever located, including but not limited to the Common Areas of the Phase II Site, the roof (non-structural portions only), signs, interior, ceiling, electrical system, plumbing system, telephone and communications systems of the Building, the HVAC equipment and related mechanical systems serving the Building (for which equipment and systems Tenant shall enter into a service contract with a person or entity designated or approved by Landlord), all doors, door checks, windows, plate glass, door fronts, exposed plumbing and sewage and other utility facilities, fixtures, lighting, wall surfaces, floor surfaces and ceiling surfaces of the Building and all other interior repairs, foreseen and unforeseen, with respect to the Building, as required.

(b) Landlord’s Remedy. If Tenant, after notice from Landlord, fails to make or perform promptly any repairs or maintenance which are the obligation of Tenant hereunder, Landlord shall have the right, but shall not be required, to enter the Property and make the repairs or perform the maintenance necessary, to restore the Property to good and sanitary order, condition and repair. Immediately on demand from Landlord, the cost of such repairs shall be due and payable by Tenant to Landlord.

(c) Condition Upon Surrender. At the expiration or sooner termination of this Lease, Tenant shall surrender the Property, including any additions, alterations and improvements thereto, broom clean, in good and sanitary order, condition and repair, ordinary wear and tear excepted, first, however, removing all goods and effects of Tenant and all fixtures and items required to be removed pursuant to this Lease (including, but not limited to, any such removal required as a result of an election duly made by Landlord to require such removal as contemplated in Section 11.2), and repairing any damage caused by such removal. Tenant shall not have the right to remove fixtures or equipment if Tenant is in default hereunder unless Landlord specifically waives this provision in writing. Tenant expressly waives any and all interest in any personal property and trade fixtures not removed from the Property by Tenant at the expiration or termination of this Lease, agrees that any such personal property and trade fixtures may, at Landlord’s election, be deemed to have been abandoned by Tenant, and authorizes Landlord (at its election and without prejudice to any other remedies under this Lease or under applicable law) to remove and either retain, store or dispose of such property at Tenant’s cost and expense, and Tenant waives all claims against Landlord for any damages resulting from any such removal, storage, retention or disposal.

13. USE OF PROPERTY

13.1 Permitted Use. Subject to Sections 13.3 and 13.4 hereof, Tenant shall use the Property solely as a laboratory research and development facility, including (but not limited to) wet chemistry and biology labs, clean rooms, pilot scale, clinical scale and GMP scale manufacturing, storage and use of toxic and radioactive materials incidental to such research and development activities (subject to the provisions of Section 13.6 hereof), storage and use of laboratory animals, and other lawful purposes related to or incidental to such research and development use, and as office space for sales and marketing functions, and for no other purpose without Landlord’s written consent (not to be unreasonably withheld or delayed).

13.2 [Omitted.]

13.3 No Nuisance. Tenant shall not use the Property for or carry on or permit upon the Property or any part thereof any offensive, noisy or dangerous trade, business, manufacture, occupation, odor or fumes, or any nuisance or anything against public policy, nor interfere with the rights or business of Landlord in the Building or the Property, nor commit or allow to be committed any waste in, on or about the Property. Tenant shall not do or permit anything to be done in or about the Property, nor bring nor keep anything therein, which will in any way cause the Property to be uninsurable with respect to the insurance required by this Lease or with respect to standard fire and extended coverage insurance with vandalism, malicious mischief and riot endorsements.

13.4 Compliance With Laws. Tenant shall not use the Property or permit the Property to be used in whole or in part for any purpose or use that is in violation of any applicable laws, ordinances, regulations or rules of any governmental agency or public authority. Tenant shall keep the Property equipped with all safety appliances required by law, ordinance or insurance on the Property, or any order or regulation of any public authority, because of Tenant’s particular use of the Property. Tenant shall procure all licenses and permits required for use of the Property. Tenant shall use the Property in strict accordance with all applicable ordinances, rules, laws and regulations and shall comply with all requirements of all governmental authorities now in force or which may hereafter be in force pertaining to the use of the Property by Tenant, including, without limitation, regulations applicable to noise, water, soil and air pollution, and making such nonstructural alterations and additions thereto as may be required from time to time by such laws, ordinances, rules, regulations and requirements of governmental authorities or insurers of the Property (collectively, “Requirements”) because of Tenant’s construction of improvements in or other particular use of the Property. Any structural alterations or additions required from time to time by applicable Requirements because of Tenant’s construction of improvements in or other particular use of the Property shall, at Landlord’s election, either (i) be made by Tenant, at Tenant’s sole cost and expense, in accordance with the procedures and standards set forth in Section 11.1 for alterations by Tenant, or (ii) be made by Landlord at Tenant’s sole cost and expense, in which event Tenant shall pay to Landlord as additional rent, within ten (10) days after demand by Landlord, an amount equal to all reasonable costs incurred by Landlord in connection with such alterations or additions. The judgment of any court, or the admission by Tenant in any proceeding against Tenant, that Tenant has violated any law, statute, ordinance or governmental rule, regulation or requirement shall be conclusive of such violation as between Landlord and Tenant.

13.5 Liquidation Sales. Tenant shall not conduct or permit to be conducted any auction, bankruptcy sale, liquidation sale, or going out of business sale, in, upon or about the Property, whether said auction or sale be voluntary, involuntary or pursuant to any assignment for the benefit of creditors, or pursuant to any bankruptcy or other insolvency proceeding.

13.6 Environmental Matters.

(a) For purposes of this Section, “hazardous substance” shall mean the substances included within the definitions of the term “hazardous substance” under (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §§ 9601 et seq., and the regulations promulgated thereunder, as amended, (ii) the California Carpenter-Presley-Tanner Hazardous Substance Account Act, California Health & Safety Code §§ 25300 et seq., and regulations promulgated thereunder, as amended, (iii) the Hazardous

Materials Release Response Plans and Inventory Act, California Health & Safety Code §§ 25500 et seq., and regulations promulgated thereunder, as amended, and (iv) petroleum: “hazardous waste” shall mean (i) any waste listed as or meeting the identified characteristics of a “hazardous waste” under the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §§ 6901, et seq., and regulations promulgated pursuant thereto, as amended (collectively, “RCRA”), (ii) any waste meeting the identified characteristics of “hazardous waste,” “extremely hazardous waste” or “restricted hazardous waste” under the California Hazardous Waste Control Law, California Health & Safety Code §§ 25100 et seq., and regulations promulgated pursuant thereto, as amended (collectively, the “CHWCL”), and/or (iii) any waste meeting the identified characteristics of “medical waste” under California Health & Safety Code §§ 25015-25027.8, and regulations promulgated thereunder, as amended; and “hazardous waste facility” shall mean a hazardous waste facility as defined under the CHWCL.

(b) Without limiting the generality of the obligations set forth in Section 13.4 of this Lease:

(i) Tenant covenants not to cause or permit any hazardous substance or hazardous waste to be brought upon, kept, stored or used in or about the Property without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, except that Tenant, in connection with its permitted use of the Property as provided in Section 13.1, may keep, store and use materials that constitute hazardous substances which are customary for such permitted use, provided such hazardous substances are kept, stored and used in quantities which are customary for such permitted use and are kept, stored and used in full compliance with clauses (ii) and (iii) immediately below.

(ii) Tenant covenants that it will comply with all applicable laws, rules, regulations, orders, permits, licenses and operating plans of any governmental authority with respect to the receipt, use, handling, generation, transportation, storage, treatment and/or disposal of hazardous substances or wastes by Tenant or its agents or employees, and Tenant will provide Landlord with copies of all permits, licenses, registrations and other similar documents that authorize Tenant to conduct any such activities in connection with its authorized use of the Property from time to time.

(iii) Tenant agrees that it shall not (A) operate on or about the Property any facility required to be permitted or licensed as a hazardous waste facility or for which interim status as such is required, nor (B) store any hazardous wastes on or about the Property for ninety (90) days or more, nor (C) conduct any other activities on or about the Property that could result in the Property being deemed to be a “hazardous waste facility” (including, but not limited to, any storage or treatment of hazardous substances or hazardous wastes which could have such a result).

(iv) Tenant agrees to comply with all applicable laws, rules, regulations, orders and permits relating to underground storage tanks installed by Tenant or its agents or employees (including any installation, monitoring, maintenance, closure and/or removal of such tanks) as such tanks are defined in California Health & Safety Code § 25281(x), including, without limitation, complying with California Health & Safety Code §§ 25280-25299.7 and the regulations promulgated thereunder, as amended. Tenant shall furnish to Landlord copies of all registrations and permits issued to or held by Tenant from time to time for any and all underground storage tanks.

(v) If applicable, Tenant shall provide Landlord in writing the following information and/or documentation at the commencement of this Lease and within sixty (60) days of any change in or addition to the required information and/or documentation (provided, however, that in the case of the materials described in subparagraphs (B), (C) and (E) below, Tenant shall not be required to deliver copies of such materials to Landlord but shall maintain copies of such materials to such extent and for such periods as may be required by applicable law and shall permit Landlord or its representatives to inspect such materials during normal business hours at any time and from time to time upon reasonable notice to Tenant):

(A) A list of all hazardous substances and/or wastes that Tenant receives, uses, handles, generates, transports, stores, treats or disposes of from time to time in connection with its operations on the Property.

(B) All Material Safety Data Sheets (“MSDSs”), if any, required to be completed with respect to operations of Tenant at the Property from time to time in accordance with Title 26, California Code of Regulations § 8-5194 or 42 U.S.C. § 11021, or any amendments thereto, and any Hazardous Materials Inventory Sheets that detail the MSDSs.

(C) All hazardous waste manifests (as defined in Title 26, California Code of Regulations § 22-66481), if any, that Tenant is required to complete from time to time in connection with its operations at the Property.

(D) A copy of any Hazardous Materials Management Plan required from time to time with respect to Tenant’s operations at the Property, pursuant to California Health & Safety Code §§ 25500, et seq., and any regulations promulgated thereunder, as amended.

(E) Copies of any Contingency Plans and Emergency Procedures required of Tenant from time to time due to its operations in accordance with Title 26, California Code of Regulations §§ 22-67140 et seq., and any amendments thereto, and copies of any Training Programs and Records required under Title 26, California Code of Regulations, § 22-67105, and any amendments thereto.

(F) Copies of any biennial reports required to be furnished to the California Department of Health Services from time to time relating to hazardous substances or wastes, pursuant to Title 26, California Code of Regulations, § 22-66493, and any amendments thereto.

(G) Copies of all industrial wastewater discharge permits issued to or held by Tenant from time to time in connection with its operations on the Property.

(H) Copies of any other lists or inventories of hazardous substances and/or wastes on or about the Property that Tenant is otherwise required to prepare and file from time to time with any governmental or regulatory authority.

(vi) Tenant shall secure Landlord’s prior written approval for any proposed receipt, storage, possession, use, transfer or disposal of “radioactive materials” or “radiation,” as such materials are defined in Title 26, California Code of Regulations § 17-30100, and/or any other materials possessing the characteristics of the materials so defiled, which approval Landlord may withhold in its sole and absolute discretion; provided, that such approval shall not be required for any radioactive materials for which Tenant has secured prior written approval of the Nuclear Regulatory Commission and delivered to Landlord a copy of such approval. Tenant, in connection with any such authorized receipt, storage, possession, use, transfer or disposal of radioactive materials or radiation, shall:

(A) Comply with all federal, state and local laws, rules, regulations, orders, licenses and permits;

(B) Maintain, to such extent and for such periods as may be required by applicable law, and permit Landlord or its representatives to inspect during normal business hours at any time and from time to time upon reasonable notice to Tenant, a list of all radioactive materials or radiation received, stored, possessed, used, transferred or disposed of from time to time, to the extent not already disclosed through delivery of a copy of a Nuclear Regulatory Commission approval with respect thereto as contemplated above; Landlord agrees to use its best efforts to be minimally disruptive to Tenant’s business and operations during such inspections; and

(C) Maintain, to such extent and for such periods as may be required by applicable law, and permit Landlord or its representatives to inspect during normal business hours at any time and from time to time upon reasonable notice to Tenant, all licenses, registration materials, inspection reports, governmental orders and permits in connection with the receipt, storage, possession, use, transfer or disposal of radioactive, materials or radiation from time to time.

(vii) Tenant agrees to comply with any and all applicable laws, rules, regulations and orders of any governmental authority with respect to the release into the environment of any hazardous wastes or substances or radiation or radioactive materials by Tenant or its agents or employees. Tenant agrees to give Landlord immediate verbal notice of any unauthorized release of any such hazardous wastes or substances or radiation or radioactive materials into the environment, and to follow such verbal notice with written notice to Landlord of such release within twenty-four (24) hours of the time at which Tenant became aware of such release.

(viii) Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, losses (including, but not limited to, loss of rental income and loss due to business interruption), damages, liabilities, costs, legal fees and expenses of any sort arising out of or relating to (A) any failure by Tenant to comply with any provisions of this paragraph (b), or (B) any receipt, use handling, generation, transportation, storage, release and/or disposal of any hazardous substance or waste or any radioactive material or radiation on or about the Property in connection with Tenant’s use or occupancy of the Property or as a result of any intentional or negligent acts or omissions of Tenant or of any agent or employee of Tenant.

(ix) Tenant agrees to cooperate with Landlord in furnishing Landlord with complete information regarding Tenant’s receipt, handling, use, storage, transportation, generation, treatment and/or disposal of any hazardous substances or wastes or radiation or radioactive materials. Upon request, Tenant agrees to grant Landlord reasonable access at reasonable times to the Property to inspect Tenant’s receipt, handling, use, storage, transportation, generation, treatment and/or disposal of hazardous substances or wastes or radiation or radioactive materials, without being deemed guilty of any disturbance of Tenant’s use or possession and without being liable to Tenant in any manner.

(x) Notwithstanding Landlord’s rights of inspection and review under this paragraph (b), Landlord shall have no obligation or duty to so inspect or review, and no third party shall be entitled to rely on Landlord to conduct any sort of inspection or review by reason of the provisions of this paragraph (b).

(xi) If Tenant receives, handles, uses, stores, transports, generates, treats and/or disposes of any hazardous substances or wastes or radiation or radioactive materials on or about the Property at any time during the term of this Lease, then within thirty (30) days after termination or expiration of this Lease, Tenant at its sole cost and expense shall obtain and deliver to Landlord an environmental study, performed by an expert reasonably satisfactory to Landlord, evaluating the presence or absence of hazardous substances and wastes, radiation and radioactive materials on and about the Property. Such study shall be based on a reasonable and prudent level of tests and investigations of the Property which tests shall be conducted no earlier than the date of termination or expiration of this Lease. Liability for any remedial actions required or recommended on the basis of such study shall be allocated in accordance with Sections 13.4, 13.6, 14.6 and other applicable provisions of this Lease.

(c) Landlord shall indemnify; defend and hold Tenant harmless from and against any and all claims, losses, damages, liabilities, costs, legal fees and expenses of any sort arising out of or relating to (i) the presence on the Property of any hazardous substances or wastes or radiation or radioactive materials present on the Property as of the Commencement Date (other than as a result of any intentional or negligent acts or omissions of Tenant or of any agent or employee of Tenant), and/or (ii) any unauthorized release into the environment (including, but not limited to, the Site) of any hazardous substances or wastes or radiation or radioactive materials to the extent such release results from the negligence of or willful misconduct or omission by Landlord or its agents or employees.

(d) In the event of any third-party claims, losses, damages, liabilities, costs; legal fees and expenses of any sort (including, but not limited to, costs incurred with respect to any government-mandated remediation), against either Landlord or Tenant or both, arising out of or relating to (i) the presence on the Property of any hazardous substances or wastes or radiation or radioactive materials not present on the Property as of the Commencement Date (except to the extent the presence thereof is already covered by an express indemnification obligation under Section 13.6(b)(viii) or Section 13.6(c), as applicable), and/or (ii) any unauthorized release into the environment (including, but not limited to, the Site) of any hazardous substances or wastes or radiation or radioactive materials (except to the extent such release is already covered by an express indemnification obligation under Section 13.6(b)(viii) or Section 13.6(c), as applicable), then (x) Landlord and Tenant shall cooperate reasonably and in good faith in the defense of such third-party claims, liabilities and related matters and

(y) Landlord and Tenant shall each bear fifty percent (50%) of the total claims, losses, damages, liabilities, costs, legal fees and expenses incurred by Landlord and/or Tenant in connection with matters covered by this Section 13.6(d). For purposes of the sharing of expenses contemplated in clause (y) of the preceding sentence, the party directly paying or incurring such costs or expenses shall be entitled to invoice the other party from time to time (on a monthly basis or at other appropriate intervals) for such other party’s respective share thereof, which invoice shall be accompanied by copies of third-party invoices or other reasonable documentation supporting the invoiced amounts, and the party receiving such invoice shall pay its share as reflected in the applicable invoice within fifteen (15) days after receipt thereof, unless the parties agree otherwise. Within three (3) months after receipt of any such invoice, the party receiving the invoice shall be entitled, upon reasonable written notice and during normal business hours, to inspect and examine the books and records of the party submitting the invoice with respect to the invoiced amounts. Any dispute with respect thereto that the parties are unable to resolve by good faith negotiations shall be resolved by an independent audit using the same procedure set forth in Section 9.3(b).

14. INSURANCE AND INDEMNITY

14.1 Liability and Property Insurance.

(a) Tenant shall procure and maintain in full force and effect at all times during the term of this Lease, at Tenant’s cost and expense, commercial general liability insurance to protect against liability arising out of or related to the use of or resulting from any accident occurring in, upon or about the Property, with combined single limit of liability of not less than Five Million Dollars ($5,000,000) per occurrence for bodily injury and property damage. Such insurance shall name Landlord and its partners, shareholders, agents and employees as additional insureds thereunder. The amount of such insurance shall not be construed to limit any liability or obligation of Tenant under this Lease. Tenant shall also procure and maintain in full force and effect at all times during the term of this Lease, at Tenant’s cost and expense, product liability insurance on terms and in amounts satisfactory to Landlord in its reasonable discretion.

(b) Landlord shall procure and maintain in full force and effect at all times during the term of this Lease, at Landlord’s cost and expense (but reimbursable as an Operating Expense under Section 9.2 hereof), commercial general liability insurance to protect against liability arising out of or related to the use of or resulting from any accident occurring in, upon or about the Property, with combined single limit of liability of not less than Five Million Dollars ($5,000,000) per occurrence for bodily injury and property damage.

(c) Landlord shall procure and maintain in full force and effect at all times during the term of this Lease, at Landlord’s cost and expense (but reimbursable as an Operating Expense under Section 9.2 hereof), fire and extended coverage insurance for the Building Shell (as defined in Exhibit C) and for the improvements in the Common Areas of the Property on a full replacement cost basis, and for the Interior Improvements in an amount not less than the total amount contributed by Landlord toward the payment for the Interior Improvements pursuant to Exhibit C. Such insurance may include earthquake coverage to the extent Landlord in its discretion elects to carry such coverage, and shall have such deductibles and other terms as Landlord in its discretion determines to be appropriate. Except as expressly set forth in this paragraph (c), Landlord shall have no obligation to insure the Interior Improvements and shall, in all events, have no obligation to insure any other alterations, additions or improvements installed by Tenant on or about the Property.

(d) Tenant shall procure and maintain in full force and effect at all times during the term of this Lease, at Tenant’s cost and expense, fire and extended coverage insurance for the Interior Improvements in an amount not less than the full replacement cost thereof, less the amount of coverage required to be carried on the Interior Improvements by Landlord pursuant to Section 14.1(c), and shall have sole responsibility for insurance coverage of any other alterations, additions or improvements installed by Tenant on the Property to the extent Tenant deems such coverage appropriate. Tenant’s insurance under this paragraph (d) may include earthquake coverage to the extent Tenant in its discretion elects to carry such coverage, and shall have such deductibles and other terms as Tenant in its discretion determines to be appropriate.

(e) All policies of property insurance carried under paragraphs (c) and (d) of this Section 14.1 shall provide protection against “all perils of direct physical damage” (as defined by the Insurance Services Office) on all insured property. Each insuring party shall cause the other party to be named as an additional insured on such policy to the extent of the coverage for the Interior Improvements. Replacement cost for purposes hereof shall be determined periodically on such reasonable basis as Landlord and Tenant may determine. Such insurance policies (i) shall be written by companies rated B+ or better, with a financial rating of not less than Class VII, in “Best’s Insurance Guide,” and authorized to do business in California; (ii) shall be written to apply to covered property damage and, other covered loss occurring during the policy term, or the onset of which occurred or arose during such policy term; (iii) shall be endorsed, in the case of Tenant’s property insurance, to name Landlord’s lender (“Lender”), if any, holding the lien of a mortgage or deed of trust on the Building and Interior Improvements from time to time as a loss payee, provided that a condition of such endorsement shall be that at all times during the effectiveness of the endorsement there shall be in full force and effect an agreement among Landlord, Tenant and Lender pursuant to which Lender agrees that, in the event of an insured occurrence, Lender will make available to Tenant such part or all of the proceeds of insurance on the Interior Improvements which are received by Lender as are required for the repair or replacement of the Interior Improvements, except as otherwise provided in Section 17.1 hereof in the event of a termination of this Lease; (iv) shall provide that the respective coverages shall be primary and not contributing with or in excess of any coverage that the other party may carry; (v) shall be endorsed to provide the other party with not less than thirty (30) days’ notice of cancellation; and (vi) shall provide for a deductible of not to exceed $10,000 (except in the case of earthquake coverage). Each party shall deliver to the other party, on or before the Commencement Date, and thereafter at least ten (10) days before the expiration dates of expiring policies, certificates of insurance or other satisfactory evidence of the continuation of such property insurance coverage for the period indicated therein. If either party fails to procure property insurance or to deliver certificates or other evidence thereof as required hereunder, the other party may, at its option and in addition to the other party’s other remedies in the event of a default hereunder, procure the same for the benefit of such party. If, pursuant to the foregoing sentence, Tenant secures such insurance on Landlord’s behalf, Tenant shall not be entitled to reimbursement of the cost thereof; if Landlord secures such insurance on Tenant’s behalf, Tenant shall reimburse Landlord for the cost thereof within ten (10) business days after receipt of Landlord’s invoice therefor.

14.2 Quality Of Policies And Certificates. All policies of insurance required hereunder shall be issued by responsible insurers and, in the case of policies carried or required to be carried by Tenant, shall be written as primary policies not contributing with and not in excess of any coverage that Landlord may carry. Each party shall deliver to the other party certificates of insurance showing that the insuring party’s required policies are in effect. If either party fails to acquire, maintain or renew any insurance required to be maintained by it under this Article 14 or to pay the premium therefor, then the other party, at its option and in addition to its other remedies, but without obligation so to do, may procure such insurance, and any sums expended by Landlord to procure any such insurance on behalf of or in place of Tenant shall be repaid upon demand, with interest as provided in Section 3.2 hereof. Tenant shall obtain written undertakings from each insurer under policies required to be maintained by it to notify all insureds thereunder at least thirty (30) days prior to cancellation.

14.3 Workers’ Compensation. Tenant shall maintain in full force and effect during the term of this Lease workers’ compensation insurance covering all of Tenant’s employees working on the Property, with a minimum limit of liability of not less than Five Hundred Thousand Dollars ($500,000) per accident/disease.

14.4 Waiver Of Subrogation. To the extent permitted by law and without affecting the coverage provided by insurance required to be maintained hereunder, Landlord and Tenant each waive any right to recover against the other (i) damage to property, (ii) damage to the Property or any part thereof, or (iii) claims arising by reason of any of the foregoing, but only to the extent that any of the foregoing damages and claims under subparts (i)-(iii) hereof are covered, and only to the extent of such coverage, by insurance actually carried or required to be carried hereunder by either Landlord or Tenant. This provision is intended to waive fully, and for the benefit of each party, any rights and claims which might give rise to a right of subrogation in any insurance carrier. Each party shall procure a clause or endorsement on any property insurance policy denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to the occurrence of injury or loss. Coverage provided by insurance maintained by Tenant shall not be limited, reduced or diminished by virtue of the subrogation waiver herein contained.

14.5 Increase In Premiums. Tenant shall do all acts and pay all expenses necessary to insure that the Property is not used for purposes prohibited by any applicable fire insurance, and that Tenant’s use of the Property complies with all requirements necessary to obtain any such insurance. If Tenant uses or permits the Property to be used in a manner which increases the existing rate of any insurance on the Property carried by Landlord, Tenant shall pay the amount of the increase in premium caused thereby, and Landlord’s costs of obtaining other replacement insurance policies, including any increase in premium, within ten (10) days after demand therefor by Landlord.

14.6 Indemnification.

(a) Tenant shall indemnity, defend and hold Landlord, its partners, shareholders, officers, directors, agents and employee harmless from any and all liability for bodily injury to or death of any person, or loss of or damage to the property of persons, and all actions, claims, demands, costs (including, but not limited to, reasonable attorneys’ fees), damages or expenses arising therefrom which may be brought or made against Landlord or which Landlord may pay or incur by reason of the use, occupancy and enjoyment of the Property by Tenant or any invitees, sublessees, agents or employees of Tenant or holding under Tenant from any cause whatsoever other than negligence or willful misconduct or omission by Landlord, its agents or employees. Landlord, its partners, shareholders, officers, directors, agents and employees shall not be liable for, and Tenant hereby waives all claims against such persons for, damages to goods, wares and merchandise in or upon the Property, or for injuries to Tenant, its agents or third persons in or upon the Property, from any cause whatsoever other than negligence or willful misconduct or omission by Landlord, its agents or employees. Tenant shall give prompt notice to Landlord of any casualty or accident in, on or about the Property.

(b) Landlord shall indemnify, defend and hold Tenant, its shareholders, officers, directors, agents and employees harmless from liability for bodily injury to or death of any person, or loss of or damage to the property of persons, and all actions, claims, demands, costs (including, but not limited to, reasonable attorneys’ fees), damages or expenses arising therefrom which may be brought or made against Tenant or which Tenant may pay or incur, to the extent such liabilities or other matters arise by reason of any negligence or willful misconduct or omission by Landlord, its agents or employees.

14.7 Blanket Policy. Any policy required to be maintained hereunder may be maintained under a so-called “blanket policy” insuring other parties and other locations so long as the amount of insurance required to be provided hereunder is not thereby diminished.

15. SUBLEASE AND ASSIGNMENT

15.1 Assignment And Sublease Of Property. Tenant shall not have the right or power to assign its interest in this Lease, or make any sublease of the Property or any portion thereof, nor shall any interest of Tenant under this Lease be assignable involuntarily or by operation of law, without on each occasion obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Any purported sublease or assignment of Tenant’s interest in this Lease requiring but not having received Landlord’s consent thereto shall be void. Without limiting the generality of the foregoing, Landlord may withhold consent to any proposed subletting or assignment solely on the ground, if applicable, that the use by the proposed subtenant or assignee is reasonably likely to be incompatible with Landlord’s use of any adjacent property owned or operated by Landlord, unless the proposed use is within the permitted uses specified in Section 13.1, in which event it shall not be reasonable for Landlord to object to the proposed use. Any dissolution, consolidation, merger or other reorganization of Tenant, or any sale or transfer of the stock of or other interest in Tenant, or any series of one or more of such events, involving in the aggregate a change of fifty percent (50%) or more in the beneficial ownership of Tenant or its assets shall be deemed to be an assignment hereunder and shall be void without the prior written consent of Landlord as required above. Notwithstanding the foregoing, (i) an initial public offering of the common stock of Tenant shall not be deemed to be an assignment hereunder; and (ii) Tenant shall have the right to assign this Lease or sublet the Premises, or any portion thereof, without Landlord’s consent (but with prior or concurrent written notice by Tenant to Landlord), to any entity which controls, is controlled by, or is under common control with Tenant, or to any entity which results from a merger or consolidation with Tenant, or to any entity engaged in a joint venture with Tenant, or to any entity which acquires substantially all of the stock or assets of Tenant, as a going concern, with respect to the business that is being conducted on the Property (hereinafter each a “Permitted Transfer”). In addition, a sale or transfer of the capital stock of Tenant shall be deemed a Permitted Transfer if (x) such sale or transfer occurs in connection with any bona fide financing or capitalization for the benefit of Tenant, or (y) Tenant becomes a publicly traded corporation. Landlord shall have no right to terminate this Lease in connection with, and shall have no right to any sums or other economic consideration resulting from, any Permitted Transfer. Except as expressly set forth in this Section 15.1, however, the provisions of Section 15.2 shall remain applicable to any Permitted Transfer and the transferee under such Permitted Transfer shall be and remain subject to all of the terms and provisions of this Lease.

15.2 Rights Of Landlord. Consent by Landlord to one or more assignments of this Lease, or to one or more sublettings of the Property or any portion thereof, or collection of rent by Landlord from any assignee or sublessee, shall not operate to exhaust Landlord’s rights under this Article 15, nor constitute consent to any subsequent assignment or subletting. No assignment of Tenant’s interest in this Lease and no sublease shall relieve Tenant of its obligations hereunder, notwithstanding any waiver or extension of time granted by Landlord to any assignee or sublessee, or the failure of Landlord to assert its rights against any assignee or sublessee, and regardless of whether Landlord’s consent thereto is given or required to be given hereunder. In the event of a default by any assignee, sublessee or other successor of Tenant in the performance of any of the terms or obligations of Tenant under this Lease, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against any such assignee, sublessee or other successor. In addition, Tenant immediately and irrevocably assigns to Landlord, as security for Tenant’s obligations under this Lease, all rent from any subletting of all or a part of the Property as permitted under this Lease, and Landlord, as Tenant’s assignee and as attorney-in-fact for Tenant, or any receiver for Tenant appointed on Landlord’s application, collect such rent and apply it toward Tenant’s obligations under this Lease; except that, until the occurrence of an act of default by Tenant, Tenant shall have the right to collect such rent and to retain all sublease profits.

16. RIGHT OF ENTRY AND QUIET ENJOYMENT

16.1 Right Of Entry. Landlord and its authorized representatives shall have the right to enter the Property at any time during the term of this Lease during normal business hours and upon not less than twenty-four (24) hours’ prior notice, except in the case of emergency (in which event no notice shall be required and entry may be made at any time), for the purpose of inspecting and determining the condition of the Property or for any other proper purpose including, without limitation, to make repairs, replacements or improvements which Landlord may deem necessary, to show the Property to prospective purchasers, to show the Property to prospective tenants (but only during the final year of the term of this Lease), and to post notices of nonresponsibility. Landlord shall not be liable for inconvenience, annoyance, disturbance, loss of business, quiet enjoyment or other damage or loss to Tenant by reason of making any repairs or performing any work upon the Building or the Property or by reason of erecting or maintaining any protective barricades in connection with any such work, and the obligations of Tenant under this Lease shall not thereby be affected in any manner whatsoever, provided, however, Landlord shall use reasonable efforts to minimize the inconvenience to Tenant’s normal business operations caused thereby.

16.2 Quiet Enjoyment. Landlord covenants that Tenant, upon paying the rent and performing its obligations hereunder and subject to all the terms and conditions of this Lease, shall peacefully and quietly have, hold and enjoy the Property throughout the term of this Lease, or until this Lease is terminated as provided by this Lease.

17. CASUALTY AND TAKING

17.1 Damage or Destruction.

(a) If the Building, or the Common Areas of the Property necessary for Tenant’s use and occupancy of the Building, are damaged or destroyed in whole or in part under circumstances in which (i) repair and restoration is permitted under applicable governmental laws, regulations and building codes then in effect and (ii) repair and restoration reasonably can be completed within a period of one (1) year following the date of the occurrence, then Landlord, as to the Common Areas of the Property and the Building Shell, and Tenant, as to the Interior Improvements, shall commence and complete, with all due diligence and as promptly as is reasonably practicable under the conditions then existing, all such repair and restoration as may be required to return the affected portions of the Property to the condition existing immediately prior to the occurrence. In connection with any such reconstruction of the Interior Improvements, Landlord shall use its best efforts (including, without limitation, any necessary negotiation or intercession with Landlord’s Lender, if any) to promptly make any proceeds of Landlord’s property insurance with respect to the Interior Improvements (up to a maximum amount equal to the amounts originally contributed by Landlord toward the construction of the Interior Improvements) available to Tenant for such reconstruction, subject only to such payment controls as Landlord and its Lender and insurer, or any of them, may reasonably require in order to ensure the proper application of such proceeds toward the reconstruction of the Interior Improvements pursuant to this Section 17.1. In the event of damage or destruction the repair of which is not permitted under applicable governmental laws, regulations and building codes then in effect, if such damage or destruction (despite being corrected to the extent then permitted under applicable governmental laws, regulations and building codes) would still materially impair Tenant’s ability to conduct its business in the Building, then either party may terminate this Lease as of the date of the occurrence by giving written notice to the other within thirty (30) days after the date of the occurrence; if neither party timely elects such termination, or if such damage or destruction does not materially impair Tenant’s ability to conduct its business in the Building, then this Lease shall continue in full force and effect; except that there shall be an equitable adjustment in monthly minimum rental and of Tenant’s Operating Cost Share of Operating Expenses, based upon the extent to which Tenant’s ability to conduct its business in the Building is impaired, and Landlord and Tenant respectively shall restore the Building Shell and the Interior Improvements to a complete architectural whole and to a functional condition. In the event of damage or destruction which cannot reasonably be repaired within one (1) year following the date of the occurrence, then either Landlord or Tenant, at its election, may terminate this Lease as of the date of the occurrence by giving written notice to the other within thirty (30) days after the date of the occurrence; if neither party timely elects such termination, then this Lease shall continue in full force and effect and Landlord and Tenant shall each repair and restore applicable portions of the Property in accordance with the first sentence of this Section 17.1.

(b) The respective obligations of Landlord and Tenant pursuant to Section 17.1(a) are subject to the following limitations:

(i) If the occurrence results from a peril which is required to be insured pursuant to Section 14.1(c) and (d) above, the obligations of either party shall not exceed the amount of insurance proceeds received from insurers by reason of such occurrence, plus the amount of the party’s permitted deductible (provided that each party shall be obligated to use its best efforts to recover any available proceeds from the insurance which it is required to maintain pursuant to the provisions of Section 14.1(c) or (d), as applicable), and, if such proceeds are insufficient, either party may terminate the Lease unless the other party promptly elects and agrees, in writing, to contribute the amount of the shortfall; and

(ii) If the occurrence results from a peril which is not required to be insured pursuant to Section 14.1(c) and (d) above, Landlord shall be required to repair and restore the Building Shell and Common Areas to the extent necessary for Tenant’s continued use and occupancy of the Building, and Tenant shall be required to repair and restore the Interior Improvements to the extent necessary for Tenant’s continued use and occupancy of the Building, provided that each party’s obligation to repair and restore shall not exceed an amount equal to five percent (5%) of the replacement cost of the Building Shell and Common Area improvements, as to Landlord, or five percent (5%) of the replacement cost of the Interior Improvements, as to Tenant, if the replacement cost as to either party exceeds such amount, then the party whose limit has been exceeded may terminate this Lease unless the other party promptly elects and agrees, in writing, to contribute the amount of the shortfall.

(c) If this Lease is terminated pursuant to the foregoing provisions of this Section 17.1 following an occurrence which is a peril required to be insured against pursuant to Section 14.1(c) and (d), Landlord and Tenant agree (and any Lender shall be asked to agree) that there shall be paid from such insurance proceeds (i) to Landlord, the proceeds of Landlord’s property insurance on the Building Shell, (ii) to Landlord, a portion of the aggregate proceeds of Landlord’s and Tenant’s property insurance on the Interior Improvements equal to a fraction, the numerator of which is the insurable value, immediately prior to the occurrence, of the Interior Improvements that would have belonged to Landlord upon termination of this Lease in accordance with the provisions of Section 11.2 and the denominator of which is the total insurable value, immediately prior to the occurrence, of all of the Interior Improvements. and (iii) to Tenant, a portion of the aggregate proceeds of Landlord’s and Tenant’s property insurance on the Interior Improvements equal to a fraction, the numerator of which is the insurable value, immediately prior to the occurrence, of the Interior Improvements that would have belonged to Tenant upon termination of this Lease in accordance with the provisions of Section 11.2 and the denominator of which is the total insurable value, immediately prior to the occurrence, of all of the Interior Improvements.

(d) From and after the date of an occurrence resulting in damage to or destruction of the Building or of the Common Areas necessary for Tenant’s use and occupancy of the Building, and continuing until repair and restoration thereof are completed, there shall be an equitable abatement of minimum rental and of Tenant’s Operating Cost Share of Operating Expenses based upon the degree to which Tenant’s ability to conduct its business in the Building is impaired.

17.2 Condemnation.

(a) If during the term of this Lease the Property or Improvements, or any substantial part of either, is taken by eminent domain or by reason of any public improvement or condemnation proceeding, or in any manner by exercise of the right of eminent domain (including any transfer in avoidance of an exercise of the power of eminent domain), or receives irreparable damage by reason of anything lawfully done under color of public or other authority, then (i) this Lease shall terminate as to the entire Property at Landlord’s election by written notice given to Tenant within sixty (60) days after the taking has occurred, and (ii) this Lease shall terminate as to the entire Property at Tenant’s election, by written notice given to Landlord within thirty (30) days after the nature and extent of the taking have been finally determined, if the portion of the Property taken is of such extent and nature as substantially to handicap, impede or permanently impair Tenant’s use of the balance of the Property. If Tenant elects to terminate this Lease, Tenant shall also notify Landlord of the date of termination, which date shall not be earlier than thirty (30) days nor later than ninety (90) days after Tenant has notified Landlord of Tenant’s election to terminate, except that this Lease shall terminate on the date of taking if such date falls on any date before the date of termination designated by Tenant. If neither party elects to terminate this Lease as hereinabove provided, this Lease shall continue in full force and effect (except that there shall be an equitable abatement of minimum rental and of Tenant’s Operating Cost Share of Operating Expenses based upon the degree to which Tenant’s ability to conduct its business in the Building is impaired), Landlord shall restore the Building Shell and Common Area improvements to a complete architectural whole and a functional condition and as nearly as reasonably possible to the condition existing before the taking, and Tenant shall restore the Interior Improvements and Tenant’s other alterations, additions and improvements to a complete architectural whole and a functional condition and as nearly as reasonably possible to the condition existing before the taking. In connection with any such restoration, each party shall use its respective best efforts (including, without limitation, any necessary negotiation or intercession with its respective lender, if any) to ensure that any severance damages or other condemnation awards intended to provide compensation for rebuilding or restoration costs are promptly collected and made available to Landlord and Tenant in portions reasonably corresponding to the cost and scope of their respective restoration obligations, subject only to such payment controls as either party or its lender may reasonably require in order to ensure the proper application of such proceeds toward the restoration of the Improvements. Each party waives the provisions of Code of Civil Procedure Section 1265.130, allowing either party to petition the Superior Court to terminate this Lease in the event of a partial condemnation of the Property.

(b) The respective obligations of Landlord and Tenant pursuant to Section 17.2(a) are subject to the following limitations:

(i) Each party’s obligation to repair and restore shall not exceed, net of any condemnation awards or other proceeds available for and allocable to such restoration as contemplated in Section 17.2(a), an amount equal to five percent (5%) of the replacement Cost of the Building Shell and Common Area improvements, as to Landlord, or five percent (5%) of the replacement cost of the Interior Improvements, as to Tenant; if the replacement cost as to either party exceeds such amount, then the party whose limit has been exceeded may terminate this Lease unless the other party promptly elects and agrees, in writing, to contribute the amount of the shortfall; and

(ii) If this Lease is terminated pursuant to the foregoing provisions of this Section 17.2, or if this Lease remains in effect but any condemnation awards or other proceeds become available as compensation for the loss or destruction of any of the Improvements, then Landlord and Tenant agree (and any Lender shall be asked to agree) that there shall be paid from such award or proceeds (i) to Landlord; the award or proceeds attributable or allocable to the Building Shell and/or Common Area improvements, and (ii) to Landlord and Tenant, respectively, portions of the award or proceeds attributable or allocable to the Interior Improvements, in the respective proportions in which Landlord and Tenant would have shared, under Section 17.1(c), the proceeds of any insurance proceeds following loss or destruction of such Interior Improvements by an insured casualty.

17.3 Reservation Of Compensation. Landlord reserves, and Tenant waives and assigns to Landlord, all rights to any award or compensation for damage to the Improvements, the Property and the leasehold estate created hereby, accruing by reason of any taking in any public improvement, condemnation or eminent domain proceeding or in any other manner by exercise of the right of eminent domain or of anything lawfully done by public authority, except that (a) Tenant shall be entitled to any and all compensation or damages paid for or on account of Tenant’s moving expenses, trade fixtures and equipment, and (b) any condemnation awards or proceeds described in Section 17.2(b)(ii) shall be allocated and disbursed in accordance with the provisions of Section 17.2(b)(ii), notwithstanding any contrary provisions of this Section 17.3.

17.4 Restoration Of Improvements. In connection with any repair or restoration of Improvements by either party following a casualty or taking as hereinabove set forth, the party responsible for such repair or restoration shall, to the extent possible, return such Improvements to a condition substantially equal to that which existed immediately prior to the casualty or taking. To the extent such party wishes to make material modifications to such Improvements, such modifications shall be subject to the prior written approval of the other party (not to be unreasonably withheld or delayed), except that no such approval shall be required for modifications that are required by applicable governmental authorities as a condition of the repair or restoration, unless such required modifications would impair or impede Tenant’s conduct of its business in the Building (in which case any such modifications in Landlord’s work shall require Tenant’s consent, not unreasonably withheld or delayed) or would materially and adversely affect the exterior appearance, the structural integrity or the mechanical or other operating systems of the Building (in which case any such modifications in Tenant’s work shall require Landlord’s consent, not unreasonably withheld or delayed).

18. DEFAULT

18.1 Events Of Default. The occurrence of any of the following shall constitute an event of default on the part of Tenant:

(a) Abandonment. Abandonment of the Property. “Abandonment” is hereby defined to include, but is not limited to, any absence by Tenant from the Property for fifteen (15) consecutive days or more while Tenant is in default under any other provision of this Lease. Tenant waives any right Tenant may have to notice under Section 1951.3 of the California Civil Code, the terms of this subsection (a) being deemed such notice to Tenant as required by said Section 1951.3;

(b) Nonpayment. Failure to pay, when due, any amount payable to Landlord hereunder, such failure continuing for a period of five (5) days after written notice of such failure;

(c) Other Obligations. Failure to perform any obligation, agreement or covenant under this Lease other than those matters specified in subsection (b) hereof, such failure continuing for fifteen (15) days after written notice of such failure; provided, however, that if such failure is curable in nature but cannot reasonably be cured within such 15-day period, then Tenant shall not be in default if, and so long as, Tenant promptly (and in all events within such 15-day period) commences such cure and thereafter diligently pursues such cure to completion;

(d) General Assignment. A general assignment by Tenant for the benefit of creditors;

(e) Bankruptcy. The filing of any voluntary petition in bankruptcy by Tenant, or the filing of an involuntary petition by Tenant’s creditors, which involuntary petition remains undischarged for a period of thirty (30) days. In the event that under applicable law the trustee in bankruptcy or Tenant has the right to affirm this Lease and continue to perform the obligations of Tenant hereunder, such trustee or Tenant shall, in such time period as may be permitted by the bankruptcy court having jurisdiction; cure all defaults of Tenant hereunder outstanding as of the date of the affirmance of this Lease and provide to Landlord such adequate assurances as may be necessary to ensure Landlord of the continued performance of Tenant’s obligations under this Lease. Specifically, but without limiting the generality of the foregoing, such adequate assurances must include assurances that the Property continues to be operated only for the use permitted hereunder. The provisions hereof are to assure that the basic understandings between Landlord and Tenant with respect to Tenant’s use of the Property and the benefits to Landlord therefrom are preserved, consistent with the purpose and intent of applicable bankruptcy laws;

(f) Receivership. The employment of a receiver appointed by court order to take possession of substantially all of Tenant’s assets or the Property, if such receivership remains undissolved for a period of thirty (30) days;

(g) Attachment. The attachment, execution or other judicial seizure of all or substantially all of Tenant’s assets or the Property, if such attachment or other seizure remains undismissed or undischarged for a period of thirty (30) days after the levy thereof; or

(h) Insolvency. The admission by Tenant in writing of its inability to pay its debts as they become due, the filing by Tenant of a petition seeking any reorganization or arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, the filing by Tenant of an answer admitting or failing timely to contest a material allegation of a petition filed against Tenant in any such proceeding or, if within thirty (30) days after the commencement of any proceeding against Tenant seeking any reorganization or arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed.

18.2 Remedies Upon Tenant’s Default.

(a) Upon the occurrence of any event of default described in Section 18.1 hereof, Landlord, in addition to and without prejudice to any other rights or remedies it may have, shall have the immediate right to re-enter the Property or any part thereof and repossess the same, expelling and removing therefrom all persons and property (which property may be stored in a public warehouse or elsewhere at the cost and risk of and for the account of Tenant), using such force as may be necessary to do so (as to which Tenant hereby waives any claim for loss or damage that may thereby occur). In addition to or in lieu of such re-entry, and without prejudice to any other rights or remedies it may have, Landlord shall have the right either (i) to terminate this Lease and recover from Tenant all damages incurred by Landlord as a result of Tenant’s default, as hereinafter provided, or (ii) to continue this Lease in effect and recover rent and other charges and amounts as they become due.

(b) Even if Tenant has breached this Lease or abandoned the Property, this Lease shall continue in effect for so long as Landlord does not terminate Tenant’s right to possession under subsection (a) hereof and Landlord may enforce all of its rights and remedies under this Lease, including the right to recover rent as it becomes due, and Landlord, without terminating this Lease, may exercise all of the rights and remedies of a lessor under California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations), or any successor Code section. Acts of maintenance, preservation or efforts to relet the Property or the appointment of a receiver upon application of Landlord to protect Landlord’s interests under this Lease shall not constitute a termination of Tenant’s right to possession.

(c) If Landlord terminates this Lease pursuant to this Section 18.2, Landlord shall have all of the rights and remedies of a landlord provided by Section 1951.2 of the Civil Code of the State of California, or any successor Code section, which remedies include Landlord’s right to recover from Tenant (i) the worth at the time of award of the unpaid rent and additional rent which had been earned at the time of termination, (ii) the worth at the time of award of the amount by which the unpaid rent and additional rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided, (iii) the worth at the time of award of the amount by which the unpaid rent and additional rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, the cost of recovering possession of the Property, expenses of reletting, including necessary repair, renovation and alteration of the Property, reasonable attorneys’ fees, and other reasonable costs. The “worth at the time of award” of the amounts referred to in clauses (i) and (ii) above shall be computed by allowing interest at ten percent (10%) per annum from the date such amounts accrued to Landlord. The “worth at the time of award” of the amounts referred to in clause (iii) above shall be computed by discounting such amount at one percentage point above the discount rate of the Federal Reserve Bank of San Francisco at the time of award.

18.3 Remedies Cumulative . All rights, privileges and elections or remedies of Landlord contained in this Article 18 are cumulative and not alternative to the extent permitted by law and except as otherwise provided herein.

19. SUBORDINATION, ATTORNMENT AND SALE

19.1 Subordination To Mortgage. This Lease, and any sublease entered into by Tenant under the provisions of this Lease, shall be subject and subordinate to any ground lease, mortgage, deed of trust, sale/leaseback transaction or any other hypothecation for security now or hereafter placed upon the Building, the Property, or both, and the rights of any assignee of Landlord or of any ground lessor, mortgagee, trustee, beneficiary or leaseback lessor under any of the foregoing, and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof; provided, however, that such subordination in the case of any future ground lease, mortgage, deed of trust, sale/leaseback transaction or any other hypothecation for security placed upon the Building, the Property, or both shall be conditioned on Tenant’s receipt from the ground lessor, mortgagee, trustee, beneficiary or leaseback lessor of a Non-Disturbance Agreement in a form reasonably acceptable to Tenant confirming that so long as Tenant is not in default hereunder, Tenant’s rights hereunder shall not be disturbed by such person or entity. Moreover, Tenant’s obligations under this Lease shall be conditioned on Tenant’s receipt within thirty (30) days after mutual execution of this Lease, from any ground lessor, mortgagee, trustee, beneficiary or leaseback lessor currently owning or holding a security interest in the Property, of a Non-Disturbance Agreement in a form reasonably acceptable to Tenant confirming that so long as Tenant is not in default hereunder, Tenant’s rights hereunder shall not be disturbed by such person or entity. If any mortgagee, trustee, beneficiary, ground lessor, sale/leaseback lessor or assignee elects to have this Lease be an encumbrance upon the Property prior to the lien of its mortgage, deed of trust, ground lease or leaseback lease or other security arrangement and gives notice thereof to Tenant, this Lease shall be deemed prior thereto, whether this Lease is dated prior or subsequent to the date thereof or the date of recording thereof. Tenant, and any sublessee, shall execute such documents as may reasonably be requested by any mortgagee, trustee, beneficiary, ground lessor, sale/leaseback lessor or assignee to evidence the subordination herein set forth, subject to the conditions set forth above, or to make this Lease prior to the lien of any mortgage, deed of trust, ground lease, leaseback lease or other security arrangement, as the case may be, and if Tenant fails to do so within ten (10) days after demand from Landlord, Tenant constitutes and appoints Landlord as Tenant’s attorney-in-fact and in Tenant’s name, place and stead to do so. Upon any default by Landlord in the performance of its obligations under any mortgage, deed of trust, ground lease, leaseback lease or assignment, Tenant (and any sublessee) shall, notwithstanding any subordination hereunder, attorn to the mortgagee, trustee, beneficiary, ground lessor, leaseback lessor or assignee thereunder upon demand and become the tenant of the successor in interest to Landlord, at the option of such successor in interest, and shall execute and deliver any instrument or instruments confirming the attornment herein provided for.

19.2 Sale Of Landlord’s Interest. Upon sale, transfer or assignment of Landlord’s entire interest in the Improvements and Property, Landlord shall be relieved of its obligations hereunder with respect to liabilities accruing from and after the date of such sale, transfer or assignment, except as otherwise expressly provided in Section 21.2 hereof.

19.3 Estoppel Certificates. Either Tenant or Landlord (the “certifying party”) shall at any time and from time to time, within ten (10) days after written request by the other party (the “requesting party”), execute, acknowledge and deliver to the requesting party a certificate in writing stating: (i) that this Lease is unmodified and in full force and effect, or if there have been any modifications, that this Lease is in full force and effect as modified and stating the date and the nature of each modification; (ii) the date to which rental and all other sums payable hereunder have been paid; (iii) that the requesting party is not in default in the performance of any of its obligations under this Lease, that the certifying party has given no notice of default to the requesting party and that no event has occurred which, but for the expiration of the applicable time period, would constitute an event of default hereunder, or if the certifying party alleges that any such default, notice or event has occurred, specifying the same in reasonable detail; and (iv) such other matters as may reasonably be requested by the requesting party or by any institutional lender, mortgagee, trustee, beneficiary, ground lessor, sale/leaseback lessor or prospective purchaser of the Property or of Tenant’s leasehold interest therein. Any such certificate provided under this Section 19.3 may be relied upon by any lender, mortgagee, trustee, beneficiary, assignee or successor in interest to the requesting party, by any prospective purchaser, by any purchaser on foreclosure or sale, by any grantee under a deed in lieu of foreclosure of any mortgage or deed of trust on the Property, or by any other third party. Failure to execute and return within the required time any estoppel certificate requested hereunder shall be deemed to be an admission of the truth of the matters set forth in the form of certificate submitted to the certifying party for execution.

19.4 Subordination to CC&R’s. This Lease, and any permitted sublease entered into by Tenant under the provisions of this Lease, shall be subject and subordinate to any declarations of covenants, conditions and restrictions affecting the Property from time to time, which may include easements, access rights and similar non-exclusive use rights and privileges in favor of appropriate third parties; provided, however, that following the execution of this Lease, Landlord shall not record or agree to any such declarations affecting the Property without the prior written consent of Tenant, which consent shall not be unreasonably withheld or delayed. It shall be deemed reasonable for Tenant to withhold consent to any declaration or provision thereof which impairs Tenant’s rights under this Lease in any material respect. Tenant agrees to execute, upon request by Landlord, any documents reasonably required from time to time to evidence such subordination.

19.5 Mortgagee Protection.

(a) If, in connection with any future ground lease, mortgage, deed of trust, sale/leaseback transaction or any other hypothecation for security placed upon the Building, the Property, or both, the ground lessor, mortgagee, trustee, beneficiary or leaseback lessor requests any changes in this Lease as a condition to its willingness to enter into or accept the ground lease, mortgage, deed of trust, sale/leaseback transaction or other hypothecation for security, then Tenant shall not unreasonably withhold or delay its consent to any such requested changes and shall execute, at the request of Landlord, an amendment to this Lease incorporating the changes thus reasonably consented to by Tenant. It shall be deemed reasonable for Tenant to withhold consent to any requested change which imposes a substantial new monetary obligation on Tenant or which otherwise substantially impairs Tenant’s rights under this Lease. Tenant’s obligations under this Section 19.5(a) shall be conditioned on Tenant’s concurrent receipt, from the ground lessor, mortgagee, trustee, beneficiary or leaseback lessor, of a Non-Disturbance Agreement in a form reasonably acceptable to Tenant confirming that so long as Tenant is not in default hereunder, Tenant’s rights hereunder shall not be disturbed by such person or entity.

(b) If, following a default by Landlord under any mortgage, deed of trust, ground lease, leaseback lease or other security arrangement covering the Property, the Property is acquired by the mortgagee, beneficiary, master lessor or other secured party, or by any other successor owner, pursuant to a foreclosure, trustee’s sale, sheriff’s sale, lease termination or other similar procedure (or deed in lieu thereof), then any such person or entity so acquiring the Property shall not be:

(i) liable for any act or omission of a prior landlord or owner of the Property (including, but not limited to, Landlord);

(ii) subject to any offsets or defenses that Tenant may have against any prior landlord or owner of the Property (including, but not limited to, Landlord);

(iii) bound by any rent or additional rent that Tenant may have paid in advance to any prior landlord or owner of the Property (including, but not limited to, Landlord) for a period in excess of one month, or by any security deposit, cleaning deposit or other prepaid charge that Tenant may have paid in advance to any prior landlord or owner (including, but not limited to, Landlord);

(iv) liable for any warranties or representations of any nature whatsoever, whether pursuant to this Lease or otherwise, by any prior landlord or owner of the Property (including, but not limited to, Landlord) with respect to the use, construction, zoning, compliance with laws, title, habitability, fitness for purpose or possession, or physical condition (including, without limitation, environmental matters) of the Property or Improvements; or

(v) liable to Tenant in any amount beyond the interest of such mortgagee, beneficiary, master lessor or other secured party or successor owner in the Property as it exists from time to time, it being the intent of this provision that Tenant shall look solely to the interest of any such mortgagee, beneficiary, master lessor or other secured party or successor owner in the Property for the payment and discharge of the landlord’s obligations under this Lease and that such mortgagee, beneficiary, master lessor or other secured party or successor owner shall have no separate personal liability for any such obligations.

20. SECURITY

20.1 Deposit. Concurrently with Tenant’s execution of this Lease, Tenant shall deposit with Landlord the sum of One Hundred Fifty-Nine Thousand Two Hundred and No/100 Dollars ($159,200.00), which sum (the “Security Deposit”) shall be held by Landlord as security for the faithful performance of all of the terms; covenants, and conditions of this Lease to be kept and performed by Tenant during the term hereof. If Tenant defaults with respect to any provision of this Lease, including, without limitation, the provisions relating to the payment of rental and other sums due hereunder, Landlord shall have the right, but shall not be required, to use, apply or retain all or any part of the Security Deposit for the payment of rental or any other amount which Landlord may spend or become obligated to spend by reason of Tenant’s default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default. If any portion of the Security Deposit is so used or applied, Tenant shall, within ten (10) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount and Tenant’s failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep any deposit under this Section separate from Landlord’s general funds, and Tenant shall not be entitled to interest thereon. If Tenant fully and faithfully performs every provision of this Lease to be performed by it, the Security Deposit, or any balance thereof, shall be returned to Tenant or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder, at the expiration of the term of this Lease and after Tenant has vacated the Property. In the event of termination of Landlord’s interest in this Lease, Landlord shall transfer all deposits then held by Landlord under this Section to Landlord’s successor in interest, whereupon Tenant agrees to release Landlord from all liability for the return of such deposit or the accounting thereof.

21. MISCELLANEOUS

21.1 Notices. All notices, consents, waivers and other communications which this Lease requires or permits either party to give to the other shall be in writing and shall be deemed given when delivered personally (including delivery by private courier or express delivery service) or four (4) days after deposit in the United States mail, registered or certified mail, postage prepaid, addressed to the parties at their respective addresses as follows:

To Tenant:	(until Commencement Date) Tularik Inc. 270 E. Grand Avenue South San Francisco, CA 94080 Attn: David V. Goodell, Chief Executive Officer

with copy to:	Cooley Godward Castro Huddleson & Tatum Five Palo Alto Square, 4th Floor Palo Alto, CA 94306-2155 Attn: Brian Cunningham

To Landlord:	Britannia Biotech Gateway Limited Partnership 1939 Harrison Street, Suite 610 Park Plaza Building Oakland, CA 94612 Attn: T. J. Bristow

with a copy to:	Folger Levin & Kahn LLP Embarcadero Center West 275 Battery Street, 23rd Floor San Francisco, CA 94111 Attn: Donald E. Kelley, Jr.

and copy to:	Slough Parks Incorporated 33 West Monroe Street Chicago, IL 60603 Attn: Marshall Lees

or to such other address as may be contained in a notice at least fifteen (15) days prior to the address change from either party to the other given pursuant to this Section. Rental payments and other sums required by this Lease to be paid by Tenant shall be delivered to Landlord at Landlord’s address provided in this Section, or to such other address as Landlord may from time to time specify in writing to Tenant, and shall be deemed to be paid only upon actual receipt.

21.2 Successors And Assigns. The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the original Landlord named herein and each successive Landlord under this Lease shall be liable only for, obligations accruing during the period of its ownership of the Property, said liability terminating upon termination of such ownership and passing to the successor lessor, except as otherwise expressly provided in the following sentence. Tenant acknowledges that it has been advised by Landlord that following execution of this Lease, Landlord intends to assign its rights and obligations hereunder (a) to a limited liability company or other entity having substantially the same ownership and management as Landlord, and/or (b) to an entity of which Landlord or an affiliate of Landlord is a general partner or has management responsibilities and equity participation comparable to those of a general partner, provided, that any assignee shall assume any of Landlord’s obligations under this Lease.

21.3 No Waiver. The failure of Landlord to seek redress for violation, or to insist upon the strict performance, of any covenant or condition of this Lease shall not be deemed a waiver of such violation, or prevent a subsequent act which would originally have constituted a violation from having all the force and effect of an original violation.

21.4 Severability. If any provision of this Lease or the application thereof is held to be invalid or unenforceable, the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each of the provisions of this Lease shall be valid and enforceable, unless enforcement of this Lease as so invalidated would be unreasonable or grossly inequitable under all the circumstances or would materially frustrate the purposes this Lease.

21.5 Litigation Between Parties. In the event of any litigation or other dispute resolution proceedings between the parties hereto; arising out of or in connection with this Lease, the prevailing party shall be reimbursed for all reasonable costs, including, but not limited to, reasonable accountants’ fees and attorneys’ fees, incurred in connection with such proceedings (including, but not limited to, any appellate proceedings relating thereto) or in connection with the enforcement of any judgment or award rendered in such proceedings. “Prevailing party” within the meaning of this Section shall include, without limitation, a party who dismisses an action for recovery hereunder in exchange for payment of the sums allegedly due, performance of covenants allegedly breached or consideration substantially equal to the relief sought in the action.

21.6 Surrender. A voluntary or other surrender of this Lease by Tenant, or a mutual termination thereof between Landlord and Tenant, shall not result in a merger but shall, at the option of Landlord, operate either as an assignment to Landlord of any and all existing subleases and subtenancies, or a termination of all or any existing subleases and subtenancies. This provision shall be contained in any and all assignments or subleases made pursuant to this Lease.

21.7 Interpretation. The provisions of this Lease shall be construed as a whole, according to their common meaning, and not strictly for or against Landlord or Tenant. The captions preceding the text of each Section and subsection hereof are included only for convenience of reference and shall be disregarded in the construction or interpretation of this Lease.

21.8 Entire Agreement. This written Lease, together with the exhibits hereto, contains all the representations and the entire understanding between the parties hereto with respect to the subject matter hereof. Any prior correspondence, memoranda or agreements are replaced in total by this Lease and the exhibits hereto. This Lease may be modified only by an agreement in writing signed by each of the parties.

21.9 Governing Law. This Lease and all exhibits hereto shall be construed and interpreted in accordance with and be governed by all the provisions of the laws of the State of California.

21.10 No Partnership. The relationship between Landlord and Tenant is solely that of a lessor and lessee. Nothing contained in this Lease shall be construed as creating any type or manner of partnership, joint venture or joint enterprise with or between Landlord and Tenant.

21.11 Financial Information. From time to time Tenant shall promptly provide directly to prospective lenders and purchasers of the Property designated by Landlord such financial information pertaining to the financial status of Tenant as Landlord may reasonably request; provided; Tenant shall be permitted to provide such financial information in a manner which Tenant deems reasonably necessary to protect the confidentiality of such information. In addition, from time to time, Tenant shall provide Landlord with such financial information pertaining to the financial status of Tenant as Landlord may reasonably request. Landlord agrees that all financial information supplied to Landlord by Tenant shall be treated as confidential material, and shall not be disseminated to any party or entity (including any entity affiliated with Landlord) without Tenant’s prior written consent. For purposes of this Section, without limiting the generality of the obligations provided herein, it shall, be deemed reasonable for Landlord to request copies of Tenant’s most recent audited annual financial statements; or, if audited statements have not been prepared, unaudited financial statements for Tenant’s most recent fiscal year, accompanied by a certificate of Tenant’s chief financial officer that such financial statements fairly present Tenant’s financial condition as of the date(s) indicated.

Landlord and Tenant recognize the need of Tenant to maintain the confidentiality of information regarding its financial status and the need of Landlord to be informed of, and to provide to prospective lenders and purchasers of the Property financial information pertaining to, Tenant’s financial status. Landlord and Tenant agree to cooperate with each other in achieving these needs within the context of the obligations set forth in this Section. Landlord also acknowledges and agrees that Tenant’s obligations to furnish information to Landlord under this Section are in all events subject to Tenant’s compliance with, and may therefore be limited by, applicable securities laws.

21.12 Costs. If Tenant requests the consent of Landlord under any provision of this Lease for any act that Tenant proposes to do hereunder, including, without limitation, assignment or subletting of the Property, Tenant shall, as a condition to doing any such act and the receipt of such consent, reimburse Landlord promptly for any and all reasonable costs and expenses incurred by Landlord in connection therewith, including, without limitation, reasonable attorneys’ fees.

21.13 Time. Time is of the essence of this Lease, and of every term and condition hereof.

21.14 Rules And Regulations. Tenant shall observe, comply with and obey, and shall cause its employees, agents and, to the best of Tenant’s ability, invitees to observe, comply with and obey such rules and regulations as Landlord may promulgate from time to time for the safety, care, cleanliness, order and use of the Improvements and the Property.

21.15 Brokers. Landlord agrees to pay a brokerage commission to Catalyst Real Estate Group, Tenant’s broker, in connection with the consummation of this Lease in accordance with a separate agreement. Each party represents and warrants that no other broker participated in the consummation of this Lease and agrees to indemnify, defend and hold the other party harmless against any liability, cost or expense, including, without limitation, reasonable attorneys’ fees, arising out of any claims for brokerage commissions or other similar compensation in connection with any conversations, prior negotiations or other dealings by the indemnifying party with any other broker.

21.16 Memorandum Of Lease. At any time during the term of this Lease, either party, at its sole expense, shall be entitled to record a memorandum of this Lease and, if either party so elects, both parties agree to cooperate in the preparation, execution, acknowledgement and recordation of such document in reasonable form.

21.17 Corporate Authority. The person(s) signing this Lease on behalf of Tenant warrants that he or she is fully authorized to do so and, by so doing, to bind Tenant. As evidence of such authority, Tenant shall deliver to Landlord, upon or prior to execution of this Lease, a certified copy of Tenant’s board of directors authorizing the execution of this Lease and naming the officers that are authorized to execute this Lease on behalf of Tenant.

21.18 Execution and Delivery. This Least may be executed in one or more counterparts and by separate parties on separate counterparts, but each such counterpart shall constitute an original and all such counterparts together shall constitute one and the same instrument.

21.19 Survival. Without limiting survival provisions which would otherwise be implied or construed under applicable law, the provisions of Sections 2.6, 9.4, 11.2, 11.3, 11.4, 13.6, 14.6 and 21.5 hereof shall survive the termination of this Lease with respect to matters occurring prior to the expiration of this Lease.

21.20 Tenant Compensation. Within five (5) business days after the mutual execution of this Lease, Landlord shall pay to Tenant Three Hundred Thousand and No/100 Dollars ($300,000.00). In addition, if Tenant has paid Carrying Costs (as that term is defined in Section 6.3 of the Phase I Lease) with respect to any period of time after the date of mutual execution of this Lease, then, within five (5) business days after the mutual execution of this Lease, Landlord will refund to Tenant the amount of such Carrying Costs attributable to the period following the mutual execution of this Lease.

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first set forth above.

“Landlord”		“Tenant”

BRITANNIA BIOTECH GATEWAY LIMITED PARTNERSHIP, a Delaware limited partnership		TULARIK INC., a Delaware corporation

By:	BRITANNIA GATEWAY, LLC,	By:	/s/ [illegible]
	a California limited liability company	Its:	Vice President
General Partner
		By:	/s/ [illegible]
		Its:	Director, Finance & Administration and Assistant Secretary

By:	/s/ Thomas J. Bristow
Name: Thomas J. Bristow
Title: President

By:	SLOUGH BIOTECH GATEWAY
INCORPORATED, a Delaware corporation General Partner

By:	/s/ William Rogalla
Name: William Rogalla
Title: Vice President

EXHIBITS

EXHIBIT A	Real Property Description (Site)

EXHIBIT B	Site Plan

EXHIBIT C	Workletter

EXHIBIT D	Estimated Construction Schedule

EXHIBIT E	Acknowledgement of Lease Commencement

EXHIBIT A

REAL PROPERTY DESCRIPTION (SITE)

All that certain real property in the City of South San Francisco, County of San Mateo, State of California, more particularly described as follows:

Parcel One:

Parcel C as designated on the Map entitled “PARCEL MAP NO. 89-268”, being a resubdivision of Lots 4, 5, 6 and 7 of that certain Map entitled “FINAL MAP GATEWAY CENTER” (SA-81-74) filed in the office of the Recorder of the County of San Mateo in Book 107 of Maps at Pages 27, 28, 29 and 30, which Map was filed in the Office of the Recorder of the County of San Mateo, State of California on December 12, 1989 in Book 63 of Parcel Maps at Pages 32 and 33.

Parcel Two:

A portion of that certain 0.572-acre parcel of land described in Resolution No. 900 by the City of South San Francisco, recorded August 6, 1943, in Book 1079 of Official Records of San Mateo County at Page 77, further described as follows:

A portion of Industrial Way, as shown on that certain Map entitled “Final Map Gateway Center” filed October 1, 1982, in Book 107 of Maps at Pages 27-30, San Mateo County Records, further described as follows:

Beginning at a point on the southeasterly line of said 0.572-acre parcel, also being the northwesterly line of Lot 4 as shown on said Map (104 Maps 27-30), distant thereon North 38° 42’ 41” East, 29.29 feet from the southwest corner of said Lot 4; thence along the aforementioned southeasterly line, North 38° 42’ 41” East, 356.97 feet; then northeasterly along the arc of a tangent, 980.56 foot radius curve to the left, through a central angle of 7° 19’ 26”, an arc distance of 125.34 feet to a point of reverse curvature; thence northeasterly along the arc of a tangent, 980.56 foot radius curve to the right, through a central angle of 7° 19’ 26”, an arc distance of 125.34 feet to a point of cusp, being the most northerly point of the aforementioned 0.572-acre parcel; thence along the northwesterly line of said 0.572-acre parcel, South 38° 42’ 41” West, 606.97 feet to a line which bears North 51° 17’ 19” West from the point of beginning; thence South 51° 17’ 19” East, 16.00 feet to the point of beginning.

EXHIBIT B

SITE PLAN

EXHIBIT C

WORKLETTER

This Workletter (“Workletter”) constitutes part of the Build-to-Suit Lease dated as of 1997 (the “Lease”) between BRITANNIA BIOTECH GATEWAY LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”), and TULARIK INC., a California corporation (“Tenant”). The terms of this Workletter are incorporated in the Lease for all purposes.

1.	Defined Terms. As used in this Workletter, the following capitalized terms have the following meanings:

(a) Approved Plans: Plans and specifications prepared by the applicable Architect for the respective Improvements and approved by both Landlord and Tenant in accordance with Paragraph 2 of this Workletter (subject to further modification in accordance with such Paragraph 2).

(b) Architect: Chamorro Design Group with respect to the Building Shell, the Site Improvements and any other Improvements which Landlord is to design pursuant to the Coordination Schedule; an architect shall be selected by Tenant subject to Landlord’s approval (not to be unreasonably withheld or delayed) with respect to all Improvements which Tenant is to design pursuant to the Coordination Schedule, and with respect to all other Interior Improvements except those for which Chamorro Design Group is the Architect pursuant to the first portion of this definition.

(c) Building Shell: The shell of the Initial Building, as more fully defined on Schedule 1 attached to this Workletter.

(d) Change Order: See definition in Paragraph 2(e)(ii) hereof.

(e) Coordination Schedule: The schedule entitled Tularik/Britannia Shell/Interiors Coordination and attached as Schedule 2 to this Workletter.

(f) Cost of Improvement: See definition in Paragraph 2(c) hereof.

(g) Final Completion Certificate: See definition in Paragraph 3(b) hereof.

(h) Final Working Drawings: See definition in Paragraph 2(a) hereof.

(i) General Contractor: Concrete Shell Structures, Inc. with respect to Landlord’s Work. The General Contractor with respect to Tenant’s Work shall be selected by Tenant, subject to Landlord’s approval (not to be unreasonably withheld or delayed), as contemplated in Paragraph 5(a) hereof.

(j) Improvements: The Building Shell, Site Improvements, Interior Improvements and other improvements shown on the Approved Plans from time to time and to be constructed on the Phase I Site pursuant to the Lease and this Workletter.

(k) Interior Improvements: The improvements to or within the Building, other than improvements constituting part of the Building Shell, shown on the Approved Plans from time to time and to be constructed by Tenant (except as otherwise provided herein) pursuant to the Lease and this Workletter.

(1) Landlord’s Work: The Building Shell and Site Improvements, and any other Improvements which Landlord is to install pursuant to the Coordination Schedule.

(m) Punch List Work: Minor corrections of construction or decoration details, and minor mechanical adjustments, that are required in order to cause any applicable portion of the Improvements as constructed to conform to the Approved Plans in all material respects and that do not materially interfere with Tenant’s use or occupancy of the Property.

(n) Site Improvements: The parking areas, driveways, landing and other improvements to the Common Areas of the Site that are designated on Exhibit B to the Lease as being part of the Phase II Site.

(o) Structural Completion Certificate: See definition in Paragraph 3(a) hereof.

(p) Tenant Delay: Any of the following types of delay in the completion of construction of the Building Shell:

(i) Any delay resulting from Tenant’s failure to furnish, in a timely manner, information requested by Landlord, Architect or Contractor in connection with the design or construction of the Building Shell, or from Tenant’s failure to approve in a timely manner any matters requiring approval by Tenant;

(ii) Any delay attributable to any need to construct the Building Shell in an “above standard” manner, as more fully described in Schedule 1 attached to this Workletter;

(iii) Any delay resulting from Change Orders, including any delay resulting from the need to revise any drawings or obtain further governmental approvals as a result of any Change Order; or

(iv) Any delay of any other kind or nature caused by Tenant (or Tenant’s contractors, agents or employees) or resulting from the performance of Tenant’s Work.

(q) Tenant’s Work: All of the Improvements other than those constituting Landlord’s Work, and such other materials and improvements as Tenant deems necessary or appropriate for Tenant’s use and occupancy of the Building.

(r) Unavoidable Delays: Delays due to acts of God, acts of public agencies, labor disputes, strikes, fires, freight embargoes, rainy or stormy weather, inability to obtain supplies, materials, fuels or permits, delays of contractors or subcontractors, or other causes or contingencies beyond the reasonable control of Landlord.

(s) Work Deadlines: The target dates for performance by the applicable party of the steps listed in the Estimated Construction Schedule attached as Exhibit D to the Lease.

(t) Capitalized terms not otherwise defined in this Workletter shall have the definitions set forth in the Lease.

2. Plans, Cost of Improvements and Construction. Landlord and Tenant shall comply with the procedures set forth in this Paragraph in preparing, delivering and approving matters relating to the Improvements.

(a) Approved Plans and Working Drawings for Landlord’s Work. Plans and specifications for the Building Shell and other aspects of Landlord’s Work have been and continue to be under development and review by Landlord, Tenant and the respective Architects, but no such plans and specifications have yet been finally approved. Landlord shall continue to promptly and diligently (and in all events prior to any applicable Work Deadlines) cause to be prepared and delivered to Tenant, for approval, plans and specifications for the Improvements constituting Landlord’s Work (except “to the extent Tenant is responsible for the design of such Improvements pursuant to the Coordination Schedule, in which event Tenant shall promptly and diligently, and in all events prior to any applicable Work Deadlines, cause such plans and specifications to be prepared and delivered to Landlord for approval). Following such mutual approval, Landlord shall then cause to be prepared and delivered to Tenant, on or before the applicable Work Deadline (assuming timely delivery by Tenant of all information, decisions and drawings required to be furnished or made by Tenant in order to permit complete preparation of plans and drawings), final working drawings and specifications for the Improvements constituting Landlord’s Work, including structural, fire protection, life safety, mechanical and electrical working drawings and final architectural drawings (collectively, “Final Working Drawings”). The Final Working Drawings shall substantially conform to the

Approved Plans. Landlord’s obligation to deliver the Final Working Drawings to Tenant within the time period set forth above shall be extended for any delay encountered by Landlord as a result of a request by Tenant for changes in accordance with the procedure set forth below, any other Tenant Delays, or any Unavoidable Delays. No later than the applicable Work Deadline (assuming timely delivery of plans and drawings by Landlord), Tenant shall either approve the Final Working Drawings or set forth in writing with particularity any changes necessary to bring the Final Working Drawings into substantial conformity with the Approved Plans or into a form which will be acceptable to Tenant. In no event, however, shall Tenant have the right to object to any aspect of the proposed plans and specifications or proposed Final Working Drawings for Landlord’s Work (including, but not limited to, any change from the Approved Plans) that is necessitated by applicable law, or to any aspect of such proposed plans and specifications or proposed Final Working Drawings that relates to the Building Shell or Site Improvements, although Landlord agrees to consult with Tenant and to give reasonable consideration to Tenant’s views regarding functional characteristics of the Building Shell and Site Improvements. Failure of Tenant to deliver to Landlord written notice of disapproval and specification of required changes on or before the applicable Work Deadline shall constitute and be deemed to be approval of the Final Working Drawings. Upon approval, actual or deemed, of the Final Working Drawings by Landlord and Tenant, the Final Working Drawings shall be deemed to be incorporated in and considered part of the Approved Plans, superseding (to the extent of any inconsistencies) any inconsistent features of the previously existing Approved Plans.

(b) Approved Plans and Working Drawings for Tenant’s Work. Tenant shall promptly and diligently cause to be prepared and delivered to Landlord, for approval, plans and specifications for the Improvements constituting Tenant’s Work (except to the extent Landlord is responsible for the design of such Improvements pursuant to the Coordination Schedule, in which event Landlord shall promptly and diligently cause such plans and specifications to be prepared and delivered to Tenant for approval). Following such approval, Tenant shall then cause to be prepared and delivered to Landlord final working drawings and specifications for the Improvements constituting Tenant’s Work, including any applicable life safety, mechanical and electrical working drawings and final architectural drawings (collectively, “Final Working Drawings”). The Final Working Drawings shall substantially conform to the Approved Plans. Landlord shall either approve the Final Working Drawings or set forth in writing with particularity any changes necessary to bring the Final Working Drawings into substantial conformity with the Approved Plans or into a form which will be acceptable to Landlord. Upon approval of the Final Working Drawings by Landlord and Tenant, the Final Working Drawings shall be deemed to be incorporated in and considered part of the Approved Plans, superseding (to the extent of any inconsistencies) any inconsistent features of the previously existing Approved Plans.

(c) Cost of Improvements. “Cost of Improvement” shall mean, with respect to any item or component for which a cost must be determined in order to allocate such cost, or an increase in such cost, to Landlord and/or Tenant pursuant to this Workletter, the sum of the following (unless otherwise agreed in writing by Landlord and Tenant with respect to any specific item or component or any category of items or components): (i) all sums paid to contractors or subcontractors for labor and materials furnished in connection with construction of such item or component; (ii) all costs, expenses, payments, fees and charges (other than penalties) paid or incurred to or at the direction of any city, county or other governmental or quasi-governmental authority or agency which are required to be paid in order to obtain all necessary governmental permits, licenses, inspections and approvals relating to construction of such item or component; (iii) engineering and architectural fees for services rendered in connection with the design and construction of such item or component (including, but not limited to, the applicable Architect for such item or component and an electrical engineer, mechanical engineer and civil engineer); (iv) sales and use taxes; (v) testing and inspection costs; (vi) the cost of power, water and other utility facilities and the cost of collection and removal of debris required in connection with construction of such item or component; and (vii) all other “hard” costs incurred in the construction of such item or component in accordance with the Approved Plans and this Workletter. Cost of Improvement shall not include any project management fee relating to the construction of such item or component.

(d) Construction of Landlord’s Work. Promptly following approval of the Final Working Drawings, Landlord shall apply for and use reasonable efforts to obtain the necessary permits and approvals to allow construction of all Improvements constituting Landlord’s Work. Upon receipt of such permits and approvals, Landlord shall, at Landlord’s sole expense (except as otherwise provided in the Lease or in this Workletter), diligently construct and complete the Improvements constituting Landlord’s Work substantially in accordance with the Approved Plans, subject to Unavoidable Delays and Tenant Delays (if any). Such construction shall be performed in a neat and workmanlike manner and shall conform to all applicable governmental codes, laws and regulations in force at the time such work is completed. Landlord shall use only union labor on or in connection with Landlord’s Work shall use the General Contractor specified in Paragraph 1(t) to construct all Improvements constituting Landlord’s Work, but shall use any subcontractors specified in the Coordination Schedule or otherwise designated by Tenant to construct or install any Improvements Constituting Landlord’s Work that are listed on the Coordination Schedule.

(e) Changes.

(i) If Landlord determines at any time that changes in the Final Working Drawings or in any other aspect of the Approved Plans relating to any item of Landlord’s Work are required as a result of applicable law or governmental requirements, or at the insistence of any other third party whose approval may be required with respect to the Improvements, or as a result of unanticipated conditions encountered in the course of construction, then Landlord shall promptly (A) advise Tenant of such circumstances and (B) cause revised Approved Plans and/or Final Working Drawings, as applicable, reflecting such changes to be prepared by Architect and, to the extent such changes relate to items other than the Building Shell or Site Improvements, submitted to Tenant for approval in accordance with the procedure contemplated in Paragraph 2(a) hereof. Upon final approval of revised drawings by Landlord and Tenant (if applicable), the Final Working Drawings and/or Approved Plans shall be deemed to be modified accordingly.

(ii) If Tenant at any time desires any changes, alterations or additions to the Approved Plans or the Final Working Drawings with respect to any of Landlord’s Work, Tenant shall submit a detailed written request to Landlord specifying such changes, alterations or additions (a “Change Order”). Upon receipt of any such request, Landlord shall promptly notify Tenant of (A) whether the matters proposed in the Change Order are approved by Landlord (which approval shall not be unreasonably withheld), (B) Landlord’s estimate of the number of days of delay, if any, which shall be caused by such Change Order if implemented (including, without limitation, delays due to the need to obtain any revised plans or drawings and any governmental approvals), and (C) Landlord’s estimate of the increase, if any, which shall occur in the Cost of Improvement for the items or components affected by such Change Order if such Change Order is implemented (including, but not limited to, any costs of compliance with laws or governmental regulations that become applicable because of the requested Change Order). If Tenant notifies Landlord in writing, within five (5) business days after receipt of such notice from Landlord, of Tenant’s approval of the Change Order (including the estimated delays and cost increases, if any, described in Landlord’s notice), then Landlord shall cause such Change Order to be implemented and Tenant shall be responsible for all costs or cost increases resulting from or attributable to the Change Order, subject to the provisions of Paragraph 4 hereof. If Tenant fails to notify Landlord in writing of Tenant’s approval of such Change Order within said five (5) business day period, then such Change Order shall be deemed to be withdrawn and shall be of no further effect.

3. Completion.

(a) When Landlord receives written certification from Architect that construction of the foundation, structural slab on grade, underslab plumbing work, structural steel framework, decking and concrete on second floor, and roof deck of the Building, and installation of fire sprinklers therein, have been completed in accordance with the Approved Plans, Landlord shall prepare and deliver to Tenant a certificate signed by both Landlord and Architect (the “Structural Completion Certificate”) certifying that the construction of such portions of the Building has been substantially completed in accordance with the Approved Plans in all material respects and specifying the date of that completion. The delivery of such Structural Completion Certificate shall commence the running of the six-month time period until the Commencement Date under Section 2.1 of the Lease.

(b) When Landlord receives written certification from Architect that construction of the remaining Improvements constituting Landlord’s Work has been completed in accordance with the Approved Plans (except for Punch List Work), Landlord shall prepare and deliver to Tenant a certificate signed by both Landlord and Architect (the “Final Completion Certificate”) certifying that the construction of the remaining Improvements constituting Landlord’s Work has been substantially completed in accordance with the Approved Plans in all material respects, subject only to completion of Punch List Work, and specifying the date of that completion. Upon receipt by Tenant of the Final Completion Certificate, the Improvements constituting Landlord’s Work will be deemed delivered to Tenant for all purposes of the Lease (subject to Landlord’s continuing obligations with respect to the Punch List Work).

(c) Notwithstanding any other provisions of this Workletter or of the Lease, if Landlord is delayed in substantially completing any of Landlord’s Work necessary for issuance of the Structural Completion Certificate, as a result of any Tenant Delay, then the six-month period between the delivery of the Structural Completion Certificate and the Commencement Date pursuant to Section 2.1 of the Lease shall be reduced, day for day, by the number of days by which such Tenant Delay delayed completion of the structural portions of Landlord’s Work necessary for issuance of the Structural Completion Certificate, and Tenant shall reimburse Landlord in cash, within fifteen (15) days after written demand by Landlord (accompanied by reasonable documentation of the items claimed), for any increased construction-related costs and expenses incurred by Landlord as a result of the Tenant Delay. In the event of a Tenant Delay other than a Tenant Delay described in clauses (ii) and (iii) of Section 1(p) of this Workletter, such reductions may be made only if Landlord notifies Tenant in writing of such Tenant Delay and Tenant fails to cure such Tenant Delay within one (1) day of such notice.

(d) At any time within thirty (30) days after delivery of the Structural Completion Certificate or the Final Completion Certificate, as applicable, Tenant shall be entitled to submit one or more lists to Landlord specifying Punch List Work to be performed on the applicable Improvements, and upon receipt of such list(s), Landlord shall diligently complete such Punch List Work at Landlord’s sole expense. In the event of any dispute as to completion of any item or component of Landlord’s Work, the certificate of the applicable Architect shall be conclusive. Promptly after Landlord provides Tenant with the Final Completion Certificate, Landlord shall cause the recordation of a Notice of Completion (as defined in Section 3093 of the California Civil Code) with respect to Landlord’s Work.

4.	Payment of Costs.

(a) Landlord’s Work. Except as otherwise specified in the Coordination Schedule with respect to any matters listed therein, the cost of construction of Landlord’s Work shall be borne by Landlord at its sole cost and expense, including any costs or cost increases incurred as a result of Unavoidable Delays, governmental requirements or unanticipated conditions; provided, however, that notwithstanding any other provisions of this Paragraph 4(a), to the extent the Cost of Improvement relating to the construction of any item or component of Landlord’s Work is increased as a result of any permitted Change Order or any Tenant Delay, or as a result of any “above standard” Building Shell components identified in Schedule 1 attached hereto or otherwise necessitated by Tenant’s particular use requirements or by the contemplated Tenant’s Work, or as a result of any other plan changes or compliance costs attributable to Tenant’s particular use requirements or to the contemplated Tenant’s Work, the amount of the increase in the Cost of Improvement with respect to such item or component, as well as the Cost of Improvement with respect to any matters listed on the Coordination Schedule as being installed by Landlord but as having the cost thereof borne by Tenant, shall be reimbursed by Tenant to Landlord by deducting such increase from the Allowance described in Paragraph 4(b).

(b) Tenant’s Work. Except as otherwise specified in the Coordination Schedule with respect to any matters listed therein or as otherwise expressly provided in this Workletter, the cost of construction of Tenant’s Work shall be borne by Tenant at its sole cost and expense, including any costs or cost increases incurred as a result of Unavoidable Delays, governmental requirements or unanticipated conditions. Notwithstanding the foregoing sentence, the Cost of Improvements with respect to the construction of the Interior Improvements shall be borne by Landlord up to a maximum cost equal to One Hundred Five and No/100 Dollars ($105.00) per square foot times the square footage of the Building, as and when constructed (measured in accordance with Section 1.1(a) of the Lease), less any reduction in such sum pursuant to Paragraph 4(a) or any other applicable provision of this Workletter (the “Allowance”). The timing, conditions and other procedures for Landlord’s disbursement of the Allowance shall be subject to mutual agreement of Landlord, Tenant and Landlord’s lender (if any). To the extent the Cost of Improvement with respect to the Interior Improvements exceeds the Allowance (as reduced, if applicable), whether as a result of Change Orders, Tenant Delays and/or Unavoidable Delays or otherwise, the amount of such excess shall in all events be Tenant’s sole responsibility and expense.

5. Tenant’s Work. On or before the applicable Work Deadline, Tenant shall construct and install in the Initial Building the Tenant’s Work, substantially in accordance with the Approved Plans or, with respect to Tenant’s Work not shown on the Approved Plans, substantially in accordance with plans and specifications prepared by Tenant and approved in writing by Landlord (which approval shall not be unreasonably withheld or delayed). Tenant’s Work shall be performed in accordance with, and shall in all respects be subject to, the terms and conditions of the Lease (to the extent not inconsistent with this Workletter), and shall also be subject to the following conditions:

(a) Contractor Requirements. The contractor engaged by Tenant for Tenant’s Work, and any subcontractors, shall be duly licensed in California, shall use only union labor on or in connection with Tenant’s Work and shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld or delayed. Without limiting the generality of the preceding sentence, Tenant shall engage only union contractors for the construction and installation of Tenant’s furnishings, fixtures and equipment in the Building and shall require all such contractors engaged by Tenant, and all of their subcontractors, to use only union labor on or in connection with such work.

(b) Costs and Expenses of Tenant’s Work. Subject to Landlord’s payment or reimbursement obligations under Paragraph 4(b) hereof with respect to the Allowance, Tenant shall promptly pay all costs and expenses arising out of the performance of Tenant’s Work (including the costs of permits) and shall furnish Landlord with evidence of payment on request. Tenant shall provide Landlord with ten (10) days’ prior written notice before commencing any Tenant’s Work. On completion of Tenant’s Work, Tenant shall deliver to Landlord a release and waiver of lien executed by each contractor, subcontractor and materialman involved in the performance of Tenant’s Work. If any lien is filed against the Property or against Tenant’s leasehold interest, Tenant shall obtain, within ten (10) days after the filing, the release or discharge of that lien. If Tenant fails to do so, Landlord shall have the right (but not the obligation) to obtain the release or discharge of the lien and Tenant shall, within fifteen (15) days after written demand by Landlord (accompanied by reasonable documentation of the items claimed), reimburse Landlord for all costs, including (but not limited to) reasonable attorneys’ fees, incurred by Landlord in obtaining the release or discharge of such lien, together with interest from the date of demand at the interest rate set forth in Section 3.2 of the Lease.

(c) Indemnification. Tenant shall indemnify, defend (with counsel satisfactory to Landlord) and hold Landlord harmless from all suits, claims, actions, losses, costs and expenses (including, but not limited to, claims for workers’ compensation, attorneys’ fees and costs) based on personal injury or property damage or contract claims (including, but not limited to, claims for breach of warranty) arising from the performance of Tenant’s Work. Tenant shall repair or replace (or, at Landlord’s election, reimburse Landlord for the cost of repairing or replacing) any portion of the Improvements and/or any of Landlord’s real or personal property or equipment that is damaged, lost or destroyed in the performance of Tenant’s Work.

(d) Insurance. Tenant’s contractors shall obtain and provide to Landlord certificates evidencing workers’ compensation, public liability, and property damage insurance in amounts and forms and with companies satisfactory to Landlord.

(e) Rules and Regulations. Tenant and Tenant’s contractors shall comply with any other rules, regulations and requirements that Landlord or General Contractor may reasonably impose with respect to the performance of Tenant’s Work. Tenant’s agreement with Tenant’s contractors shall require each contractor to provide daily cleanup of the construction area to the extent that such cleanup is necessitated by the performance of Tenant’s Work.

(f) Early Entry. Landlord shall permit entry of contractors into the Building for the purposes of performing Tenant’s Work, prior to the Commencement Date, subject to satisfaction of the conditions set forth in the Lease. This license to enter before commencement of the Term is expressly conditioned on the contractor(s) retained by Tenant working in harmony with, and not interfering with, the workers, mechanics and contractors of Landlord.

(g) Risk of Loss. All materials, work, installations and decorations of any nature brought onto or installed in the Building before the commencement of the Term shall be at Tenant’s risk, and neither Landlord nor any party acting on Landlord’s behalf shall be responsible for any damage, loss or destruction thereof.

(h) Condition of Tenant’s Work. All work performed by Tenant shall be performed in a good and workmanlike manner, shall be free from defects in design, materials and workmanship, and shall be completed in compliance with the plans approved by Landlord for such Tenant’s Work in all material respects and in compliance with all applicable governmental laws, ordinances, codes and regulations in force at the time such work is completed.

6. Effect of Delays. Any delay in any of the Work Deadlines (including any item that must be redone due to Tenant’s disapproval) shall automatically delay all subsequent deadlines by the same amount of time. To the extent that any delay constitutes a Tenant Delay, the Commencement Date for all purposes under the Lease shall be the date the Commencement Date would have occurred absent the Tenant Delay.

7. No Agency. Nothing contained in this Workletter shall make or constitute Tenant as the agent of Landlord.

8. Survival. Without limiting survival provisions which would otherwise be implied or construed under applicable law, the provisions of Paragraph 5(c) of this Workletter shall survive the termination of the Lease with respect to matters occurring prior to expiration of the Lease.

9. Miscellaneous. All references in this Workletter to a “number of days” shall be construed to refer to calendar days, unless otherwise specified herein. In all instances where Tenant’s approval is required, if no written notice of disapproval is given within the applicable time period, at the end of that period Tenant shall be deemed to have given approval and the next succeeding time period shall commence. If any item requiring approval is disapproved by Tenant in a timely manner, the procedure for preparation of that item and approval shall be repeated. Landlord may, in connection with any assignment of its interest under the Lease, assign to the same person or entity all of Landlord’s rights and obligations hereunder, in which event Landlord shall have no continuing obligations or liabilities hereunder (except to the extent otherwise expressly provided in Section 21.2 of the Lease) and all such continuing obligations and liabilities shall be assumed by and be binding upon Landlord’s assignee.

IN WITNESS WHEREOF, the parties have executed this Workletter concurrently with and as of the date of the Lease.

“Landlord”		“Tenant”

BRITANNIA BIOTECH GATEWAY LIMITED PARTNERSHIP, a Delaware limited partnership		TULARIK INC., a Delaware corporation

By:	BRITANNIA GATEWAY, LLC,	By:	/s/ [illegible]
	a California limited liability company General Partner	Its:	Director, Finance & Administration and Assistant Secretary

By:	/s/ Thomas J. Bristow
Name: Thomas J. Bristow
Title: President

By:	SLOUGH BIOTECH GATEWAY
INCORPORATED, a Delaware corporation General Partner

By:	/s/ William Rogalla
Name: William Rogalla
Title: Vice President

Schedule 1 to Workletter

DEFINITION OF BUILDING SHELL AND “ABOVE STANDARD” ITEMS

WHL

ARCHITECTS • PLANNERS, INC.

December 18, 1997

January 21, 1998 Revised

Keith Lundquist Construction Management

1035 Minnesota Ave.

Suite H

San Jose, CA 95155

Attention:	Keith Lundquist
President

Subject:	Britannia Biotechnology Center
Outline Specification for Site Work/Shell Building (“A”)
as requested by
Tularik Corporation
File No. 3A

Dear Keith:

To completely describe Tularik’s needs for the subject project, we have used the CSI (Construction Specification Institute) index to prevent leaving anything out.

If you have any questions, please call me, or Gary, and we can discuss.

Very truly yours

/s/ Douglas White

Douglas White

WHL Architects • Planners, Inc.

enclosure:	CSI Divisions 1 through 16
Outline Specification

cc:	Luis Bayol, Tularik Corporation

250 SOUTH MATHILDA AVE., SUNNYVALE, CA 94086-6135

PHONE: 408-730-9500, FAX: 408-730-9588, NET: whlarchitects.com

WHL Architect • Planners, Inc.	Britannia Biotechnology Center
WHL Project No. 97154.00	Site Work/Shell Building
December 18, 1997	Tularik Inc.
February 3, 1998	Page 1

CSI Index	Description

1.	GENERAL

A.      As approved by the City of South San Francisco and all other necessary government agencies, the premises shell and site shall be used for a tenant improvement. Consisting of a laboratory research and development facility, including, but not limited to, cell culture and biology labs, clean rooms, storage and use of toxic and radioactive materials and laboratory animals and other legal related purposes.

(1) A two story, approximately 81,240 s.f. building, Building “A”. See attached plan, by Chamorro Design Group dated 3/2/28.

B. Structural design to be braced frame similar to Building “B”.

C. Building heights shall be per the following Chamorro Design Group cross section to match existing Building “B”.

(1) 17’-0” floor to floor height.

D.      Tenant improvement design will require vertical openings at second floor and roof. The operating assumption is that these openings will be located and coordinated with Building shell structural design, and subsequent construction activities.

(1) Duct shafts.

(2) Stairs.

(3) Elevator

(4) Stairs to roof penthouse

E. Design to 1995 California State Building Code.

F. Property line to be shown between buildings to allow for individual purchase of buildings - locate at future date.

250 SOUTH MATHILDA AVE., SUNNYVALE, CA 94086-6135

PHONE: 408-730-9500, FAX: 408-730-9588, NET: whlarchitects.com

WHL Architect • Planners, Inc.	Britannia Biotechnology Center
WHL Project No. 97154.00	Site Work/Shell Building
December 18, 1997	Tularik Inc.
February 3, 1998	Page 2

CSI Index	Description

2.	SITE WORK

A. Show limits of work for Building “A” (Phase 2) per attached drawings per Chamorro Design Group, dated 3/2/98.

B. Grading

(1) Finish Grade at Finish Floor, Level One based on drawings dated 3/2/98.

C. Concrete

(1) Sidewalks - per approved City Planning submittal.

(2) Ramps - disabled access.

(3) Follow requirements of Geotechnical Report.

D. Paving

(1) Asphaltic Concrete Paving - thickened section at truck loading traffic area.

(2) Striping and Marking.

E. Subsurface piping

(1) Water - minimum 3” diameter.

(2) Gas - minimum 3” diameter high pressure (minimum, subject to change) - to building.

(3) Sewer - minimum 6” diameter sewer laterals.

(4) Storm water - minimum 8” diameter.

F. Drains

(1) Parking.

(2) Landscape area drains.

G. Handicapped signage - reference City submittal package dated 3/2/98.

H. Pad location for Tularik bicycle lockers - coordinate with Chamorro Design Group package dated 3/2/98.

250 SOUTH MATHILDA AVE., SUNNYVALE, CA 94086-6135

PHONE: 408-730-9500, FAX: 408-730-9588, NET: whlarchitects.com

WHL Architect • Planners, Inc.	Britannia Biotechnology Center
WHL Project No. 97154.00	Site Work/Shell Building
December 18, 1997	Tularik Inc.
February 3, 1998	Page 3

CSI Index	Description

I. Landscape materials - reference City submittal package dated 3/2/98.

J. Landscape sprinklers - reference City submittal package dated 3/2/98.

K. Dumpster enclosure pad, fence and metal gates - reference City submittal package dated 3/2/98. Provide roof over dumpster.

L. Fire riser location on plan.

M. Site Lighting - soffit lighting at building connected with parking lot lights. Match existing at Building “B”.

250 SOUTH MATHILDA AVE., SUNNYVALE, CA 94086-6135

PHONE: 408-730-9500, FAX: 408-730-9588, NET: whlarchitects.com

WHL Architect • Planners, Inc.	Britannia Biotechnology Center
WHL Project No. 97154.00	Site Work/Shell Building
December 18, 1997	Tularik Inc.
February 3, 1998	Page 4

CSI Index	Description

3.	CONCRETE

A. Excavation

(1) Pile foundation.

(2) Elevator pits - part of T.I. allowance.

(3) Dock leveler pit - cost by Britannia.

(4) Equipment pits - part of T.I. allowance.

B. Concrete

(1)     Ground level structural slab, slab on grade, grade beams and pilecaps, tolerance 1/8” in 10’-0”,  1/2“ max. total difference. Maintain moisture content to no greater than 3 lbs/1,000 by means of a floor sealant product and a sub-slab vapor barrier. Cost to be shared by T.I. and shell, for above slab vapor barrier.

(2)     Second level slab - concrete slab on metal deck, perforated deck for moisture content reduction - to yield minimum one hour rating, tolerance 1/8” in 10’-0”,  1/2“ maximum total difference. Use laser level on slab, to determine tolerance.

(3) There shall be no interior structural concrete or masonry shear walls.

(4)     Autoclaves, washers, etc. pits to be coordinated with structural slab system, to be engineered in coordination with Tenant Improvement Design/Construction team, as required. Cost of these pits to be a part of T.I. allowance; above standard shell costs.

250 SOUTH MATHILDA AVE., SUNNYVALE, CA 94086-6135

PHONE: 408-730-9500, FAX: 408-730-9588, NET: whlarchitects.com

WHL Architect • Planners, Inc.	Britannia Biotechnology Center
WHL Project No. 97154.00	Site Work/Shell Building
December 18, 1997	Tularik Inc.
Page 5

CSI Index	Description

4.	MASONRY

A. Concrete block walls, if utilized, at trash enclosure and rear wall of equipment enclosure similar to Building “B”.

250 SOUTH MATHILDA AVE., SUNNYVALE, CA 94086-6135

PHONE: 408-730-9500, FAX: 408-730-9588, NET: whlarchitects.com

WHL Architect • Planners, Inc.	Britannia Biotechnology Center
WHL Project No. 97154.00	Site Work/Shell Building
December 18, 1997	Tularik Inc.
January 21, 1998 Revised	Page 6

CSI Index	Description

5.	METALS

A. Steel columns and beams

(1) Structural steel braced frame at exterior building line, and internal braces as shown.

(2) Second level structural steel truss and girder construction.

a. The 70 PSF Dead/120 PSF Live for this project requirement was derived as follows:

(1)     The 70 PSF Dead load projection figure is only provided as a gauge, since the actual dead load will not be known until the design is complete. The definition of this load is the weight of the structure. It also includes loads for roof drainage piping and any core sanitary sewer piping. It does not cover anything beyond these self weights.

(2)     120 PSF Live load is to be incorporated into the design. Keith Lundquist requests that structural engineer investigate live load reduction factors in combination with seismic design. Increased cost of 120 lbs Live load over 100 lbs Live load is to be regarded as above standard shell. Cost to be part of Tenant Improvement Allowance.

B. Railings, (temporary) for construction.

C. Steel Deck

(1) Second level metal deck perforated for moisture content reduction at upper level - designed for one hour rating.

(2)     Roof level metal deck to support 50 psf live load at mechanical equipment and support areas, and at non-mechanical support areas within the roof screen. (50 lbs within mechanical screen area, 20 lbs elsewhere.) At equipment platform, per Therma requirements. Metal roof deck to be supported by steel joists.

(3) Roof structure to be increased to accommodate 125% of final load of Building “B”.

250 SOUTH MATHILDA AVE., SUNNYVALE, CA 94086-6135

PHONE: 408-730-9500, FAX: 408-730-9588, NET: whlarchitects.com

WHL Architect • Planners, Inc.	Britannia Biotechnology Center
WHL Project No. 97154.00	Site Work/Shell Building
December 18, 1997	Tularik Inc.
January 21, 1998 Revised	Page 7

CSI Index	Description

D. Exterior 6” metal stud to support EIFS, wind load per 1995 California Building Code.

E. Roof Screen - Metal structural angles and metal deck, and non-corrosive exterior paint, with EIFS, wind load per 1995 California Building Code.

250 SOUTH MATHILDA AVE., SUNNYVALE, CA 94086-6135

PHONE: 408-730-9500, FAX: 408-730-9588, NET: whlarchitects.com

WHL Architect • Planners, Inc.	Britannia Biotechnology Center
WHL Project No. 97154.00	Site Work/Shell Building
December 18, 1997	Tularik Inc.
February 3, 1998 Revised	Page 8

CSI Index	Description

7. THERMAL AND MOISTURE PROTECTION

A.      Thermal Insulation at roof - R-19 to meet Title 24 calculations. Include extra insulation at south, southwest, and southeast walls of the building. (R-19) (T.I. budget to cover both types of insulation at walls.)

B. Roofing, 4-ply minimum.

C. Firestopping.

D. Roof flashing.

E. Sealants.

250 SOUTH MATHILDA AVE., SUNNYVALE, CA 94086-6135

PHONE: 408-730-9500, FAX: 408-730-9588, NET: whlarchitects.com

WHL Architect • Planners, Inc.	Britannia Biotechnology Center
WHL Project No. 97154.00	Site Work/Shell Building
December 18, 1997	Tularik Inc.
January 21, 1998 Revised	Page 9

CSI Index	Description

8.	DOORS AND WINDOWS

A. Exterior glass - per approved drawings.

(1) First floor single pane glazing to match building “B”.

(2) Second floor single pane glazing to match building “B”.

B.     Exterior doors - one (1) pair storefront type at lobby and one (1) single door at secondary entrance/exit and one (1) single at roll-up door as mentioned in 8.c., following. Location to be coordinated with tenant improvement.

C. One (1) roll-up doors inclusive of person door adjacent, one (1) at grade level, [one (1) dock scissors lift].

D. Finish hardware/exterior - ready for electrification. Coordinate with owner security consultant.

E. One pair of doors at secondary loading dock adjacent to roll-up door. One door at stair tower to exterior.

250 SOUTH MATHILDA AVE., SUNNYVALE, CA 94086-6135

PHONE: 408-730-9500, FAX: 408-730-9588, NET: whlarchitects.com

WHL Architect • Planners, Inc.	Britannia Biotechnology Center
WHL Project No. 97154.00	Site Work/Shell Building
December 18, 1997	Tularik Inc.
February 3, 1998 Revised	Page 10

CSI Index	Description

9.	FINISHES

A. Exterior 1 1/2“ Dryvit finish (EIFS).

B. Panzer Mesh at first 10’-0” of height, and, to reinforce all openings.

C. Deleted

250 SOUTH MATHILDA AVE., SUNNYVALE, CA 94086-6135

PHONE: 408-730-9500, FAX: 408-730-9588, NET: whlarchitects.com

WHL Architect • Planners, Inc.	Britannia Biotechnology Center
WHL Project No. 97154.00	Site Work/Shell Building
December 18, 1997	Tularik Inc.
Page 11

CSI Index	Description

11.	EQUIPMENT

A. Loading dock scissors lift, 6’x8’ minimum.

250 SOUTH MATHILDA AVE., SUNNYVALE, CA 94086-6135

PHONE: 408-730-9500, FAX: 408-730-9588, NET: whlarchitects.com

WHL Architect • Planners, Inc.	Britannia Biotechnology Center
WHL Project No. 97154.00	Site Work/Shell Building
December 18, 1997	Tularik Inc.
Page 12

CSI Index	Description

14.	CONVEYING SYSTEMS

A. Heavy load elevator - 4000 lb., performance to meet 1995 CBC and ADA. Minimum cab interior dimensions 5’-8“x8’-5”. Part of $5.00 T.I. allowance.

250 SOUTH MATHILDA AVE., SUNNYVALE, CA 94086-6135

PHONE: 408-730-9500, FAX: 408-730-9588, NET: whlarchitects.com

WHL Architect • Planners, Inc.	Britannia Biotechnology Center
WHL Project No. 97154.00	Site Work/Shell Building
December 18, 1997	Tularik Inc.
February 3, 1998	Page 13

CSI Index	Description

15.	MECHANICAL

A. Fire protection

(1) NFPA ordinary hazard occupancy (Group 1) for entire building.

(2) Minimum 8” diameter riser.

(3) Install two layers of sprinklers, one per floor with “t” and plugs for tenant improvements.

B. Toilet room exhaust (core allowance).

C. Sanitary plumbing main (gut line) 8”. See Site page 2 - cost to be equally divided, 50% shell, 50% T.I. Allowance. Verify and reference underground Plumbing drawings.

D. Water supply.

E. Gas to building, 3” to building meter. See Site page 2.

F. Minimum flow alarm - A.F.S.

G. Internal roof drains, connected to underground storm drainage, and overflows as required.

250 SOUTH MATHILDA AVE., SUNNYVALE, CA 94086-6135

PHONE: 408-730-9500, FAX: 408-730-9588, NET: whlarchitects.com

WHL Architect • Planners, Inc.	Britannia Biotechnology Center
WHL Project No. 97154.00	Site Work/Shell Building
December 18, 1997	Tularik Inc.
Page 14

CSI Index	Description

16.	ELECTRICAL

A. Power - 3,000 amp in shell electrical service at 480 volts with primary transformer, bus duct, pull section, switch/ Cost of electrical service over 2000 amp to be part of T.I. Allowance.

B. Exterior lighting.

C. Fire alarm (minimum flow alarm).

D. 2-4” diameter P.V.C. conduits suitable for telephone/data connection (wiring or fiber optics) between buildings “A” and “B”. (Existing)

250 SOUTH MATHILDA AVE., SUNNYVALE, CA 94086-6135

PHONE: 408-730-9500, FAX: 408-730-9588, NET: whlarchitects.com

Schedule 2 to Workletter

TULARIK/BRITANNIA SHELL/INTERIORS COORDINATION

January 27, 1998 - Rev. 2

Britannia Build-to-Suit:

Tularik Shell/Interiors Coordination

Responsibilities and Cost Adjustment(s)

Tenant Improvement Allowance:

Tularik has a $105 / SF tenant improvement allowance ($5 / SF—“interior core” + $100 / SF for interior improvements). “Interior Core” includes items such as roof screen, stairs, mechanical platform, etc.

Definition of Cost:

By Britannia: If included in Shell

By Tularik: If included within or above $5 / SF “interior core” allowance (or) interior improvement installed by Concrete Shell for ease of construction. Credits may apply when DPR installs shell work for ease of construction (i.e., perimeter insulation).

Underground plumbing & lab waste

Cost-Plumbing “gut-line” by Britannia Tularik (share 50/50)

Install-By Tularik

Design-By Tularik

Mechanical Equipment supports and framing @ openings (roof plan)

Cost-By Tularik

Install-By Britannia

Design-By Britannia (Therma to provide location of openings)

Mechanical Equipment-Raised Platform

Cost-By Tularik

Install-By Britannia

Design-By Britannia

Mechanical Yard (Piles, foundation, structural slab, exterior enclosure, louvers, roof structure, & roof drains)

Cost-By Tularik

Install-By Britannia

Design-By Britannia

“Pits”

Cost-By Britannia (lift & elevator)

Cost-By Tularik 3 additional pits (cage wash, autoclave and chem/waste storage)

Install-By Britannia

Design-By Britannia (dimensions for size & location by Tularik)

Roof Screen

Cost-By Tularik

Install-By Britannia

Design-By Britannia

Electrical

•	Tularik to receive credit for the cost reduction from:

A)	2000 AMP electrical service with underground pull-section and house meter.

To:

B)	Primary only for 3,000 AMP service. Concrete Shell to provide primary, transformer pad & transformer. Tularik to provide bus duct & equipment in electrical room. Concrete Shell to terminate site & building shell electrical @ electrical room.

2nd floor live load @ 120 lbs/SF (reducible)—Tularik shell upgrade

Cost-By Tularik

Install-By Britannia

Design-By Britannia

Stairs

Cost-By Tularik

Install-By Britannia

Design-By Britannia

Stair Penthouse

Cost-By Tularik

Install-By Britannia

Design-By Britannia

Roofing

Cost-By Britannia

Install-By Britannia

Design-By Britannia

Roofing Curbs / Sleepers

Cost-By Tularik

Install-By Britannia

Design-By Britannia

Roof Drains / Overflows

Cost-By Britannia

Install-By Britannia

Design-By Britannia

Shell Fire Sprinkler Revisions

Cost-By Tularik

Install-By Britannia

Design-By Britannia

Note: An allowance of $9,000 had been included on previous project.

(Discussion)

Water Vapor @ 1st Floor

If the water moisture tests at the 1st floor slab exceed 3 LB’s Britannia has agreed to split the cost of installing a water vapor barrier on top of the slab. The water vapor barrier will be installed @ VCT , sheet vinyl and epoxy floor areas only.

Note: Visqueen / Capillary break below slab by Britannia.

Cost-By Tularik/Britannia (split 50/50)

Install-By Tularik

Design-By Tularik

Fireproofing (Discussion)

Cost-By Britannia

Install-By Britannia

Design-By Britannia

Concrete fill @ roof below raised mechanical platform

Cost-By Tularik

Install-By Britannia

Design-By Britannia

Insulation below concrete fill @ roof

Cost-By Britannia

Install-By Tularik

Design-By Britannia

2-4” Conduits from Building B to Building A (Data/Telecom) Also, 2 4” Future Conduits to Building C to 5’ outside Building.

Cost-By Tularik

Install-By Britannia (Location in Building by Tularik)

Design-By Tularik

Galvanized steel sleeves & bollards @ lift in warehouse

Cost-By Britannia

Install-By Britannia

Design-By Britannia

Insulation @ exterior walls

Cost-By Tularik

Install By Tularik

Design-By Britannia

Skylights

Cost-By Tularik

Install-By Tularik

Design-By Tularik (Britannia coordinate Shell)

Skylight Curbs

Cost-By Tularik

Install-By Britannia

Design-By Britannia/Tularik

Firesafing & Sheetmetal @ 2nd floor gap @ perimeter

Cost-By Britannia

Install-By Britannia

Design-By Britannia

Project Fencing-Temporary

Cost-By Britannia / Tularik (50/50)

Install-By Britannia

Aluminum Trim @ sill (Discussion)

Cost-By Tularik

Install-By Tularik

Design-By Tularik/Britannia

Elevator

Cost-By Tularik

Install-By Tularik

Design-By Britannia (Install similar elevator as 1st building) (Keith L. / Al C.)

Lift

Cost-By Britannia

Install-By Britannia

Design-By Britannia (Location by Tularik, install similar lift as 1st building)

Exterior Door Hardware (w/ Tularik Security)

Cost-By Britannia (upgrades by Tularik)

Install-By Britannia (door hardware only)

Design-By Tularik/Britannia

EXHIBIT D

ESTIMATED CONSTRUCTION SCHEDULE

[TO BE PROVIDED]

EXHIBIT E

ACKNOWLEDGEMENT OF LEASE COMMENCEMENT

This Acknowledgement is executed as of             , 199_ by BRITANNIA BIOTECH GATEWAY LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”), and TULARIK INC., a Delaware corporation (“Tenant”), pursuant to Section 2.4 of the Build-to-Suit Lease dated             , 1998 between Landlord and Tenant (the “Lease”) covering premises located at             , South San Francisco, CA 94080 (the “Property”).

Landlord and Tenant hereby acknowledge and agree as follows:

1. The Commencement Date under the Lease is             , 199_.

2. The termination date under the Lease shall be             , subject to any applicable provisions of the Lease for extension or early termination thereof.

3. Based on the final cost of the Improvements and on any change orders, delays and other factors reflected in that cost, the applicable payment (if any) required under Paragraph 4 of the Workletter attached to the Lease is as follows (if none, so state): ..

4. Tenant accepts the Property and acknowledges the satisfactory completion of all Improvements thereon required to be made by Landlord, subject only to any applicable “punch list” or similar procedures specifically provided under the Lease or under the Workletter governing such work.

EXECUTED as of the date first set forth above.

“Landlord”	“Tenant”

BRITANNIA BIOTECH GATEWAY LIMITED PARTNERSHIP, a Delaware limited partnership	TULARIK INC., a Delaware corporation

By: BRITANNIA GATEWAY, LLC,	By:
a California limited liability	Its:
company General Partner

By:
Name:
Title:

By: SLOUGH BIOTECH GATEWAY
INCORPORATED, a Delaware
corporation General Partner

By:
Name:
Title:

FIRST AMENDMENT TO BUILD-TO-SUIT LEASE

THIS FIRST AMENDMENT TO BUILD-TO-SUIT LEASE (“First Amendment”) is entered into as of August 12, 2004 by Britannia Biotech Gateway Limited Partnership, a Delaware limited partnership (“Landlord”), TULARIK INC., a Delaware corporation (“Tenant”), and AMGEN INC., a Delaware corporation (“Amgen”), with reference to the following facts:

A. Landlord and Tenant are parties to a Build-to-Suit Lease dated as of February 10, 1998 (the “Lease”), covering certain real property therein described in the Britannia Biotechnology Center in South San Francisco, California (the “Premises”).

B. To induce Landlord to enter into the Lease with Tenant and in fulfillment of the requirements of Section 20.1 of the Lease, Tenant delivered to Landlord a security deposit in the amount of One Hundred Fifty Nine Thousand Two Hundred and No/100 Dollars ($159,200.00) (the “Security Deposit”).

C. In connection with Tenant’s acquisition by Amgen through a merger of Tenant into a subsidiary of Amgen, effective as of the date of such merger, any and all past, present and future obligations of Tenant under the Lease shall be assumed by Amgen. Upon that assumption becoming effective, Tenant and Amgen wish to have the right to obtain a release of the Security Deposit, in recognition of the alternative assurances provided to Landlord through Amgen’s assumption of Tenant’s obligations and liabilities under the Lease, and Landlord has agreed to permit such a release of the Security Deposit subject to the terms and conditions set forth in this First Amendment.

D. To facilitate the release of the Security Deposit and evidence Amgen’s assumption of Tenant’s obligations and liabilities under the Lease, Landlord, Tenant and Amgen wish to amend the Lease as more particularly set forth herein.

E. Terms used herein as defined terms but not specifically defined herein shall have the meanings assigned to such terms in the Lease.

NOW, THEREFORE, in consideration of the mutual agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord, Tenant and Amgen agree as follows, effective as of the date first set forth above:

1. Deposit. A new Section 20.2 is added to the Lease, to read in its entirety as follows:

“20.2 As an alternative to the cash Security Deposit described in Section 20.1, if Tenant instead delivers to Landlord a written assumption by Amgen Inc., a Delaware corporation (“Amgen”) of any and all past, present and future obligations and liabilities of Tenant, and any and all past, present and future claims and damages that are the responsibility of Tenant, whether known or unknown, arising out of or in connection with the Lease, then within ten (10) days after delivery of such written assumption by Amgen, provided no uncured default then exists under this Lease, Landlord shall tender to Tenant (or otherwise return as directed by Tenant) any cash Security Deposit then being held by Landlord pursuant to Section 20.1. Thereafter, so long as the written assumption of Tenant’s obligations by Amgen remains in full force and effect, Tenant (and any successor to Tenant’s interest under the Lease including Amgen) shall be relieved of any obligation to maintain a cash Security Deposit as provided in Section 20.1 above.

(a) Any actual or purported withdrawal, renunciation, rescission, termination or revocation of Amgen’s written assumption of Tenant’s obligations under this Lease as described above, prior to the expiration of the term of this Lease and the full performance and discharge of all of Tenant’s obligations under this Lease, (A) shall be ineffective and (B) shall constitute a material breach of this Lease.

(b) The occurrence of any of the following events at any time while Landlord is holding a written assumption by Amgen of Tenant’s obligations under this Lease delivered pursuant to this Section 20.2 shall constitute a material breach of this Lease: (A) a general assignment by Amgen for the benefit of creditors; (B) the employment of a receiver appointed by court order to take possession of substantially all of Amgen’s assets, if such receivership remains undissolved for a period of thirty (30)

days; (C) the attachment, execution or other judicial seizure of substantially all of Amgen’s assets, if such attachment or other seizure remains undismissed or undischarged for a period of thirty (30) days after the levy thereof; (D) the admission by Amgen in writing of its inability to pay its debts as they become due; (E) the filing by Amgen of a petition seeking any reorganization or arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future bankruptcy or other statute, law or regulation, or the filing by Amgen of an answer admitting or failing timely to contest a material allegation of a petition filed against Amgen in any such proceeding; or (F) the filing of any involuntary petition or proceeding against Amgen seeking any reorganization or arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future bankruptcy or other statute, law or regulation, if such petition or proceeding shall not have been discharged or dismissed within thirty (30) days after the filing or commencement thereof.”

2. Assumption of Obligations. Effective as of the date of the merger of Tenant into a wholly-owned subsidiary of Amgen as described above, Amgen expressly assumes, for itself and on behalf of such wholly-owned subsidiary, for the benefit of Landlord (who shall be entitled to enforce directly against Amgen the provisions of this assumption of obligations), any and all past, present and future obligations and liabilities of Tenant, and any and all past, present and future claims and damages that are the responsibility of Tenant, whether known or unknown, arising out of or in connection with the Lease. Such assumption shall be effective upon consummation of such merger without any further action by Amgen, Tenant or Landlord. This Paragraph 2 is intended by the parties to constitute a written assumption of Tenant’s obligations by Amgen as contemplated in Section 20.2 of the Lease (as added to the Lease in this First Amendment).

3. Execution and Delivery. This First Amendment may be executed in one or more counterparts and by separate parties on separate counterparts, effective when each party has executed at least one such counterpart or separate counterpart, but each such counterpart shall constitute an original and all such counterparts together shall constitute one and the same instrument.

4. Full Force and Effect. Except as expressly set forth herein, the Lease has not been modified or amended and remains in full force and effect.

IN WITNESS WHEREOF, Landlord, Tenant and Amgen have executed this First Amendment as of the date first set forth above.

“Landlord”		“Tenant”

BRITANNIA BIOTECH GATEWAY LIMITED PARTNERSHIP, a Delaware limited partnership		TULARIK INC., a Delaware corporation

By: SLOUGH BIOTECH GATEWAY		By:	/s/ William Rieflin
INCORPORATED, a Delaware		Name:	William Rieflin
corporation, General Partner		Its:	Executive Vice President

By:	/s/ Marshall D. Lees		“Amgen”
Name:	Marshall D. Lees
Its:	President and Chief Executive Officer	AMGEN INC., a Delaware corporation

		By:	/s/ Steve Schoch
		Name:	Steve Schoch
		Its:	Vice President, Finance and Controller

EXHIBIT B

PREMISES

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B-2

EXHIBIT C

INSURANCE

The coverage types and limits required pursuant to this Agreement shall in no way limit the liability of Subtenant.

A.	Minimum Insurance Coverages.

Subtenant shall maintain at its sole cost and expense, and keep in force during the Term, the following insurance coverages at a minimum:

Workers’ Compensation Insurance. Workers’ Compensation Insurance with statutory limits covering all employees or other similar insurance in accordance with the laws of the country, state, province or territory exercising jurisdiction over the employee.

Employer’s Liability (Stop Gap Liability) Insurance. Employer’s Liability (Stop Gap Liability) Insurance with a minimum limit of $1,000,000 per occurrence.

Commercial General Liability Insurance. Commercial General Liability Insurance covering premises and operations and including but not limited to, product and completed operations, personal and advertising injury and contractual liability coverage with a minimum per occurrence limit of $1,000,000 covering bodily injury and property damage; General Aggregate limit of $2,000,000; Products and Completed Operations Aggregate limit of $2,000,000 and Personal & Advertising Injury limit of $1,000,000, written on an occurrence form.

Automobile Liability Insurance. Automobile Liability Insurance covering use of all owned, non-owned, and hired automobiles with a minimum combined single limit of $1,000,000 per occurrence for bodily injury and property damage liability.

Umbrella Excess Liability Insurance. Umbrella Excess Liability Insurance on an occurrence basis with limits of not less than $5,000,000 per occurrence and a $5,000,000 annual aggregate in excess of the underlying limits and terms as set forth above for general liability, auto liability and employers liability.

“All Risk” Property Insurance. “All Risk” Property Insurance on an occurrence basis covering the replacement cost of Tenant’s personal property and leasehold improvements.

Additional Insurance. Such additional product liability insurance or endorsements thereto as Master Landlord shall from time to time require of Sublandlord with respect to the Premises, Sublandlord, Sublandlord’s sublessees or Subtenant in particular.

B.	Requirements of All Policies.

All policies of insurance required by this Insurance Appendix shall provide for the following:

(i)	Name Master Landlord, Sublandlord and its officers, directors, employees, subsidiaries, parent, if any, and agents as additional insureds except with respect to Workers’ Compensation and Employer’s Liability coverage.

(ii)	Be primary and non-contributory with respect to all obligations assumed by Subtenant pursuant to this Agreement or any other services provided, except for Workers’ Compensation and Employer’s Liability coverage.

(iii)	Be issued by insurance carriers authorized to do business under the laws of the country, state, commonwealth, province or territory in which Subtenant’s obligations are provided, and with a rating of not less than A—VII, as rated in the most currently available “Best’s Insurance Guide.”

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(v)	Include a severability of interest clause and cross-liability coverage where Sublandlord is an additional insured.

(vi)	Provide a waiver of subrogation in favor of Master Landlord, Sublandlord and its officers, directors, employees, subsidiaries, parent Sublandlord, if any, and agents, where allowed by law.

(vii)	Provide defense in addition to limits of liability.

C.	Certificates of Insurance.

Upon execution of this Agreement and each extension of the Term thereafter, Subtenant shall cause its insurers to issue certificates of insurance evidencing that the coverages and policy endorsements required under this Agreement are maintained in force and that not less than 30 days written notice shall be given to Sublandlord prior to any material modification, cancellation, or non-renewal of the policies. Certificates shall expressly confirm at least the following: (i) Sublandlord’s additional insured status on the general liability, auto liability and umbrella excess liability policies; and (ii) the waiver of subrogation applicable to the workers’ compensation and “all risk” property policies. The certificate of insurance shall be delivered to Sublandlord’s address as set forth in the Notices provision of this Agreement.

D.	Compliance and Cooperation.

Subtenant shall not violate or knowingly permit any violation of any conditions or terms of the policies of insurance described herein and shall reasonably cooperate with Sublandlord on loss prevention inspections conducted by Sublandlord’s insurers.

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